This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-116138

SUBJECT TO COMPLETION, DATED AUGUST 8, 2007

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated September 26, 2005)

$400,000,000

Marshall & Ilsley Corporation

        % Senior Notes due 2009

This is a remarketing of the $400,000,000 3.90% STACKSSM of M&I Capital Trust B that were originally issued in 2004 as a component of our 6.50% Common SPACESSM. Each Common SPACES initially consisted of (i) a contract to purchase, for $25.00, shares of our common stock on August 15, 2007 and (ii) a 1/40, or 2.5%, undivided beneficial interest in a preferred security, referred to as STACKS, of M&I Capital Trust B with an initial liquidation amount of $1,000. The assets of M&I Capital Trust B consist solely of notes issued by us to the trust. The notes have terms that are substantially similar to the terms of the STACKS. The terms of the notes will be reset in the remarketing of the STACKS to be substantially similar to the terms of the remarketed STACKS and as described in this prospectus supplement. Immediately following completion of the successful remarketing of the STACKS, we will liquidate M&I Capital Trust B and distribute the notes to purchasers in this remarketing in exchange for the STACKS.

The notes will mature on August 17, 2009. Interest on the notes is payable on February 15 and August 15 of each year, beginning on February 15, 2008. The notes will bear interest at a rate of     % per annum.

The notes will not be redeemable prior to their maturity or subject to any sinking fund provision.

The notes are our unsecured and unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated debt outstanding from time to time.

Investing in the notes involves risks. You should read carefully the section entitled “ Risk factors” beginning on page S-10 of this prospectus supplement and the documents incorporated herein by reference before you make any decision to invest in the notes.

	Price to public	Remarketing fee to remarketing agents

Per Note(1)%		%
Total	$	$

(1)	Plus accrued interest from and including August 15, 2007, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposits, savings accounts or other obligations of any bank or savings association. The notes are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other government agency or insurer.

The remarketing agents, J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, expect to deliver the notes in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream and the Euroclear System, to investors on or about August 15, 2007.

Remarketing Agents

JPMorgan	Merrill Lynch & Co.

August     , 2007

Prospectus Supplement

Prospectus

About This Prospectus	1
Where You Can Find More Information	1
Forward-Looking Statements	2
Marshall & Ilsley Corporation	3
The Trusts	4
The LLCs	5
Use of Proceeds	6
Ratio of Earnings to Fixed Charges	6
Description of M&I Senior and Subordinated Debt Securities	6
Description of M&I Junior Subordinated Debt Securities	13
Description of LLC Debt Securities and Related M&I Guarantees	26
Description of Common Stock	39
Description of Preferred Stock	44
Description of Depositary Shares	47

Description of Purchase Contracts	50

Description of Units	51

Description of Warrants	51

Description of Trust Preferred Securities	54

Description of Trust Common Securities	64

Description of Trust Preferred Securities Guarantees	65

Relationship Among Trust Preferred Securities, Corresponding Debt Securities and M&I Guarantees	67

Certain ERISA Considerations	69

Global Securities	70

Plan of Distribution	73

Legal Matters	75
Experts	75

You should rely only on the information contained in this document or to which we refer you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

We are offering the notes for sale in those jurisdictions in the United States, and elsewhere where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in some jurisdictions may be restricted by law. If you possess this prospectus supplement and the accompanying prospectus, you should find out about and observe these restrictions. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale.

In this prospectus supplement and accompanying prospectus, unless otherwise specified or the context otherwise requires, references to “Marshall & Ilsley,” “we,” “us” and “our” are to Marshall & Ilsley Corporation and its consolidated subsidiaries, and references to “dollars” and “$” are to United States dollars.

Cautionary statements regarding forward-looking statements

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement contain statements that may constitute forward-looking statements within the meaning of the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, such as statements other than historical facts contained or incorporated by reference in this report. These forward-looking statements include statements with respect to our financial condition, results of operations, plans, objectives, future performance and business, including statements preceded by, followed by or that include the words “believes,” “expects,” or “anticipates,” references to estimates or similar expressions. Future filings by us with the Securities and Exchange Commission, and future statements other than historical facts contained in written material, press releases and oral statements issued by us, or on our behalf, may also constitute forward-looking statements.

All forward-looking statements contained in this prospectus supplement, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, or which may be contained in future statements made for or on behalf of us, are based upon information available at the time the statement is made and we assume no obligation to update any forward-looking statements, except as required by federal securities law. Forward-looking statements are subject to significant risks and uncertainties, and our actual results may differ materially from the results discussed in such forward-looking statements. Factors that might cause actual results to differ from the results discussed in forward-looking statements include, but are not limited to, the risk factors set forth under “Risk factors” and the documents incorporated by reference.

Prospectus supplement summary

This summary highlights important information about us and this offering. It does not contain all the information that is important to you in connection with your decision to invest in the notes. You should read this entire prospectus supplement and the accompanying prospectus, including the information set forth in “Risk factors” and all the information incorporated by reference, before making an investment decision.

Marshall & Ilsley Corporation

Marshall & Ilsley Corporation, incorporated in Wisconsin, is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”), and is certified as a financial holding company under the Gramm-Leach-Bliley Act. As of June 30, 2007, we had consolidated total assets of approximately $58.3 billion and consolidated total deposits of approximately $35.0 billion, making us the largest bank holding company headquartered in Wisconsin.

Our principal assets are the stock of our bank and nonbank subsidiaries, which, as of June 30, 2007, included six bank and trust subsidiaries, Metavante Corporation (“Metavante”) and a number of companies engaged in businesses that the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) has determined to be closely-related or incidental to the business of banking. We provide our subsidiaries with financial and managerial assistance in such areas as budgeting, tax planning, auditing, compliance assistance, asset and liability management, investment administration and portfolio planning, business development, advertising and human resources management.

Our bank subsidiaries provide a full range of banking services to individuals, businesses and governments throughout Wisconsin, Arizona, Florida, Missouri and Kansas, the Minneapolis/St. Paul, Minnesota and Tulsa, Oklahoma metropolitan areas, Las Vegas, Nevada and Belleville, Illinois. These subsidiaries offer retail, institutional, business, international and correspondent banking and investment services through the operation of 192 banking offices in Wisconsin, 48 offices in Arizona, 30 offices in Florida, 21 offices in Missouri, 23 offices in Minnesota, 11 offices in Kansas, 3 offices in Oklahoma, and one office each in Illinois and Nevada, as well as through the Internet. We have signed an agreement to sell our 3 Oklahoma offices. Our bank subsidiaries hold a significant portion of their mortgage loan and investment portfolios indirectly through their ownership interests in direct and indirect subsidiaries. Our subsidiary M&I Marshall & Ilsley Bank is our largest bank subsidiary, with consolidated assets as of June 30, 2007 of approximately $50.4 billion.

Metavante, our wholly-owned subsidiary, provides technology products, software and services, including data processing, to financial institutions and other companies in the United States and abroad. Metavante’s clients include large banks, mid-tier and community banks and other financial services providers. Metavante’s Financial Services Group provides data processing for deposit and loan account management; general ledger; customer information systems and data warehouse services; electronic banking products and technology; image-based and conventional check processing for financial institutions; and trust and wealth management account processing. Its Payment Solutions Group provides debit, stored-value, and credit card processing; card personalization; ATM management; a national ATM and PIN-debit network; and transaction and merchant processing services. It also provides electronic bill presentment and payment services, as well as payment and settlement of bill payment transactions for consumers and businesses.

On April 3, 2007, we announced that we had entered into a definitive agreement with a fund managed by Warburg Pincus LLC pursuant to which we will separate Marshall & Ilsley Corporation and Metavante Corporation into two separate, publicly-traded companies (the “Separation”). The Separation will be implemented through a spin-off of Marshall & Ilsley Corporation and is intended to be tax-free to us and our shareholders. Subject to the approval of our shareholders and approval by the Internal Revenue Service and other regulators, it is anticipated that the Separation will be completed in the fourth quarter of 2007. Upon completion of the Separation, we will receive a capital infusion of approximately $1.67 billion, which will be used to grow our business.

We will effect several significant steps as part of the Separation. Among other things, the existing Marshall & Ilsley Corporation, the issuer of the notes, will convert into a Wisconsin limited liability company and become a subsidiary of a new Marshall & Ilsley Corporation. Following the Separation, the limited liability company will continue to own directly or indirectly our entire banking and trust business and will continue to be regulated as a bank holding company by the Federal Reserve Board under the BHCA. All of the indebtedness of the existing Marshall & Ilsley Corporation, including the notes, will represent indebtedness of the limited liability company and not that of the new Marshall & Ilsley Corporation.

The mailing address of our principal executive offices is 770 North Water Street, Milwaukee, Wisconsin 53202, our telephone number is (414) 765-7700 and our website address is www.micorp.com. Information contained on our website is not a part of this prospectus supplement.

Summary of the remarketing

Issuer	Marshall & Ilsley Corporation

Notes

$400,000,000 aggregate principal amount of         % senior notes due 2009. The notes are being issued in connection with the remarketing of $400,000,000 3.90% STACKS of M&I Capital Trust B, originally issued in 2004 as a component of our 6.50% Common SPACES. Immediately following completion of the successful remarketing of the STACKS, we will liquidate M&I Capital Trust B and distribute the notes to purchasers in this remarketing in exchange for the STACKS.

Maturity	The notes will mature on August 17, 2009.

Interest Rate	The notes will bear interest at a rate of % per annum.

Interest Payment Dates	February 15 and August 15 of each year, beginning February 15, 2008.

Redemption	We may not redeem the notes prior to maturity. There is no sinking fund for the notes.

Use of Proceeds

The proceeds from the remarketing, after deducting the remarketing fee, will be used to satisfy the obligations of holders of Common SPACES to purchase our common stock under the stock purchase contract underlying the Common SPACES. Any proceeds remaining after the satisfaction of holders’ obligations under the stock purchase contract will be remitted to the holders participating in the remarketing.

Ranking

The notes are our unsecured and unsubordinated obligations and rank equally with all of our other unsecured and unsubordinated debt from time to time outstanding. The notes are our obligations exclusively and not the obligations of any of our subsidiaries.

Denominations and Form

We will issue the notes in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company, or DTC. Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream Banking, societe anonyme and Euroclear Bank, S.A./ N.V., as operator of the Euroclear System, will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive notes in definitive form and will not be considered holders of notes under the indenture. The notes will be issued only in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Further Issues

We may from time to time, without notice to or the consent of the holders of the notes, create and issue additional debt securities having the same terms as and ranking equally and ratably with the notes in all respects, as described under “Description of Notes—General.”

Risk Factors

Investing in the notes involves risks. You should read carefully the section entitled “Risk factors” beginning on page S-10 of this prospectus supplement and the documents incorporated herein by reference before you make any decision to invest in the notes.

Summary consolidated financial data

The following table sets forth our summary consolidated financial data on a historical basis for the six months ended June 30, 2007 and June 30, 2006 and the five years ended December 31, 2006. The year-end financial data have been derived from our audited financial statements. The financial data for the interim periods have been derived from our unaudited condensed consolidated financial statements and include, in the opinion of our management, all adjustments, consisting of normal recurring accruals necessary for a fair presentation of the financial data. Financial data for interim periods are not necessarily indicative of results that may be expected for any other interim period or the fiscal year. The information below should be read in conjunction with the historical financial information that we have presented in our prior SEC filings and have incorporated into this prospectus supplement by reference.

	For the Six Months Ended June 30, (unaudited)		For the Twelve Months Ended December 31,

	2007	2006	2006	2005	2004	2003	2002

			($000’s)
Income Statement Data:
Interest and Fee Income	$1,780,422	$1,476,751	$3,212,500	$2,246,631	$1,694,355	$1,562,148	$1,588,345
Interest Expense	994,215	774,833	1,722,201	981,397	533,798	472,634	561,038

Net Interest Income	786,207	701,918	1,490,299	1,265,234	1,160,557	1,089,514	1,027,307
Provision for Loan and Lease Losses	43,174	22,048	50,551	44,795	37,963	62,993	74,416

Net Interest Income After Provision for Loan and Lease Losses	743,033	679,870	1,439,748	1,220,439	1,122,594	1,026,521	952,891
Other Income	1,044,138	911,846	1,915,421	1,716,259	1,417,930	1,183,573	1,061,679
Other Expense	1,129,503	1,049,389	2,159,537	1,879,044	1,628,684	1,485,587	1,331,206
Provision for Income Taxes	220,617	178,713	387,794	351,464	305,987	202,060	225,455

Net Income	$437,051	$363,614	$807,838	$706,190	$605,853	$522,447	$457,909

Average Balance Sheet Data:
Cash and Due from Banks	$1,047,286	$1,005,507	$1,023,782	$966,078	$835,391	$752,215	$708,256
Total Investment Securities	7,859,207	7,116,820	7,340,825	6,446,615	6,065,234	5,499,316	5,282,681
Net Loans and Leases	42,081,936	36,809,711	38,722,028	31,413,497	26,661,090	24,044,753	20,725,780
Total Assets	57,110,809	50,219,455	52,651,098	43,283,541	37,162,594	33,268,021	29,202,650
Total Deposits	32,839,354	30,124,595	31,588,821	26,101,473	23,987,935	21,985,878	18,642,987
Long-term Borrowings	11,783,701	9,728,869	10,071,717	8,193,001	5,329,571	3,798,851	2,693,447
Shareholders’ Equity	6,391,723	5,241,276	5,600,906	4,357,314	3,564,243	3,291,827	2,806,655

Summary unaudited condensed pro forma consolidated financial information relating to the separation

Metavante, our wholly-owned subsidiary, provides technology products and services for the financial services industry. Our Board of Directors has approved a plan to separate our banking business and Metavante’s business into two separate, publicly-traded companies. Following completion of the Separation and related transactions, subject to the approval of our shareholders and regulatory approvals, our shareholders will own 75 percent of the shares of Metavante. WPM, L.P., a limited partnership organized by Warburg Pincus Private Equity IX, L.P., a global private equity investment fund managed by Warburg Pincus LLC, will invest $625 million in Metavante to acquire 25 percent of the shares of Metavante. The Separation is expected to be completed in the fourth quarter of 2007.

The following table sets forth summary unaudited condensed pro forma consolidated financial information giving effect to the Separation. This information is qualified by reference to, and should be read in conjunction with, the information incorporated by reference in the prospectus supplement.

Our unaudited condensed pro forma consolidated results of operations information for the six months ended June 30, 2007 and for the year ended December 31, 2006 has been prepared as though the Separation and related transactions had occurred as of January 1, 2006. Our unaudited condensed pro forma consolidated balance sheet information as of June 30, 2007 has been prepared as though the Separation and related transactions had occurred on June 30, 2007.

Our unaudited condensed pro forma consolidated financial information is derived from our unaudited condensed pro forma consolidated financial statements, which will be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 and incorporated by reference in this prospectus supplement prior to the remarketing date. Our unaudited condensed pro forma consolidated financial statements are derived from our historical consolidated financial statements and adjusted to give effect to:

•	our contribution of our non-Metavante business to the new Marshall & Ilsley Corporation;

•

the distribution of approximately 257,112,705 shares of our common stock in connection with the share distribution that will occur in the Separation (based on the number of shares of our common stock outstanding as of June 30, 2007);

•

payment by Metavante of certain intercompany indebtedness plus accrued and unpaid interest owed to us (the amount currently owed is approximately $982 million) and the receipt by us of $1.665 billion in cash from Metavante (which includes the $625 million of proceeds from the sale of Metavante common stock to WPM, L.P.) after the Separation; and

•	the removal of the operations of Metavante.

The share numbers and dollar and settlement amounts are based on our share numbers and balances as of and for the periods presented.

The pro forma adjustments are based upon available information and assumptions that our management believes are reasonable; however, such adjustments are subject to change. In addition, such adjustments are estimates and may not prove to be accurate.

Non-recurring charges related to the transactions other than those transactions costs actually incurred in the six months ended June 30, 2007, including charges related to the issuance of fully vested equity based awards and transaction expenses in the amount of approximately $33.5 million, have been excluded from the unaudited condensed pro forma consolidated statements of earnings. In addition, the unaudited condensed pro forma consolidated statements of earnings do not give effect to changes in certain costs we expect to incur associated with operating as a stand-alone company.

	Six Months Ended June 30, 2007	Year Ended December 31, 2006

	($000’s)
Unaudited pro forma statement of earnings information:
Net interest income	$841,972	$1,597,059
Provision for loan and lease losses	43,174	50,551
Total other income	342,115	581,686
Total other expense	578,498	1,083,542
Income before income taxes	562,415	1,044,652
Net Income	375,954	705,891

June 30, 2007
($000’s)
Unaudited pro forma balance sheet information (at period end):
Net loans and leases	$42,756,584
Total assets	55,788,065
Total deposits	35,249,093
Short-term borrowings	5,814,754
Long-term borrowings	7,204,385
Total shareholders’ equity	6,745,974

See “Unaudited Condensed Pro Forma Consolidated Financial Statements of New Marshall & Ilsley” to be included in Exhibit 99(b) of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.

Risk factors

An investment in the notes involves risks. You should carefully consider the following information, together with the other information in this prospectus supplement and the accompanying prospectus and the documents that are incorporated by reference, including the risk factors described in our annual report on Form 10-K and quarterly reports on Form 10-Q, before investing in the notes. See also “Cautionary statements regarding forward-looking statements” in this prospectus supplement.

Risks relating to the notes

An investment in the notes includes the following risks.

Following the Separation, the notes will represent indebtedness of a subsidiary of a new holding company.

As described in this prospectus supplement and in the documents incorporated herein by reference, we have decided to separate our Metavante business and our remaining bank and trust business into two separate, publicly-traded companies. We will effect several significant steps as part of that transaction. Among other things, the existing Marshall & Ilsley Corporation, the issuer of the notes, will convert into a Wisconsin limited liability company and become a subsidiary of a new Marshall & Ilsley Corporation.

Following the Separation, all of the indebtedness of the existing Marshall & Ilsley Corporation, including the notes, will represent indebtedness of the limited liability company and not that of the new Marshall & Ilsley Corporation. After the Separation, the limited liability company will continue to be regulated as a bank holding company by Federal Reserve Board pursuant to the BHCA.

Uncertainties with respect to the proper U.S. federal income tax treatment of the notes and other applicable M&I debt following the Separation may affect the amount, timing, and character of income, gain or loss realized by holders of the notes.

Following the Separation, although there will be a change in obligor (i.e., issuer) of the notes and other applicable debt (from Marshall & Ilsley to a successor entity), we intend to treat this change as not giving rise to a “deemed” exchange for U.S. federal income tax purposes. However, the IRS may assert that, for U.S. federal income tax purposes, this change results in a “deemed” exchange of the notes or other applicable debt for “new” notes or “new” debt, which could significantly alter the amount, timing, and character of income, gain or loss you realize on the notes. See “Material United States federal income tax consequences.”

Uncertainties with respect to the proper application of the contingent payment debt regulations may affect the amount, timing and character of income, gain or loss realized by holders of the notes.

Because of the manner in which the interest rate on the notes is reset, we believe interest paid on the notes should be taxable to you as ordinary interest income at the time it is received or accrued, depending upon the method of accounting applicable to you. However, the IRS may assert that, for U.S. federal income tax purposes, the notes are contingent payment debt obligations, which could significantly alter the amount, timing, and character of income, gain or loss you realize on the notes. See “Material United States federal income tax consequences.”

The secondary market for the notes may be illiquid.

We do not expect to list the notes. There can be no assurance as to the liquidity of any market that may develop for the notes, your ability to sell the notes or whether a trading market, if it develops, will continue.

The trading price of the notes may not fully reflect the value of their accrued but unpaid interest.

The notes may trade at a price that does not fully reflect the value of their accrued but unpaid interest. If you dispose of your notes between record dates for interest payments, you will be required to include in gross income the accrued interest through the date of disposition as ordinary income and to add this amount to your adjusted tax basis in the notes disposed of. To the extent the selling price is less than your adjusted tax basis, you will recognize a loss.

We depend on payments from our subsidiaries, and claims of holders rank junior to those of creditors of our subsidiaries.

Marshall & Ilsley Corporation is a legal entity separate and distinct from its subsidiaries. Our principal source of funds to pay dividends on our capital stock and interest on our debt is dividends from our subsidiaries. Various federal and state statutes and regulations restrict the amount of dividends our subsidiaries may pay to us. Our subsidiaries are not obligated to make required payments on our debt or other securities. Accordingly, our rights and the rights of holders of our debt and other securities to participate in any distribution of the assets or income from any subsidiary is necessarily subject to the prior claims of creditors of the subsidiary. In addition, our bank subsidiaries hold a significant portion of their mortgage and investment portfolios indirectly through their ownership interest in direct and indirect subsidiaries. The ability of our bank subsidiaries to participate in any distribution of the assets or income of the direct or indirect subsidiaries is likewise subject to the prior claims of creditors of those direct and indirect subsidiaries.

Risks relating to the Separation

Our historical consolidated financial information and our unaudited condensed pro forma consolidated financial information following the Separation are not representative of our future financial position, future results of operations or future cash flows nor do they reflect what our financial position, results of operations or cash flows would have been as a stand-alone company during the periods presented.

Following the Separation, we will be considered the divesting entity in the transactions and treated as the “accounting successor” for financial reporting purposes in accordance with EITF No. 02-11. After the Separation occurs, we will report the historical consolidated results of operations of Metavante as discontinued operations in accordance with the provisions of SFAS No. 144. Pursuant to SFAS No. 144, this presentation is not permitted until the closing date. Because our historical consolidated financial statements include the results of Metavante, they are not representative of our future financial position, results of operations or cash flows.

Our unaudited condensed pro forma consolidated financial information incorporated in this prospectus supplement includes adjustments to reflect the divestiture of Metavante. The pro forma adjustments are based upon available information and assumptions that we believe are reasonable; however, our assumptions may not prove to be accurate. In addition, our unaudited condensed pro forma consolidated financial statements do not give effect to ongoing additional costs that we expect to incur in connection with being a stand-alone company. The unaudited condensed pro forma consolidated statements of earnings also do not give effect to certain initial separation costs. Accordingly, our unaudited condensed pro forma consolidated financial statements are not representative of our future financial position, results of operations or cash flows nor do they necessarily reflect what our financial position, results of operations or cash flows would have been as a stand-alone company during the periods presented.

We may not realize the anticipated benefits from the Separation.

The success of the Separation will depend, in part, on our ability to realize the anticipated benefits of the Separation. These anticipated benefits include the availability of increased capital for us to continue our internal growth and acquisition strategies, our ability to use our capital stock as a form of currency in respect of certain acquisitions and equity-based compensation arrangements and the better alignment of employee incentive awards. We cannot assure you these benefits will be realized.

The Separation may present significant challenges.

There could be a significant degree of difficulty and management distraction inherent in the process of separating Metavante from us. These difficulties include:

•	the challenge of effecting the Separation while carrying on our ongoing operations;

•	preserving customer, distribution, supplier and other important relationships;

•	the potential difficulty in retaining key officers and personnel; and

•	separating corporate infrastructure, including systems, insurance, accounting, legal, finance, tax and human resources, for each of the two new public companies.

We and Metavante may not successfully or cost-effectively separate the companies. The failure to do so could have an adverse effect on our business, financial condition and results of operations.

The process of separating operations could cause an interruption of, or loss of momentum in, our business. Members of our senior management will be required to devote considerable amounts of time to this separation process, which will decrease the time they will have to manage their business, service existing customers, attract new customers and develop new products or strategies. If our senior management is not able to manage effectively the separation process, or if any significant business activities are interrupted as a result of the separation process, our business could suffer.

As a separate entity, we will not enjoy all of the benefits of scale that we achieve with the combined banking and Metavante businesses.

Currently, we benefit from the scope and scale of the banking and Metavante businesses in certain areas, including, among other things, risk management, employee benefits, regulatory compliance, administrative services, legal support and human resources. Our loss of these benefits as a consequence of the transactions could have an adverse effect on our business, results of operations and financial conditions following completion of the transactions. In addition, it is possible that some costs will be greater at the separate companies than they were for the combined company due to the loss of volume discounts and the position of being a large customer to service providers and vendors.

If our share distribution and transactions related to the Separation do not qualify as tax-free distributions or reorganizations under the Internal Revenue Code, then we and our shareholders may be responsible for payment of significant U.S. federal income taxes.

In transactions related to the Separation, we will distribute shares of our common stock to effect the Separation. If our share distribution does not qualify as a tax-free distribution under Section 355 of the Internal Revenue Code, Metavante would recognize taxable gain that would result in significant U.S. federal income tax liabilities to Metavante. Metavante would be primarily liable for these taxes and we would be secondarily liable. Under the terms of a tax allocation agreement related to the Separation, we will generally be required to indemnify Metavante against any such taxes unless such taxes would not have been imposed but for an act of Metavante or its affiliates, subject to specified exceptions.

Even if our share distribution otherwise qualifies as a tax-free distribution under Section 355 of the Internal Revenue Code, the distribution would result in significant U.S. federal income tax liabilities to Metavante if there is an acquisition of our stock or Metavante stock as part of a plan or series of related transactions that includes our share distribution and that results in an acquisition of 50% or more of our outstanding common stock or Metavante stock. In this situation, we may be required to indemnify Metavante under the terms of a tax allocation agreement related to the Separation unless such taxes would not have been imposed but for specified acts of Metavante or its affiliates. In addition, mutual indemnity obligations in the tax allocation agreement could discourage or prevent a third party from making a proposal to acquire either us or Metavante.

We have limited ability to issue common equity for at least two years following completion of the Separation, which could limit our ability to make acquisitions or to raise capital required to service our debt and operate our business.

The amount of common equity that we can issue to make acquisitions (excluding acquisitions with respect to which we can prove the absence of “substantial negotiations” during applicable safe harbor periods) or raise additional capital will be limited for at least two years following completion of the Separation, except under certain circumstances. These limitations may restrict our ability to carry out our business objectives and to take advantage of opportunities such as acquisitions that could supplement or grow our business.

The loss of the assets, revenue and cash flows of Metavante may adversely affect our financial position and results of operations.

The assets, revenue, cash flows and results of operations of Metavante are currently included in our consolidated financial statements. If the Separation is completed, the assets, revenue, cash flows and results of operations of Metavante will no longer be included in our consolidated financial statements and our financial position and results of operations will therefore be significantly different than prior to the Separation. Following completion of the Separation, we will have fewer assets and less revenue and cash flows than we currently have on a consolidated basis. For the second quarter ended June 30, 2007, Metavante’s business represented approximately 25.3% of our total consolidated revenues and 19.5% of our consolidated net income.

If the Separation is completed, any financing we obtain in the future could involve higher costs.

Following completion of the Separation, any financing that we obtain will be with the support of a reduced pool of diversified assets and a significant amount of outstanding debt, and therefore we may not be able to secure adequate debt or equity financing on desirable terms. The cost to us of financing without Metavante may be materially higher than the cost of financing prior to the Separation. If we have credit ratings lower than we currently have, it could be more expensive for us to obtain debt financing than it has been.

Failure to complete the Separation could adversely impact our business and operating results.

If the Separation is not completed for any reason, we may be subject to certain risks, including:

•	depending on the reasons for termination of the investment agreement with Warburg Pincus LLC, the requirement that we pay Warburg Pincus LLC a termination fee of $75 million;

•

substantial costs related to the Separation and related transactions, such as legal, accounting, registration, advisory and printing fees, must be paid regardless of whether the transactions are completed; and

•	potential disruption to our business and distraction of our workforce and management team.

Ratios of earnings to fixed charges

Our ratios of earnings to fixed charges were as follows for the periods indicated in the table below:

	For the Six Months Ended June 30,	For the Twelve Months Ended December 31,

	2007	2006	2005	2004	2003	2002

Ratios of Earnings to Fixed Charges
Excluding Interests on Deposits	2.57x	2.73x	3.28x	4.24x	3.71x	3.27x
Including Interests on Deposits	1.65x	1.68x	2.05x	2.64x	2.46x	2.17x

Our ratios of earnings to fixed charges were computed based on:

•	“earnings,” which consist of net income before deducting income taxes and fixed charges; and

•	“fixed charges,” which consist of total interest charges, interest factor of rents and amortization of debt discount, premium and expense.

Use of proceeds

The proceeds from the remarketing of the STACKS, after payment of the remarketing fee, will be used to satisfy the obligations of holders of Common SPACES to purchase our common stock under the stock purchase contract underlying the Common SPACES. Any proceeds remaining after the satisfaction of holders’ obligations under the stock purchase contract will be remitted to the holders participating in the remarketing.

Relationship of the SPACES, STACKS and the notes

In July 2004, we issued and sold 16,000,000 Common SPACES. Each Common SPACES had a stated amount of $25 and consisted of (i) a contract to purchase, for $25.00, shares of our common stock on August 15, 2007 and (ii) a 1/40, or 2.5%, undivided beneficial interests in a preferred security, referred to as STACKS, of M&I Capital Trust B with an initial liquidation amount of $1,000.

M&I Capital Trust B is a trust formed under Delaware law pursuant to an Amended and Restated Trust Agreement dated as of July 29, 2004 (the “Trust Agreement”) between us, as sponsor of the trust, BNY Midwest Trust Company, as property trustee, and The Bank of New York (Delaware), as Delaware trustee. The STACKS represent remarketable preferred securities of M&I Capital Trust B and have an initial liquidation amount of $1,000 per STACKS.

Distributions on the STACKS are cumulative and payable at the rate of 3.90% of the initial liquidation amount quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, subject to deferral as described in the Trust Agreement. In connection with the remarketing, the remarketing agents will reset the rate on the STACKS as described in the Trust Agreement, subject to a reset cap, and the interest rate on the notes automatically will be reset to equal the distribution rate on the STACKS. The remarketing agents will reset the distribution rate on the STACKS to the rate set forth on the cover page of this prospectus supplement as the interest rate on the notes. The STACKS have no stated maturity but must be redeemed upon the maturity of the notes or their earlier redemption. The notes currently mature on August 17, 2038. In connection with the remarketing of the STACKS and as permitted in the Trust Agreement and the indenture governing the notes, we have elected to change the maturity of the notes to August 17, 2009. In connection with the remarketing of the STACKS and as permitted in the Trust Agreement and the notes governing the notes, we have elected that the notes will no longer be subordinated.

Immediately following completion of the successful remarketing of the STACKS, we will liquidate M&I Capital Trust B and distribute the debt securities held by M&I Capital Trust B (that is, the notes described in this prospectus supplement) to the purchasers in the remarketing in exchange for the STACKS.

Under the terms of the agreements governing the Common SPACES and STACKS, we have engaged J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as remarketing agents and reset agents, to remarket the STACKS on behalf of the holders (other than those holders who have elected not to participate in the remarketing) pursuant to a remarketing agreement between us and the remarketing agents. Pursuant to the remarketing agreement, the remarketing agent will retain a remarketing fee of 20 basis points (0.20%) of the aggregate liquidation amount of the STACKS that are remarketed. The net proceeds of the remarketing of the STACKS will be used to satisfy the obligations of holders of Common SPACES to purchase our common stock under the stock purchase contract underlying the Common SPACES. Any proceeds remaining after the satisfaction of holders’ obligations under the stock purchase contract will be remitted to the holders participating in the remarketing.

For further information concerning M&I Capital Trust B, the Common SPACES and the STACKS, see the forms of stock purchase contract agreement, pledge agreement, amended and restated trust agreement, guarantee agreement, first supplemental indenture to junior subordinated indenture and junior subordinated indenture incorporated as exhibits to the registration statement of which the accompanying prospectus forms a part.

Description of notes

This description of the terms of the notes adds information to the description of the general terms and provisions of debt securities in the accompanying prospectus. If this description differs in any way from the description in the accompanying prospectus, you should rely on this description.

In this section “Description of Notes,” references to “Marshall & Ilsley,” “we,” “us” and “our” are to Marshall & Ilsley Corporation, the issuer of the notes.

General

The notes were originally issued on July 29, 2004 to M&I Capital Trust B and are governed by the junior subordinated indenture dated as of June 1, 2004 between us and BNY Midwest Trust Company, as trustee, as supplemented by a first supplemental indenture dated as of July 29, 2004 (collectively, the “Indenture”). In connection with this remarketing, we have elected to change certain of the terms of the notes as permitted by the Indenture in order to provide for the terms set forth herein. See “Description of M&I Junior Subordinated Debt Securities” in the accompanying prospectus for further information about the Indenture. The subordination provisions described in such section do not apply to the notes.

The notes are our unsecured and unsubordinated obligations, are not deposits, savings accounts or other obligations of any bank or savings association, and will rank prior to all of our subordinated indebtedness and on an equal basis with all of our other senior unsecured indebtedness.

The principal of the notes is due and payable on August 17, 2009.

The Indenture does not limit the amount of notes, debentures or other evidences of indebtedness that we may issue under the Indenture and provides that notes, debentures or other evidences of indebtedness may be issued from time to time in one or more series. We may from time to time, without giving notice to or seeking the consent of the holders of the notes, issue debt securities having the same ranking and the same interest rate, maturity and other terms (other than original issue price and interest accrual date) as the notes issued in this remarketing. Any additional debt securities having such similar terms, together with the applicable notes, will constitute a single series of securities under the Indenture.

The notes are issued in the form of one or more fully registered global securities in denominations of $1,000 or integral multiples of $1,000.

Interest

Payment of interest

We will pay interest on the notes semi-annually on February 15 and August 15 of each year, commencing February 15, 2008 and on the maturity date, in each case, to the persons in whose names the notes are registered at the close of business on the first day of the month (whether or not a business day) immediately preceding the related interest payment date. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. We will make payments of principal and interest through the trustee to The Depository Trust Company (“DTC”), the depository for the notes, as long as the notes are in book-entry form.

Interest payable on any interest payment date or the maturity date shall be the amount of interest accrued from, and including, the next preceding interest payment date in respect of which interest has been paid or duly provided for to, but excluding, such interest payment date or maturity date, as the case may be. If any interest payment date (other than the maturity date) would otherwise be a day that is not a business day, such interest payment date will be postponed to the next succeeding day that is a business day. If the maturity date of the notes falls on a day that is not a business day, the related payment of principal and interest will be made on the next succeeding business day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next succeeding business day.

Rate of interest

The notes will bear interest at the rate of         % per annum beginning August 15, 2007.

Redemption

We may not redeem the notes prior to maturity. There is no sinking fund for the notes.

Book-entry delivery and settlement

Global notes

We will issue the notes in the form of one or more global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC.

DTC, Clearstream and Euroclear

Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through either DTC (in the United States), Clearstream Banking, societe anonyme, Luxembourg, which we refer to as Clearstream, or Euroclear Bank S.A./ N.V., as operator of the Euroclear System, which we refer to as Euroclear, in Europe, either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC.

DTC has advised us as follows:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act.

•

DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, hereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

•	DTC is owned by a number of its direct participants and by The New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc.

•

Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Section. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./ N.V., which we refer to as the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, which we refer to as the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the underwriters nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

We expect that under procedures established by DTC:

•

upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes; and

•

ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture and under the notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the indenture or under the notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the indenture or a global note.

Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the notes.

Payments on the notes represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the notes represented by a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

Distributions on the notes held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the notes held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearance and settlement procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

Because of time-zone differences, credits of the notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

Certificated notes

We will issue certificated notes to each person that DTC identifies as the beneficial owner of the notes of either series represented by a global note upon surrender by DTC of the global note if:

•

DTC notifies us that it is no longer willing or able to act as a depositary for such global note or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;

•	an event of default has occurred and is continuing, and DTC requests the issuance of certificated notes; or

•	we determine not to have the notes of such series represented by a global note.

Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the notes. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes to be issued.

Global clearance and settlement procedures

You will be required to make your initial payment for the notes in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Governing law

The Indenture and the notes are governed by and construed in accordance with the laws of the State of New York.

Material United States federal income tax consequences

The following is a discussion of the principal U.S. federal income tax consequences of the purchase, ownership and disposition of STACKS and notes. This discussion is addressed to holders who purchase STACKS in the remarketing at the price indicated on the cover of this prospectus supplement and hold the STACKS (or the note received in exchange therefor) as capital assets. This discussion is based upon the Internal Revenue Code of 1986 as amended (the “Code”), U.S. Treasury regulations (including proposed U.S. Treasury regulations), Internal Revenue Service (the “IRS”) rulings and pronouncements and judicial decisions now in effect, all of which are subject to change or differing interpretations, possibly with retroactive effect.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances, such as holders who are subject to special tax treatment (for example, (1) banks, regulated investment companies, insurance companies, dealers in securities or currencies, traders in securities electing to mark to market, or tax-exempt organizations, or (2) persons holding the STACKS or a note as part of a straddle, hedge, conversion transaction or other integrated investment), nor does it address alternative minimum, state, local or foreign taxes.

Prospective investors are urged to consult their tax advisors with respect to the U.S. federal income tax consequences of the purchase, ownership and disposition of a note, in light of their own particular circumstances, as well as the effect of any state, local or foreign tax laws.

Dissolution of M&I Capital B Trust

In connection with a successful remarketing, you will acquire a STACKS. We have exercised our option, as the holder of all the common securities of the M&I Capital B Trust, to dissolve the M&I Capital B Trust and distribute to you the assets of M&I Capital B Trust, which consist solely of the notes, in exchange for the STACKS.

Assuming full compliance with the terms of the Trust Agreement, M&I Capital B Trust is classified as a grantor trust for U.S. federal income tax purposes. Accordingly, for U.S. federal income tax purposes, upon the acquisition of STACKS in the remarketing, you will be treated as purchasing and owning an undivided beneficial ownership interest in the notes. Based on this treatment, the dissolution of M&I Capital B Trust and the distribution to you of the notes will not be a taxable event to you for U.S. federal income tax purposes, your tax basis in the notes received generally would be the same as your tax basis in the STACKS (which you exchange for the notes), and your holding period in the notes received generally will include your holding period in the STACKS exchanged therefor.

Classification of the notes

Generally, characterization of an obligation as indebtedness for U.S. federal income tax purposes is made at the time of the issuance of the obligation. At the time of the issuance of the notes, we have treated and will continue to treat the notes as indebtedness for U.S. federal income tax purposes. Our view of the notes is not binding on the IRS or any court, however, and the IRS may assert that, for U.S. federal income tax purposes, the notes are not properly treated as indebtedness, or that the notes are contingent payment debt obligations, which treatment could significantly alter the amount, timing, and character of income, gain or loss you realize on the notes. You should consult your tax advisor concerning alternative treatments of the notes.

The remarketing includes certain adjusted terms to the notes, not only with respect to the interest rate but also with respect to other terms, for example, the maturity date. We believe that the adjustments to the terms of the notes, such as interest rate, interest payment dates, subordination, and maturity, should not result in a deemed reissuance of the notes for U.S. federal income tax purposes. Accordingly, there should be no original issue discount created on the adjustment of the terms in connection with the remarketing. However, it is possible that the IRS would disagree with this treatment of the notes for U.S. federal income tax purposes, which treatment could significantly alter the amount, timing, and character of income, gain or loss you realize on the notes. You should consult your tax advisor concerning alternative treatments of the notes.

You should also note that following the Separation, although there will be a change in obligor (i.e., issuer) of the notes (from Marshall & Ilsley to a successor entity), we intend to treat this change as not giving rise to a “deemed” exchange for U.S. federal income tax purposes. However, the IRS may assert that, for U.S. federal income tax purposes, this change results in a “deemed” exchange of the notes for “new” notes, which treatment could significantly alter the amount, timing, and character of income, gain or loss you realize on the notes. You should consult your tax advisor concerning a possible “deemed” exchange of the notes.

Tax consequences to U.S. holders

The following summary applies to U.S. holders. The summary assumes that the notes will be treated as indebtedness, and that neither the remarketing nor the change in issuer in the Separation will result in an actual or deemed exchange. The term “U.S. holder” means a beneficial owner of a note that is (1) a citizen or resident of the United States; (2) a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust if (a) a court within the United States can exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust or (b) the trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes. A “Non-U.S. holder” is any beneficial holder of a note that is not a U.S. holder. If a partnership holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership.

Amortizable bond premium

If a U.S. holder’s tax basis in a note, immediately after the purchase, is greater than the stated redemption price at maturity of the note, the holder will be considered to have purchased the note with amortizable bond premium. In general, amortizable bond premium with respect to any note will be equal in amount to the excess, if any, of the tax basis (reduced as set forth in the following sentence) over the stated redemption price at maturity of the note. The U.S. holder may elect to amortize any such bond premium, using a constant yield method, over the remaining term of the note. A U.S. holder may generally use the amortizable bond premium allocable to an accrual period to offset qualified stated interest required to be included in such holder’s income with respect to the note in that accrual period. A U.S. holder who elects to amortize bond premium must reduce its tax basis in the note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. holder and may be revoked only with the consent of the IRS.

Payments of interest

We will continue to treat, and will report accordingly, interest paid on notes as taxable to you as ordinary interest income at the time it is received or accrued, depending upon the method of accounting applicable to you. However, it is possible that the IRS would disagree with this treatment of the notes, including treating the notes as contingent payment debt obligations for U.S. federal income tax purposes, which treatment could significantly alter the amount, timing, and character of income, gain or loss you realize on the notes. You should consult your tax advisor concerning alternative treatments of the notes.

Sale, exchange or other disposition of the notes

Upon a sale, exchange or other disposition of a note (including a redemption), you will generally recognize gain or loss equal to the difference between the amount realized on the disposition and your adjusted tax basis in the note. Such gain or loss generally will be capital gain or loss (except to the extent of any positive adjustment that you have not yet accrued and included in income, which will be treated as interest income) and generally will be long-term capital gain or loss if you held the note for more than one year immediately prior to such disposition. Long-term capital gains of non-corporate taxpayers are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. If you sell a note at a loss that meets certain thresholds, you may be required to file a disclosure statement with the IRS.

Backup withholding and information reporting

Unless a U.S. holder is an exempt recipient, such as a corporation, payments under a note and the proceeds received from the sale of a note, may be subject to information reporting and may also be subject to U.S. federal backup withholding tax if such U.S. holder fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable U.S. information reporting or certification requirements. Any amounts so withheld do not constitute a separate tax and will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability.

Tax consequences to Non-U.S. holders

The following summary applies to Non-U.S. holders. Special rules may apply if a Non-U.S. holder is a “controlled foreign corporation” or “passive foreign investment company,” as defined under the Code, and to certain expatriates or former long-term residents of the United States. If you fall within any of the foregoing categories, you should consult your own tax advisor to determine the U.S. federal, state, local and foreign tax consequences that may be relevant to you.

U.S. federal withholding tax

Subject to the discussion below concerning backup withholding, U.S. federal withholding tax will not apply to any payment of principal or interest on the notes, provided that:

•	you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the Treasury regulations;

•	you are not a controlled foreign corporation that is related, directly or indirectly, to us through stock ownership; and

•

(a) you provide your name, address and certain other information on IRS Form W-8BEN (or a suitable substitute form), and certify, under penalties of perjury, that you are not a U.S. person or (b) you hold your notes through certain foreign intermediaries or certain foreign partnerships and certain certification requirements are satisfied.

Interest payments that are effectively connected with the conduct of a trade or business by you within the United States (and, where an applicable tax treaty so provides, are also attributable to a U.S. permanent establishment maintained by you) are not subject to the U.S. federal withholding tax, but instead are subject to U.S. federal income tax, as described below.

If you cannot satisfy the requirements described above, payments of interest will be subject to a 30% U.S. federal withholding tax unless a tax treaty applies or the interest payments are effectively connected with the conduct of a U.S. trade or business. If a tax treaty applies to you, you may be eligible for a reduced rate of withholding. In order to claim any exemption from or reduction in the 30% withholding tax, you must provide a properly executed IRS Form W-8BEN (or suitable substitute form) claiming a reduction of or an exemption from withholding under an applicable tax treaty.

U.S. Federal income tax

If you are engaged in a trade or business in the United States (and, where an applicable tax treaty so provides, you maintain a permanent establishment within the United States) and interest on the notes is effectively connected with the conduct of such trade or business (and, where an applicable tax treaty so provides, attributable to such permanent establishment), you will be subject to U.S. federal income tax (but not U.S. federal withholding tax, provided you provide a properly executed Form W-8ECI (or suitable substitute form) is provided) on such interest on a net income basis in generally the same manner as if you were a U.S. person. In addition, in certain circumstances, if you are a foreign corporation, you may be subject to a 30% (or, if a tax treaty applies, such lower rate as provided) branch profits tax.

Any gain or income realized on the disposition of a note will generally not be subject to U.S. federal income tax unless:

•

such gain or income is effectively connected with your conduct of a trade or business in the United States (and, where an applicable tax treaty so provides, is also attributable to a permanent establishment within the United States maintained by you); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

Backup withholding and information reporting

Unless you are an exempt recipient, such as a corporation, interest payments on the notes and the proceeds received from a sale of notes may be subject to information reporting and may also be subject to U.S. federal backup withholding at the applicable rate if you fail to comply with applicable U.S. information reporting or certification requirements. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid the backup withholding tax as well. Any amounts so withheld under the backup withholding rules may be allowed as a credit against your U.S. federal income tax liability provided you furnish the required information to the IRS.

Remarketing

Under the terms of a remarketing agreement between us and J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as remarketing agents, the remarketing agents have agreed to use their commercially reasonable efforts to offer notes in connection with the remarketing of the STACKS to obtain a price that results in proceeds, net of remarketing fees, of at least 100% of their aggregate accreted liquidation amount, plus accrued and unpaid distributions, if any.

The remarketing agents will retain a remarketing fee of 20 basis points (0.20%) of the aggregate liquidation amount of the STACKS being remarketed. Our expenses associated with this remarketing are estimated at approximately $600,000. Neither we nor holders of STACKS will otherwise be responsible for the payment of any remarketing fee or commission in connection with the remarketing.

The remarketing agreement provides that the remarketing is subject to customary conditions precedent, including the delivery of legal opinions and accountants’ comfort letters.

The notes have no established trading market. The remarketing agents have advised us that they intend to make a market in the notes, but they have no obligation to do so and may discontinue market making at any time without providing any notice. No assurance can be given as to the liquidity of any trading market for the notes.

In order to facilitate the remarketing, the remarketing agents may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes. In general, purchases of a security for the purpose of stabilization could cause the price of the security to be higher than it might be in the absence of these purchases. We and the remarketing agents make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, we and the remarketing agents make no representation that the remarketing agents will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

We have agreed to indemnify the remarketing agents against certain liabilities, including liabilities under the Securities Act.

The remarketing agents and certain of their affiliates have in the past provided, and may in the future provide, financial advisory, investment banking, commercial banking and other financial services to us and our subsidiaries.

Selling restrictions

Each of the remarketing agents, severally and not jointly, has represented and agreed that it has not and will not offer, sell, or deliver any of the notes, directly or indirectly, or distribute this prospectus supplement or the attached prospectus or any other offering material relating to the notes, in any jurisdiction except under circumstances that will result in compliance with applicable laws and regulations and that will not impose any obligations on us except as set forth in the remarketing agreement.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each remarketing agent has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require us to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable you to decide to purchase or subscribe for the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each remarketing agent has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 (financial promotion) of the Financial Service and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which section 21(1) of the FSMA does not apply to such remarketing agent or us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from, or otherwise involving the United Kingdom.

Experts

The consolidated financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Legal matters

The legality of the notes will be passed upon for us by Godfrey & Kahn, S.C, Milwaukee, Wisconsin, and certain other matters will be passed upon for the remarketing agents by Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois. Mayer, Brown, Rowe & Maw LLP also advised us as to certain United States federal income taxation matters. Godfrey & Kahn, S.C. may rely upon Mayer, Brown, Rowe & Maw LLP as to matters of New York law. Mayer, Brown, Rowe & Maw LLP from time to time has represented us on various matters and may in the future continue to do so.

PROSPECTUS

$1,850,000,000

MARSHALL & ILSLEY CORPORATION

Debt Securities Common Stock Preferred Stock Depositary Shares Purchase Contracts Units Warrants of MARSHALL & ILSLEY CORPORATION	Trust Preferred Securities of M&I CAPITAL TRUST B M&I CAPITAL TRUST C M&I CAPITAL TRUST D M&I CAPITAL TRUST E Guaranteed to the extent set forth herein by Marshall & Ilsley Corporation	Debt Securities of M&I CAPITAL B LLC M&I CAPITAL C LLC M&I CAPITAL D LLC M&I CAPITAL E LLC Guaranteed as described herein by Marshall & Ilsley Corporation

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Our common stock is listed on the New York Stock Exchange under the symbol “MI.”

The aggregate initial offering price of common stock that we may offer pursuant to this prospectus will not exceed $350,000,000, excluding common stock which may be issued upon conversion, exchange or exercise of any of the other securities listed above.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The debt securities are not deposits or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.

This prospectus is dated September 26, 2005.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Marshall & Ilsley Corporation, M&I Capital Trust B, M&I Capital Trust C, M&I Capital Trust D and M&I Capital Trust E, or the “trusts,” and M&I Capital B LLC, M&I Capital C LLC, M&I Capital D LLC and M&I Capital E LLC, or the “LLCs,” filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,850,000,000.

This prospectus provides you with a general description of the securities we, the trusts and the LLCs may issue. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in the prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us, the trusts and the LLCs and the securities offered under this prospectus. You can find the registration statement at the Securities and Exchange Commission’s, or the “SEC,” website or at the SEC office mentioned under the heading “Where You Can Find More Information.”

When we refer to “M&I,” “we,” “our” or “us” in this prospectus under the headings “Marshall & Ilsley Corporation” and “Ratio of Earnings to Fixed Charges,” we mean Marshall & Ilsley Corporation and its subsidiaries unless the context indicates otherwise. When we refer to “we,” “our” or “us” in this prospectus in this section or under the heading “Where You Can Find More Information,” we mean each of M&I, the trusts and the LLCs as applicable. When such terms are used elsewhere in this prospectus, we refer only to Marshall & Ilsley Corporation unless the context indicates otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and proxy statements and other information with the SEC. Our SEC filings are available over the Internet at our website at http://www.micorp.com or at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the SEC’s public reference room. You may also inspect our reports at the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Information contained on our website is not a part of this prospectus.

For further information about us and the securities we are offering, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the following documents (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”):

•	Our annual report on Form 10-K for the year ended December 31, 2004;

•	Our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2005 and June 30, 2005;

•	Our current reports on Form 8-K filed on January 14, 2005, January 19, 2005, April 26, 2005, May 10, 2005, May 26, 2005 and August 19, 2005; and

•

The description of our common stock contained in the registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on October 18, 1999, including any amendment or report filed with the SEC for the purpose of updating this description.

We also incorporate by reference reports we file in the future under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any portions of any such documents that are “furnished” but not “filed” for purposes of the Exchange Act), including reports filed after the date of the initial filing of the registration statement and before the effectiveness of the registration statement, until we sell all of the securities offered by this prospectus or terminate this offering.

You may request a copy of any of the documents referred to above, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by contacting us in writing or by telephone at:

Secretary

Marshall & Ilsley Corporation

770 North Water Street

Milwaukee, Wisconsin 53202

Phone: (414) 765-7801

You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement. Neither we, nor any underwriters or agents, have authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

FORWARD-LOOKING STATEMENTS

Statements included or incorporated by reference in this prospectus and the applicable prospectus supplement which are not historical are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements include: (1) statements made in our annual report on Form 10-K for the year ended December 31, 2004 under Item 1, Business, and Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, including, without limitation, statements with respect to internal growth plans, projected revenues, margin improvement, future acquisitions, capital expenditures and adequacy of capital resources; (2) statements included or incorporated by reference in our future filings with the SEC; and (3) information contained in written material, releases and oral statements issued by, or on behalf of, us including, without limitation, statements with respect to projected revenues, costs, earnings and earnings per share. Forward-looking statements also include statements regarding the intent, belief or current expectation of M&I and its officers. Forward-looking statements include statements preceded by, followed by or that include forward-looking terminology such as “may,” “will,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “continues” or similar expressions.

All forward-looking statements included or incorporated by reference in this prospectus and the applicable prospectus supplement are based on information available to us as of the date of this prospectus or the applicable prospectus supplement. We do not undertake to update any forward-looking statements that may be made by or on behalf of us in this prospectus, the applicable prospectus supplement or otherwise. Our actual results may differ materially from those contained in the forward-looking statements identified above. Factors which may cause such a material difference to occur include, but are not limited to, the factors listed under the heading “Forward-Looking Statements” in Item 1, Business, of our annual report on Form 10-K for the year ended December 31, 2004.

MARSHALL & ILSLEY CORPORATION

Marshall & Ilsley Corporation, incorporated in Wisconsin in 1959, is a registered bank holding company under the Bank Holding Company Act of 1956 and is certified as a financial holding company under the Gramm-Leach-Bliley Act of 1999. As of June 30, 2005, we had consolidated total assets of approximately $43.5 billion and consolidated total deposits of approximately $26.1 billion, making us the largest bank holding company headquartered in Wisconsin. Our executive offices are located at 770 North Water Street, Milwaukee, Wisconsin 53202 (telephone number (414) 765-7801).

Our principal assets are the stock of our bank and nonbank subsidiaries, which, as of June 30, 2005, included Metavante Corporation, five bank and trust subsidiaries and a number of companies engaged in businesses that the Board of Governors of the Federal Reserve System (commonly referred to as the “Federal Reserve Board”) has determined to be closely-related or incidental to the business of banking. We provide our subsidiaries with financial and managerial assistance in such areas as budgeting, tax planning, auditing, compliance assistance, asset and liability management, investment administration and portfolio planning, business development, advertising and human resources management.

Generally, we organize our business segments based on legal entities. Each entity offers a variety of products and services to meet the needs of its customers and the particular market served. Based on the way we organize our business, we have two reportable segments: Banking and Data Services (or Metavante). Banking consists of accepting deposits, making loans and providing other services such as cash management, foreign exchange and correspondent banking to a variety of commercial and retail customers. Data Services consists of providing data processing services, developing and selling software and providing consulting services to financial services companies, including our affiliates, as well as providing credit card merchant services. Our primary other business segments include Trust Services, Mortgage Banking (residential and commercial), Capital Markets Group, Brokerage and Insurance Services, and Commercial Leasing.

Marshall & Ilsley Corporation is a legal entity separate and distinct from its subsidiaries. Our principal source of funds to pay dividends on our capital stock and interest on our debt is dividends from our subsidiaries. Various federal and state statutes and regulations restrict the amount of dividends our subsidiaries may pay to us. Our subsidiaries are not obligated to make required payments on our debt or other securities. Accordingly, our rights and the rights of holders of our debt and other securities to participate in any distribution of the assets or income from any subsidiary is necessarily subject to the prior claims of creditors of the subsidiary. In addition, our bank and savings association subsidiaries hold a significant portion of their mortgage and investment portfolios indirectly through their ownership interest in direct and indirect subsidiaries. The ability of our bank and savings association subsidiaries to participate in any distribution of the assets or income of the direct or indirect subsidiaries is likewise subject to the prior claims of creditors of those direct and indirect subsidiaries.

THE TRUSTS

Each trust is a statutory trust formed under Delaware law pursuant to a trust agreement, signed by M&I, as sponsor of the trust, and the Delaware trustee, as defined below, and the filing of a certificate of trust with the Delaware Secretary of State. The trust agreement of the applicable trust will be amended and restated in its entirety by M&I, the Delaware trustee, the property trustee and the administrative trustees, each as defined below, before the issuance of trust preferred securities by such trust. We will refer to such trust agreement, as so amended and restated, as the “trust agreement.” Each trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939 (which we refer to as the “Trust Indenture Act”).

Each trust exists for the exclusive purposes of:

•	issuing the trust preferred securities and common securities, or the “trust securities,” representing undivided beneficial interests in the assets of such trust;

•	investing the gross proceeds of the trust securities in junior subordinated debt securities of M&I or debt securities of one of the LLCs that are guaranteed on a junior subordinated basis by M&I; and

•	engaging in only those activities necessary or incidental thereto.

All of the common securities of the trusts will be owned by us, either directly or indirectly, including through any intermediate LLC. The common securities of a trust rank equally with the trust preferred securities of such trust and a trust will make payment on its trust securities pro rata, except that upon certain events of default under the applicable trust agreement relating to payment defaults on the corresponding debt securities, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. We will acquire common securities of a trust in an aggregate liquidation amount equal to at least three percent of the total capital of such trust.

Each trust’s business and affairs will be conducted by its trustees, each appointed by M&I as sponsor of such trust. The trustees will be The Bank of New York (Delaware) which is referred to as the “Delaware trustee,” two or more individual trustees, who are referred to as the “administrative trustees” and who are employees or officers of or affiliated with M&I, and a “property trustee,” who will be named in the applicable prospectus supplement. The property trustee will act as sole trustee under each trust agreement for purposes of compliance with the Trust Indenture Act and will also act as trustee under the trust preferred securities guarantees. See “Description of Trust Preferred Securities Guarantees.”

Unless an event of default under the indenture has occurred and is continuing, the holders of the common securities will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee. The holders of a majority in liquidation amount of trust preferred securities of such trust will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee for cause or if an event of default under the indenture has occurred and is continuing. The right to vote to appoint, remove or replace the administrative trustees is vested exclusively in the holders of the common securities, and in no event will the holders of trust preferred securities have such right.

The trusts are “finance subsidiaries” of M&I within the meaning of Rule 3-10 of Regulation S-X under the Securities Act. As a result, no separate financial statements of the trusts are included in the registration statement that contains this prospectus, and we do not expect that the trusts will file reports with the SEC under the Exchange Act.

Unless otherwise specified in the applicable prospectus supplement, each trust has a term of approximately 50 years, but may be terminated earlier as provided in the applicable trust agreement.

M&I will pay all fees and expenses related to the trusts and the offering of trust securities.

The principal executive office of each trust is c/o Marshall & Ilsley Corporation, 770 North Water Street, Milwaukee, Wisconsin 53202, telephone number (414) 765-7801.

THE LLCs

Each LLC is a limited liability company formed under the Delaware Limited Liability Company Act, as amended, pursuant to an initial limited liability agreement entered into by M&I, as the sole member, and by filing a certificate of formation with the Delaware Secretary of State. The initial limited liability agreement of the applicable LLC will be amended and restated in its entirety before the issuance of any debt securities by such LLC, each referred to herein as an “LLC agreement.”

Each LLC exists for the exclusive purposes of:

•	issuing its company common securities to M&I;

•

issuing debt securities that are guaranteed by M&I on a junior subordinated basis as described herein and investing the gross proceeds of such issuances in preferred or common stock or debt of M&I; and

•	engaging in only those activities necessary or incidental thereto.

The LLC agreement for each LLC will provide that:

•	any debt securities issued by the LLC will be fully and unconditionally guaranteed on a junior subordinated basis by M&I, its parent;

•	the debt securities may only be converted or exchanged into common or preferred stock of M&I;

•

the LLC must invest in securities of or loan to M&I or companies controlled by M&I at least 85% of any cash or cash equivalent raised by the LLC through its offering of debt securities within six months of receipt; and

•	all voting securities of the LLC must be held directly or indirectly by M&I.

The LLCs are “finance subsidiaries” of M&I within the meaning of Rule 3-10 of Regulation S-X under the Securities Act. As a result, no separate financial statements of the LLCs are included in the registration statement that contains this prospectus, and we do not expect that the LLCs will file reports with the SEC under the Exchange Act.

M&I will pay all fees and expenses related to the LLCs.

The principal executive office of each LLC is c/o Marshall & Ilsley Corporation, 770 North Water Street, Milwaukee, Wisconsin 53202, telephone number (414) 765-7801.

USE OF PROCEEDS

Unless we indicate a different use in an accompanying prospectus supplement, the net proceeds from the sale of the offered securities will be added to our general funds and may be used for:

•	debt reduction or debt refinancing, including the refinancing of our outstanding commercial paper;

•	investments in or advances to subsidiaries;

•	acquisitions of bank and non-bank subsidiaries;

•	repurchase of shares of our common stock or other securities; and

•	other general corporate purposes.

Until the net proceeds have been used, they may be temporarily invested in securities or held in deposits of our affiliated banks.

Each trust will use the proceeds from the sale of its trust preferred securities and its common securities either to acquire junior subordinated debt securities from M&I or debt securities from an LLC. Each LLC will use the proceeds from the sale of its debt securities to acquire common or preferred stock or debt of M&I.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges on a historical basis for the periods indicated. For purposes of computing the ratio of earnings to fixed charges, earnings represent income before taxes and fixed charges. Fixed charges, excluding interest on deposits, consist of interest expense and one-third of rental expense for all operating leases, which we believe to be representative of the interest portion of rent expense. Fixed charges, including interest on deposits, consist of interest expense, one third of rental expense and interest on deposits.

	Six Months Ended June 30, 2005		Years Ended December 31,
			2004		2003		2002		2001		2000
Ratio of earnings to fixed charges:
Excluding interest on deposits	3.59	x	4.36	x	3.84	x	3.38	x	2.56	x	2.46	x
Including interest on deposits	2.24	x	2.70	x	2.53	x	2.23	x	1.56	x	1.43	x

DESCRIPTION OF M&I SENIOR AND SUBORDINATED DEBT SECURITIES

This section describes the general terms and provisions of our senior debt securities and subordinated debt securities, which are sometimes referred to in this section as “debt securities.” Our junior subordinated debt securities are described under “Description of M&I Junior Subordinated Debt Securities.” The applicable prospectus supplement will describe the specific terms of the series of debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.

The senior debt securities will be issued under an indenture between us and JPMorgan Chase Bank, as trustee, dated as of November 15, 1985, as supplemented by a first supplemental indenture dated as of May 31, 1990, and a second supplemental indenture dated as of July 15, 1993. The subordinated debt securities will be issued under an indenture dated July 15, 1993 between us and JPMorgan Chase Bank, as trustee. Copies of the indentures have been filed as exhibits to the registration statement of which this prospectus forms a part.

We have summarized the material terms and provisions of the indentures in this section. You should read the indentures for provisions that may be important to you.

The indentures under which the debt securities will be issued do not limit the amount of debt which we or our subsidiaries may incur.

Terms of the Securities

The debt securities will not be secured by any of our assets. The indentures do not limit the amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series. The indentures do not limit the principal amount of any particular series of debt securities. The senior debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be subordinate to the prior payment in full of any of our senior indebtedness.

Each prospectus supplement will specify the particular terms of the debt securities offered. These terms may include:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of debt securities of that series;

•	the date or dates on which the debt securities will mature;

•	the interest rate or rates of the debt securities, if any, and the date or dates from which interest will accrue;

•	the interest payment dates, the dates on which payment of any interest will begin and the regular record dates;

•	whether payment of interest will be contingent in any respect and/or the interest rate reset;

•	any remarketing or extension features of the debt securities;

•	any mandatory or optional redemption provisions applicable to the debt securities;

•	any mandatory or optional sinking fund or similar provisions applicable to the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities;

•	the terms on which the debt securities may be repayable before final maturity;

•	the portion of the principal amount payable upon acceleration of maturity;

•	events of default;

•	if other than U.S. dollars, the currency or currencies in which payments on the debt securities will be payable;

•

whether the debt securities will be issuable only in global form, which is known as a global security, and, if so, the name of the depositary for the global security and the circumstances under which the global security may be registered for transfer or exchange in the name of the person other than the depositary; and

•	any other specific terms of the debt securities.

Where appropriate, the applicable prospectus supplement will describe the United States federal income tax considerations relevant to the debt securities.

Some of the debt securities may be issued as original issue discount securities. Original issue discount securities bear no interest or bear interest at below-market rates and will be sold at a discount below their stated

principal amount. Any applicable prospectus supplement will also contain any special United States federal income tax or other information relating to original issue discount securities.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate to all of our senior indebtedness. Senior indebtedness includes any of our obligations to our creditors, other than:

•	any of our obligations that expressly provide that they are not senior indebtedness;

•	any subordinated debt securities issued under the subordinated indenture;

•	any junior subordinated debt securities issued under the junior subordinated indenture; and

•	our guarantees and related obligations in connection with our trust preferred securities.

If we fail to pay principal, premium or interest on any of our senior indebtedness when the payment is due and payable, then, unless and until the default is cured or waived or ceases to exist, we will not make, or agree to make, any direct or indirect payment of principal, premium or interest on the subordinated debt securities. We will pay all senior indebtedness, including any interest that accrues after any of the following proceedings begin, in full before we make any payment or distribution to any holder of any of the subordinated debt securities in the event of:

•	any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to us, our creditors or our property;

•	any voluntary or involuntary proceeding relating to our liquidation, dissolution or other winding-up;

•	any assignment we make for the benefit of creditors; or

•	any other marshalling of our assets.

If any of the above events occur, we will pay any payment or distribution which would otherwise, not taking into account the subordination provisions, be payable or deliverable in respect of the subordinated debt securities directly to the holders of senior indebtedness in accordance with the priorities then existing among those holders until all senior indebtedness, including any interest which accrues after the commencement of any such proceedings, has been paid in full. If the trustee or any holder of any subordinated debt security receives any payment or distribution under the subordinated debt securities in contravention of any of the terms of the subordination provisions, the payment or distribution will be received in trust for the benefit of and will be paid to the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among those holders for application to the payment of all senior indebtedness remaining unpaid, to the extent necessary to pay all of the senior indebtedness in full.

The subordinated indenture does not limit the issuance of additional senior indebtedness. Our obligations with respect to the subordinated debt securities of any series will be equal to our obligations with respect to subordinated debt securities of each other series.

Limitations on Disposition or Issuance of Stock of Certain Subsidiaries

Under the senior indenture we may not, and may not permit a subsidiary to, sell, assign, transfer or otherwise dispose of or issue any shares of stock of any subsidiary or any securities convertible into stock of any subsidiary which is:

•	a subsidiary bank whose assets constitute 10% or more of the total assets of all subsidiary banks, which is referred to below as a principal constituent bank; or

•	a subsidiary that owns shares of stock or any securities convertible into stock of a principal constituent bank.

However, we or any of our subsidiaries may dispose of or issue stock of any subsidiary or any securities convertible into stock of any subsidiary under the following circumstances:

•	when acting in a fiduciary capacity for any other person;

•	to us or any of our wholly-owned subsidiaries; or

•	the merger or consolidation of a principal constituent bank with and into any other bank that is our subsidiary.

In addition, we may sell, assign, transfer, otherwise dispose of or issue shares of stock of a principal constituent bank or a subsidiary that owns shares of stock or any securities convertible into stock of a principal constituent bank under the following circumstances:

•	to qualify a person as a director; or

•	to comply with a court or regulatory authority order or as a condition imposed by a court or regulatory authority in order for us to acquire any other corporation or entity.

We may also dispose of or issue shares of stock or any securities convertible into stock of a principal constituent bank or sell stock or any securities convertible into stock of any subsidiary that owns shares of stock or any securities convertible into stock of a principal constituent bank under the following circumstances:

•

the sale, assignment, transfer, other disposition or issuance is for fair market value (as determined by our board of directors) and, after giving effect to such disposition and to any potential dilution, if applicable, we and our wholly-owned subsidiaries will own directly not less than 80% of the stock of such principal constituent bank or subsidiary; or

•

a principal constituent bank sells or issues additional shares of stock to its shareholders at any price, so long as immediately after the sale, we own at least as great a percentage of the principal constituent bank’s stock as we owned prior to the sale or issuance of additional shares.

The senior indenture does not restrict the sale or other disposition of non-bank subsidiaries. The subordinated indenture does not contain the restrictions described above.

Limitations on Liens

Under the senior indenture, we may not, and may not permit any subsidiary bank to, incur any lien upon any shares of stock of any subsidiary bank without securing the senior debt securities then outstanding under the senior indenture equally and ratably with the lien. The subordinated indenture does not contain this limitation.

Limitations on Acquisitions

Under the senior indenture, we may not acquire stock of any corporation and we may not acquire substantially all of the assets and liabilities of any corporation, unless, immediately after the acquisition, we would be in full compliance with the senior indenture. The subordinated indenture does not contain this limitation.

Events of Default

Senior Debt Securities.    The following will be events of default under the senior indenture with respect to senior debt securities of a series:

•	our failure to pay principal of, or any premium on, any debt security of that series when the payment is due;

•	our failure to pay any interest on any debt security of that series when the interest payment is due, and the failure continues for 30 days;

•	our failure to deposit any sinking fund payment for any debt security of that series when the deposit is due;

•

our failure to perform any other covenants in the indenture, other than a covenant included in the indenture solely for the benefit of a different series of debt securities, which has continued for 90 days after we have been given written notice of the default as provided in the indenture;

•	the occurrence of certain events in bankruptcy, insolvency or reorganization involving us or a principal constituent bank; and

•	any other event of default regarding that series of debt securities.

If an event of default in connection with any outstanding series of senior debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount due and payable immediately. Subject to certain conditions, the declaration of acceleration may be rescinded and annulled by the holders of a majority of the principal amount of senior debt securities of that series.

Subordinated Debt Securities.    An event of default under the subordinated indenture with respect to subordinated debt securities of any series occurs upon certain events in bankruptcy, insolvency or reorganization involving us and any other event of default regarding that series of debt securities. If an event of default in connection with any outstanding series of subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount due and payable immediately. Subject to certain conditions, the declaration of acceleration may be rescinded and annulled by the holders of a majority of the principal amount of subordinated debt securities of that series.

In addition, the subordinated indenture also provides for defaults, which are not events of default and do not entitle the holders to accelerate the principal of the subordinated debt securities. The following are defaults under the subordinated indenture with respect to subordinated debt securities of a series:

•	our failure to pay principal of, or any premium on, any debt security of that series when the payment is due;

•	our failure to pay any interest on any debt security of that series when the interest payment is due, and continuance of this default for 30 days;

•

our default in the performance, or breach, of any of our covenants or warranties in the indenture, other than a covenant or warranty included in the indenture solely for the benefit of a different series of subordinated debt securities, which has continued for 90 days after we have been given written notice of the default as provided in the indenture;

•	any event of default under the subordinated indenture; and

•	any other default regarding that series of debt securities.

If there is a default in payment of principal or interest (not cured within 30 days) in connection with any outstanding series of subordinated debt securities and upon demand of the trustee, we will be required to pay the whole principal amount (and premium, if any) and interest, if any, then due and payable on the subordinated debt securities of that series to the trustee for the benefit of the holders of the outstanding subordinated debt securities of that series.

Modification and Waiver

Each indenture provides that, subject to certain exceptions, modifications and amendments to that indenture may be made by us and the trustee with the consent of the holders of 66-2/3% of the principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, no modification or amendment may, without the consent of each holder affected:

•	change the stated maturity of the principal of or any installment of principal or interest on, any debt security;

•	reduce the principal amount, the premium or interest on any debt security;

•	change the place of payment or currency in which any debt security or any principal, premium or interest on that debt security is payable;

•	impair the right to institute suit for the enforcement of any payment on any debt security;

•

reduce the percentage of the principal amount of debt securities of any series necessary for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults under the indenture; or

•	in the case of the subordinated indenture, modify the provisions of the indenture with respect to the subordination provisions in a manner adverse to the holders of the subordinated debt securities.

In certain circumstances, we may enter into supplemental indentures with respect to each indenture without the consent of holders of any outstanding debt securities to evidence a merger, the replacement of the trustee or for other specified purposes.

The holders of at least 50% of the principal amount of the outstanding debt securities of any series may waive compliance by us with certain provisions of the indentures. The holders of a majority of the principal amount of the outstanding debt securities of any series may waive any past default under the applicable indenture with respect to that series, except a default in the payment of principal, or any premium or interest payable on any debt security of that series or of a provision which under the applicable indenture cannot be modified or amended, without the consent of each affected holder.

Consolidation, Merger and Sale of Assets

Under each of the indentures, we may not consolidate with or merge into, and we may not transfer substantially all of our assets as an entirety to, any entity, unless:

•	the successor corporation assumes our obligations on the debt securities and under the indentures;

•	there is no event of default (or, in the case of the subordinated indenture, no default);

•	after notice or lapse of time, there is no event that occurred and is continuing that would become an event of default (or default); and

•	certain other conditions are met.

Registration and Transfer

Each series of the debt securities will be issued in registered form only, without coupons.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities issued in certificated form will be issued in integral multiples of $1,000. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Payment and Paying Agent

Our subsidiary, M&I Marshall & Ilsley Bank, will initially serve as paying agent. Unless otherwise indicated in the applicable prospectus supplement, we will pay the principal, interest and premiums, if any, on fully registered debt securities at the office of the paying agent in Milwaukee, Wisconsin. At our option, payment of interest on fully registered debt securities may also be made by check mailed to the persons in whose names the debt securities are registered.

No Protection in the Event of a Highly Leveraged Transaction

The indentures do not protect holders from a sudden and dramatic decline in our credit quality resulting from takeovers, recapitalizations, or similar restructurings or other highly leveraged transactions.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with a depositary that we will identify in a prospectus supplement. Unless and until a global security is exchanged in whole or in part for individual certificates in definitive form which evidence the debt securities represented by a global security, a global security may not be transferred except as a whole by the depositary to a nominee of that depositary or by a nominee of that depositary to a depositary or another nominee of that depositary.

The specific terms of the depositary arrangements for each series of debt securities will be described in the applicable prospectus supplement.

Additional Provisions

Subject to certain limitations, we may in certain circumstances set any day as the record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any request, demand, authorization, direction, notice, waiver or other action as provided or permitted by the indentures.

The trustee has the duty to act with the required standard of care during default. The trustee is not otherwise obligated to exercise any of its rights or powers under either indenture at the request or direction of any of the holders of the debt securities, unless the holders have offered the trustee reasonable indemnification. The indentures provide that the holders of a majority of the principal amount of outstanding debt securities of any series may, in certain circumstances, direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee.

No holder of a debt security of any series will have any right to institute any proceeding for any remedy under the applicable indenture, unless:

•	the holder has provided the trustee with written notice of a continuing event of default or default regarding the holder’s series of debt securities;

•

the holders of at least 25% in principal amount of the outstanding debt securities of a series have made a written request, and offered reasonable indemnification to the trustee, to institute a proceeding for remedy;

•	the trustee has not received a direction during such 60-day period inconsistent with such request from the holders of a majority in principal amount of the outstanding debt securities; and

•	the trustee has failed to institute the proceeding within 60 days after receipt of such request.

However, the holder of any debt security will have an absolute right to receive payment of principal, premium and any interest on such debt security on the due dates expressed in such debt security and to institute suit for the enforcement of any such payment.

Satisfaction and Discharge

Each indenture provides that we will be discharged from certain of our obligations under that indenture relating to the outstanding debt securities of a series if we deposit with the trustee funds sufficient for payment of all principal, premium, interest and additional amounts, if any, on those debt securities when due. In that event, holders of those debt securities will only be able to look to the trust fund for payment of the principal, premium and interest on their debt securities until maturity.

Conversion and Exchange

If any offered debt securities are convertible into preferred stock, depositary shares or common stock at the option of the holders or exchangeable for preferred stock, depositary shares or common stock at our option, the prospectus supplement relating to those debt securities will include the terms and conditions governing any conversions and exchanges.

Governing Law

Each indenture and the securities will be governed by and construed in accordance with the laws of the State of New York.

Reports to the Trustee

We are required to furnish the trustee an annual statement regarding whether we are in default under the indentures.

The Trustee

We or our affiliates may be customers of, or engage in transactions with, or perform services for, the trustee and its affiliates in the ordinary course of business. Because debt securities issued under the senior and subordinated indentures do not rank equally with each other, upon a default under one of the indentures, the trustee would have a conflicting interest if debt securities were outstanding under the other indenture. As a result, the trustee may be required to resign as trustee of one of the indentures and we may be required to appoint a successor trustee.

DESCRIPTION OF M&I JUNIOR SUBORDINATED DEBT SECURITIES

This section describes the general terms and provisions of our junior subordinated debt securities. Our senior debt securities and subordinated debt securities are described under “Description of M&I Senior and Subordinated Debt Securities.” The applicable prospectus supplement will describe the specific terms of the series of junior subordinated debt securities, which are sometimes referred to in this section as “debt securities,” offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.

The junior subordinated debt securities will be issued under a junior subordinated indenture, which is sometimes referred to in this section as the “indenture,” between us and BNY Midwest Trust Company, as trustee, dated as of June 1, 2004. The indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part.

We have summarized the material terms and provisions of the indenture in this section. You should read the indenture for provisions that may be important to you.

The indenture under which the junior subordinated securities will be issued does not limit the amount of debt which we or our subsidiaries may incur.

General

The junior subordinated debt securities will be our direct unsecured obligations. The junior subordinated indenture does not limit the principal amount of junior subordinated debt securities that we may issue. The junior subordinated indenture permits us to issue junior subordinated debt securities from time to time and junior subordinated debt securities issued under such indenture will be issued as part of a series that has been established by us under such indenture.

The junior subordinated debt securities will be unsecured and will rank equally with all of our other junior subordinated debt securities and, together with such other junior subordinated debt securities, will be subordinated to all of our existing and future “senior debt” (as defined below for purposes of this section). See “—Subordination” below.

A prospectus supplement relating to a series of junior subordinated debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title and type of the debt securities;

•	any limit on the total principal amount of the debt securities of that series;

•	the price at which the debt securities will be issued;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	the maturity date or dates of the debt securities or the method by which those dates can be determined;

•	if the debt securities will bear interest:

–	the interest rate on the debt securities or the method by which the interest rate may be determined;

–	whether payment of interest will be contingent in any respect and/or the interest rate reset;

–	the date from which interest will accrue;

–	the record and interest payment dates for the debt securities;

–	the first interest payment date; and

–	any circumstances under which we may defer interest payments;

•	any remarketing or extension features of the debt securities;

•	the place or places where:

–	we can make payments on the debt securities;

–	the debt securities can be surrendered for registration of transfer or exchange; and

–	notices and demands can be given to us relating to the debt securities and under the indenture;

•	any optional redemption provisions that would permit us or the holders of debt securities to elect redemption of the debt securities before their final maturity;

•	any sinking fund provisions that would obligate us to redeem the debt securities before their final maturity;

•

whether the debt securities will be convertible into or exchangeable for shares of common stock, shares of preferred stock or our depositary shares and, if so, the terms and conditions of any such conversion or exchange, and, if convertible into or exchangeable for shares of preferred stock or depositary shares, the terms of such preferred stock or depositary shares;

•	if the debt securities will be issued in bearer form, the terms and provisions contained in the bearer securities and in the indenture specifically relating to the bearer securities;

•	the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars and, if a composite currency, any special provisions relating thereto;

•	any circumstances under which the debt securities may be paid in a currency other than the currency in which the debt securities are denominated and any provisions relating thereto;

•	whether the provisions described below under the heading “—Defeasance and Discharge” apply to the debt securities;

•

any events of default which will apply to the debt securities in addition to those contained in the indenture and any events of default contained in the indenture which will not apply to the debt securities;

•	any additions or changes to or deletions of the covenants contained in the indenture and the ability, if any, of the holders to waive our compliance with those additional or changed covenants;

•

whether all or part of the debt securities will be issued in whole or in part as temporary or permanent global securities and, if so, the depositary for those global securities and a description of any book-entry procedures relating to the global securities—a “global security” is a debt security that we issue in accordance with the junior subordinated indenture to represent all or part of a series of debt securities;

•

if we issue temporary global securities, any special provisions dealing with the payment of interest and any terms relating to the ability to exchange interests in a temporary global security for interests in a permanent global security or for definitive debt securities;

•	the identity of the security registrar and paying agent for the debt securities if other than the junior subordinated trustee;

•	any special tax implications of the debt securities;

•	any special provisions relating to the payment of any additional amounts on the debt securities;

•	the terms of any securities being offered together with or separately from the debt securities;

•	the terms and conditions of any obligation or right of M&I or a holder to convert or exchange the debt securities into trust preferred securities or other securities; and

•	any other terms of the debt securities.

When we use the term “holder” in this prospectus with respect to a registered debt security, we mean the person in whose name such debt security is registered in the security register.

Additional Interest

If a series of junior subordinated securities is owned by a trust and if the trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then we will be required to pay additional interest on the related junior subordinated debt securities. The amount of any additional interest will be an amount sufficient so that the net amounts received and retained by such trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts that such trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the trust will be in the same position it would have been in if it did not have to pay such taxes, duties, assessments or other charges.

Payment; Exchange; Transfer

We will designate a place of payment where holders can receive payment of the principal of and any premium and interest on the junior subordinated debt securities. Even though we will designate a place of payment, we may elect to pay any interest on the junior subordinated debt securities by mailing a check to the person listed as the owner of the junior subordinated debt securities in the security register or by wire transfer to an account designated by that person in writing not less than ten days before the date of the interest payment. One of our affiliates may serve as the paying agent under the indenture. Unless we state otherwise in the applicable prospectus supplement, we will pay interest on a junior subordinated debt security:

•	on an interest payment date, to the person in whose name that junior subordinated debt security is registered at the close of business on the record date relating to that interest payment date; and

•	on the date of maturity or earlier redemption or repayment, to the person who surrenders such debt security at the office of our appointed paying agent.

Any money that we pay to a paying agent for the purpose of making payments on the junior subordinated debt securities and that remains unclaimed two years after the payments were due will, at our request, be returned to us and after that time any holder of such debt security can only look to us for the payments on such debt security.

Any junior subordinated debt securities of a series can be exchanged for other junior subordinated debt securities of that series so long as such other debt securities are denominated in authorized denominations and have the same aggregate principal amount and same terms as the junior subordinated debt securities that were surrendered for exchange. The junior subordinated debt securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in a place of payment. There will be no service charge for any registration of transfer or exchange of the junior subordinated debt securities, but we may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the junior subordinated debt securities. If the applicable prospectus supplement refers to any office or agency, in addition to the security registrar, initially designated by us where holders can surrender the junior subordinated debt securities for registration of transfer or exchange, we may at any time rescind the designation of any such office or agency or approve a change in the location. However, we will be required to maintain an office or agency in each place of payment for that series.

In the event of any redemption, neither we nor the junior subordinated trustee will be required to:

•

issue, register the transfer of, or exchange, junior subordinated debt securities of any series during a period beginning at the opening of business 15 days before the day of publication or mailing of the notice of redemption and ending at the close of business on the day of such publication or the mailing of such notice; or

•

transfer or exchange any junior subordinated debt securities so selected for redemption, except, in the case of any junior subordinated debt securities being redeemed in part, any portion thereof not to be redeemed.

Denominations

Unless we state otherwise in the applicable prospectus supplement, the junior subordinated debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000.

Bearer Debt Securities

If we ever issue bearer debt securities, the applicable prospectus supplement will describe all of the special terms and provisions of junior subordinated debt securities in bearer form, and the extent to which those special terms and provisions are different from the terms and provisions which are described in this prospectus, which generally apply to junior subordinated debt securities in registered form, and will summarize provisions of the junior subordinated indenture that relate specifically to bearer debt securities.

Original Issue Discount

Junior subordinated debt securities may be issued under the junior subordinated indenture as original issue discount securities and sold at a substantial discount below their stated principal amount. If a junior subordinated debt security is an original issue discount security, that means that an amount less than the principal amount of such debt security will be due and payable upon a declaration of acceleration of the maturity of such debt security under the junior subordinated indenture. The applicable prospectus supplement will describe the federal income tax consequences and other special factors you should consider before purchasing any original issue discount securities.

Option to Defer Interest Payments

If provided in the applicable prospectus supplement, we will have the right from time to time to defer payment of interest on a series of junior subordinated debt securities for up to such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in such prospectus supplement. Such deferral, however, may not extend beyond the stated maturity of such junior subordinated debt securities. Certain United States federal income tax consequences and special considerations applicable to any such debt securities will be described in the applicable prospectus supplement.

Restrictions on Certain Payments, Including on Deferral of Interest

Unless otherwise specified in the applicable prospectus supplement, if:

•

there shall have occurred and be continuing any event that, with the giving of notice or the lapse of time, or both, would be an event of default with respect to a series of junior subordinated debt securities of which we have actual knowledge and which we have not taken reasonable steps to cure;

•	the junior subordinated debt securities of a series are held by a trust and we shall be in default relating to our payment of any obligations under the corresponding guarantee; or

•

we shall have given notice of our election to defer payments of interest on a series of junior subordinated debt securities by extending the interest payment period and such period, or any extension of such period, shall be continuing;

then:

•	we shall not declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock;

•

we shall not make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior to the junior subordinated debt securities (except for partial payments of interest with respect to the junior subordinated debt securities); and

•	we shall not make any payment under any guarantee that ranks equally with or junior to our guarantee related to the trust preferred securities.

The restrictions listed above do not apply to:

•

any repurchase, redemption or other acquisition of shares of our capital stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (2) a dividend reinvestment or stockholder purchase plan, or (3) the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable event of default, default or extension period, as the case may be;

•

any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

•	any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•	any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto;

•	payments by us under any guarantee agreement executed for the benefit of the holders of the trust preferred securities; or

•

any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock.

Redemption

Unless otherwise specified in the applicable prospectus supplement, the junior subordinated debt securities will not be subject to any sinking fund and will not be redeemable at the option of the holder.

Unless otherwise specified in the applicable prospectus supplement, we may, at our option and subject to receipt of prior approval by the Federal Reserve, if required, redeem the junior subordinated debt securities of any series in whole at any time or in part from time to time. If the junior subordinated debt securities of any series are redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify such date or describe such conditions. Except as otherwise specified in the applicable prospectus supplement, the redemption price for any junior subordinated debt security so redeemed will equal 100% of the principal amount of such junior subordinated debt security plus accrued and unpaid interest (including additional interest) to the redemption date.

Except as otherwise specified in the applicable prospectus supplement, we may, at our option and subject to receipt of prior approval by the Federal Reserve, if required, redeem a series of junior subordinated debt securities in whole, but not in part, at any time within 90 days after the occurrence of a tax event, investment company event or capital treatment event, each as defined below, at a redemption price equal to 100% of the principal amount of such junior subordinated debt securities then outstanding plus accrued and unpaid interest (including additional interest) to the redemption date.

Unless otherwise specified in the applicable prospectus supplement, the term “tax event” means the receipt by a trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change in, including any announced proposed change in, the laws or regulations of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of the prospectus supplement relating to issuance of trust preferred securities by such trust, there is more than an insubstantial risk that:

•

such trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of junior subordinated debt securities;

•

interest payable by M&I on such series of corresponding junior subordinated debt securities is not, or within 90 days of the date of such opinion, will not be, deductible by M&I, in whole or in part, for United States federal income tax purposes; or

•	such trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

Unless otherwise specified in the applicable prospectus supplement, the term “investment company event” means the receipt by a trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change, including any announced prospective change, in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that such trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the prospectus supplement relating to the issuance of the trust preferred securities.

Unless otherwise specified in the applicable prospectus supplement, the term “capital treatment event” means our reasonable determination that, as a result of any amendment to, or change in, including any announced prospective change in, the laws or regulations of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of the prospectus supplement relating to issuance of trust preferred securities by such trust, there is more than an insubstantial risk that M&I will not be entitled to treat an amount equal to the liquidation amount of such trust preferred securities as Tier I capital, or the then-equivalent thereof, for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to M&I.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of junior subordinated debt securities to be redeemed at its registered address. However, if the debt securities are held by a trust, notice shall be mailed at least 45 days but not more than 75 days before the redemption date. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on such junior subordinated debt securities or portions thereof called for redemption.

Limitation on Mergers and Sales of Assets

The junior subordinated indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:

•

the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the junior subordinated indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the junior subordinated indenture;

•	immediately after the transaction, and giving effect to the transaction, no event of default under the junior subordinated indenture exists; and

•	certain other conditions as prescribed in the indenture are met.

If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the junior subordinated indenture, the resulting or acquiring entity will be substituted for us in such indenture with the same effect as if it had been an original party to the indenture. As a result, such successor entity may exercise our rights and powers under the junior subordinated indenture, in our name and, except in the case of a lease of all or substantially all of our properties and assets, we will be released from all our liabilities and obligations under such indenture and under the junior subordinated debt securities.

Events of Default, Waiver and Notice

Unless otherwise specified in the applicable prospectus supplement, an “event of default” when used in the junior subordinated indenture with respect to any series of junior subordinated debt securities, means any of the following:

•

failure to pay interest (including any additional interest) on a junior subordinated debt security of that series for 30 days after the payment is due (subject to the deferral of any due date in the case of an extension period);

•	failure to pay the principal of or any premium on any junior subordinated debt security of that series when due whether at maturity, upon redemption or otherwise;

•	certain events in bankruptcy, insolvency or reorganization of M&I; or

•	any other event of default that may be specified for the junior subordinated debt securities of that series when that series is created.

If an event of default under the junior subordinated indenture occurs and continues, the junior subordinated trustee or the holders of at least 25% in aggregate principal amount of the outstanding junior subordinated debt securities of that series may declare the entire principal and all accrued but unpaid interest of all debt securities of that series to be due and payable immediately. If the trustee or the holders of junior subordinated debt securities do not make such declaration and the junior subordinated debt securities of that series are held by a trust or trustee of such trust, the property trustee or the holders of at least 25% in aggregate liquidation amount of the related trust preferred securities shall have such right.

If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding junior subordinated debt securities of that series can, subject to certain conditions (including, if the junior subordinated debt securities of that series are held by a trust or a trustee of such trust, the consent of the holders of at least a majority in aggregate liquidation amount of the related trust preferred securities), rescind the declaration. If the holders of such junior subordinated debt securities do not rescind such declaration and such junior subordinated debt securities are held by a trust or trustee of such trust, the holders of at least a majority in aggregate liquidation amount of the related trust preferred securities shall have such right.

The holders of a majority in aggregate principal amount of the outstanding junior subordinated debt securities of any series may, on behalf of all holders of that series, waive any past default, except:

•	a default in payment of principal of or any premium or interest; or

•

a default under any provision of the junior subordinated indenture which itself cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debt security of that series.

If the junior subordinated debt securities of that series are held by a trust or a trustee of such trust, any such waiver shall require a consent of the holders of at least a majority in aggregate liquidation amount of the related trust preferred securities. If the holders of junior subordinated debt securities do not waive such default, the holders of a majority in aggregate liquidation amount of the related trust preferred securities shall have such right.

The holders of a majority in principal amount of the junior subordinated debt securities of any series affected shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the junior subordinated trustee under the junior subordinated indenture.

We are required to file an officers’ certificate with the junior subordinated trustee each year that states, to the knowledge of the certifying officer, whether or not any defaults exist under the terms of the junior subordinated indenture.

If the junior subordinated debt securities of any series are held by a trust or a trustee of such trust, a holder of the related trust preferred securities may institute a direct action if we fail to make interest or other payments on the corresponding junior subordinated debt securities when due, taking account of any extension period. A direct action may be brought without first:

•	directing the property trustee to enforce the terms of the corresponding junior subordinated debt securities; or

•	suing us to enforce the property trustee’s rights under such junior subordinated debt securities.

This right of direct action cannot be amended in a manner that would impair the rights of the holders of trust preferred securities thereunder without the consent of all holders of affected trust preferred securities.

Covenants Contained in Junior Subordinated Indenture

The junior subordinated indenture does not contain restrictions on our ability to:

•	incur, assume or become liable for any type of debt or other obligation;

•	create liens on our property for any purpose; or

•

pay dividends or make distributions on our capital stock or repurchase or redeem our capital stock, except as set forth under “—Restrictions on Certain Payments, Including on Deferral of Interest” above.

The junior subordinated indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the junior subordinated indenture does not contain any provisions which would require us to repurchase or redeem or modify the terms of any of the junior subordinated debt securities upon a change of control or other event involving us which may adversely affect the creditworthiness of such debt securities.

No Protection in the Event of a Highly Leveraged Transaction

The junior subordinated indenture does not protect holders from a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations, or similar restructurings or other highly leveraged transactions.

Distribution of the Junior Subordinated Debt Securities

If a series of junior subordinated debt is owned by a trust, under circumstances involving the dissolution of the trust, which will be discussed more fully in the applicable prospectus supplement, the junior subordinated debt securities may be distributed to the holders of the trust securities in liquidation of that trust, provided that any required regulatory approval is obtained. See “Description of Trust Preferred Securities—Liquidation Distribution upon Dissolution.”

Modification of Junior Subordinated Indenture

Under the junior subordinated indenture, certain of our rights and obligations and certain of the rights of holders of the junior subordinated debt securities may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding junior subordinated debt securities of all series of such debt securities affected by the modification or amendment, acting as one class. However, the following modifications and amendments will not be effective against any holder without its consent:

•

a change in the stated maturity date of any payment of principal or interest, including any additional interest (other than to the extent set forth in the applicable junior subordinated debt security);

•	a reduction in payments due on the junior subordinated debt securities;

•	a change in the place of payment or currency in which any payment on the junior subordinated debt securities is payable;

•	a limitation of a holder’s right to sue us for the enforcement of payments due on the junior subordinated debt securities;

•

a reduction in the percentage of outstanding junior subordinated debt securities required to consent to a modification or amendment of the junior subordinated indenture or required to consent to a waiver of compliance with certain provisions of such indenture or certain defaults under such indenture;

•	a reduction in the requirements contained in the junior subordinated indenture for quorum or voting;

•	a limitation of a holder’s right, if any, to repayment of junior subordinated debt securities at the holder’s option;

•	in the case of junior subordinated debt securities convertible into common stock, a limitation of any right to convert such debt securities; and

•	a modification of any of the foregoing requirements contained in the junior subordinated indenture.

Under the junior subordinated indenture, the holders of at least a majority of the aggregate principal amount of the outstanding junior subordinated debt securities of all series affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of such series of debt securities, waive compliance by us with any covenant or condition contained in the junior subordinated indenture unless we specify that such covenant or condition cannot be so waived at the time we establish the series.

If the junior subordinated debt securities are held by a trust or the trustee of such trust, no modification may be made that adversely affects the holders of the related trust preferred securities in any material respect, and no termination of the junior subordinated indenture may occur, and no waiver of any compliance with any covenant will be effective without the prior consent of a majority in liquidation amount of trust preferred securities of such trust. If the consent of the holder of each outstanding junior subordinated debt security is required for such modification or waiver, no such modification or waiver shall be effective without the prior consent of each holder of related trust preferred securities.

We and the junior subordinated trustee may execute, without the consent of any holder of junior subordinated debt securities, any supplemental junior subordinated indenture for the purposes of:

•	creating any new series of junior subordinated debt securities;

•

evidencing the succession of another corporation to us, and the assumption by such successor of our covenants contained in the junior subordinated indenture and the junior subordinated debt securities;

•

adding covenants of us for the benefit of the holders of all or any series of junior subordinated debt securities, transferring any property to or with the junior subordinated trustee or surrendering any of our rights or powers under the junior subordinated indenture;

•	adding any additional events of default for all or any series of junior subordinated debt securities;

•

changing or eliminating any restrictions on the payment of principal or premium, if any, on junior subordinated debt securities in registered form, permitting and facilitating the issuance of junior subordinated debt securities in uncertificated form and modifying certain provisions with respect to bearer securities, provided any such action shall not adversely affect the interests of the holders of the junior subordinated debt securities of any series in any material respect;

•

changing or eliminating any of the provisions of the junior subordinated indenture, provided that any such change or elimination shall become effective only when there is no junior subordinated debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provisions or shall not apply to any junior subordinated debt security outstanding;

•

evidencing and providing for the acceptance of appointment under the junior subordinated indenture by a successor trustee with respect to the junior subordinated debt securities of one or more series and adding to or changing any of the provisions of the junior subordinated indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee in accordance with the junior subordinated indenture;

•

curing any ambiguity, correcting or supplementing any provision in the junior subordinated indenture which may be defective or inconsistent with any other provision therein or making any other provisions with respect to matters or questions arising under the junior subordinated indenture which shall not be inconsistent with any provision therein, provided such other provisions shall not adversely affect the interests of the holders of the junior subordinated debt securities of any series in any material respect or, in the case of the junior subordinated debt securities of a series issued to a trust and for so long as any of the corresponding series of trust preferred securities issued by such trust shall remain outstanding, the holders of such trust preferred securities; or

•

adding to, changing or eliminating any provision of the junior subordinated indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act, provided such action shall not adversely affect the interest of the holders of junior subordinated debt securities of any series in any material respect.

Defeasance and Discharge

Defeasance and Discharge.    At the time that we establish a series of junior subordinated debt securities under the junior subordinated indenture, we can provide that such debt securities of that series are subject to the defeasance and discharge provisions of that indenture. If we so provide, we will be discharged from our obligations on such debt securities of that series if:

•

we deposit with the junior subordinated trustee, in trust, sufficient money or, if the junior subordinated debt securities of that series are denominated and payable in U.S. dollars only, “eligible instruments,” to pay the principal, any interest, any premium and any other sums due on such debt securities of that series, such as sinking fund payments, on the dates the payments are due under the junior subordinated indenture and the terms of such debt securities;

•

we deliver to the junior subordinated trustee an opinion of counsel that states that the holders of the junior subordinated debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if no deposit had been made;

•	if the junior subordinated debt securities of that series are listed on any domestic or foreign securities exchange, such debt securities will not be delisted as a result of the deposit; and

•	we comply with certain other conditions specified in the indenture.

When we use the term “eligible instruments” in this section, we mean monetary assets, money market instruments and securities that are payable in dollars only and essentially risk free as to collection of principal and interest, including:

•	direct obligations of the United States backed by the full faith and credit of the United States; or

•

any obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the timely payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States.

In the event that we deposit money and/or eligible instruments in trust and discharge our obligations under a series of junior subordinated debt securities as described above, then:

•

the junior subordinated indenture, including the subordination provisions contained in the junior subordinated indenture, will no longer apply to the junior subordinated debt securities of that series; however, certain obligations to compensate, reimburse and indemnify the junior subordinated trustee, to register the transfer and exchange of junior subordinated debt securities, to replace lost, stolen or mutilated junior subordinated debt securities, to maintain paying agencies and the trust funds and to pay additional amounts, if any, required as a result of U.S. withholding taxes imposed on payments to non-U.S. persons will continue to apply; and

•	holders of junior subordinated debt securities of that series can only look to the trust fund for payment of principal, any premium and any interest on such debt securities of that series.

Defeasance of Certain Covenants and Certain Events of Default.    At the time that we establish a series of junior subordinated debt securities under the junior subordinated indenture, we can provide that such debt securities of that series are subject to the covenant defeasance provisions of such indenture. If we so provide and we make the deposit and deliver the opinion of counsel described above in this section under the heading “—Defeasance and Discharge” we will not have to comply with any covenant we designate when we establish the series of debt securities. In the event of a covenant defeasance, our obligations under the junior subordinated indenture and the junior subordinated debt securities, other than with respect to the covenants specifically referred to above, will remain in effect.

If we exercise our option not to comply with the covenants listed above and such junior subordinated debt securities of the series become immediately due and payable because an event of default under the junior subordinated indenture has occurred, other than as a result of an event of default specifically referred to above, the amount of money and/or eligible instruments on deposit with the junior subordinated trustee will be sufficient to pay the principal, any interest, any premium and any other sums, due on such debt securities of that series, such as sinking fund payments, on the date the payments are due under the junior subordinated indenture and the terms of the junior subordinated debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments.

Conversion or Exchange

The junior subordinated debt securities may be convertible or exchangeable into junior subordinated debt securities of another series, into trust preferred securities or into our common stock or preferred stock, on the terms provided in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of trust preferred securities or other securities to be received by the holders of junior subordinated debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Subordination

The junior subordinated debt securities will be subordinate to all of our existing and future senior debt, as defined below. For purposes of this section, our “senior debt” includes our senior debt securities and our subordinated debt securities and means:

•	any of our indebtedness for borrowed or purchased money, whether or not evidenced by bonds, debt securities, notes or other written instruments,

•	our obligations under letters of credit,

•

any of our indebtedness or other obligations with respect to commodity contracts, interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates, and

•

any guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or other similar contingent obligations in respect of obligations of others of a type described above, whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with generally accepted accounting principles, whether outstanding on the date of execution of the junior subordinated indenture or thereafter incurred, other than obligations expressly on a parity with or junior to our payment obligations with respect to the junior subordinated debt securities. The junior subordinated debt securities will rank on a parity with obligations evidenced by any debt securities, and guarantees in respect of those debt securities, initially issued to any trust, partnership or other entity affiliated with us, that is, directly or indirectly, our financing vehicle in connection with the issuance by such entity of capital securities or other similar securities.

If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all senior debt, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the junior subordinated debt securities. In such an event, we will pay or deliver directly to the holders of senior debt any payment or distribution otherwise payable or deliverable to holders of the junior subordinated debt securities. We will make the payments to the holders of senior debt according to priorities existing among those holders until we have paid all senior debt, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, we may make payments or distributions on the junior subordinated debt securities so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•

payment on those securities is subordinate to outstanding senior debt and any securities issued with respect to senior debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the junior subordinated debt securities.

If such events in bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on senior debt:

•	the holders of junior subordinated debt securities,

•	together with the holders of any of our other obligations ranking equal with those junior subordinated debt securities,

will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the junior subordinated debt securities and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to those junior subordinated debt securities.

If we violate the junior subordinated indenture by making a payment or distribution to holders of the junior subordinated debt securities before we have paid all the senior debt in full, then such holders of the junior subordinated debt securities will be deemed to have received the payments or distributions in trust for the benefit of, and will have to pay or transfer the payments or distributions to, the holders of the senior debt outstanding at the time. The payment or transfer to the holders of the senior debt will be made according to the priorities existing among those holders. Notwithstanding the subordination provisions discussed in this paragraph, holders of junior subordinated debt securities will not be required to pay, or transfer payments or distributions to, holders of senior debt so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•

payment on those securities is subordinate to outstanding senior debt and any securities issued with respect to senior debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of those junior subordinated debt securities.

Because of the subordination, if we become insolvent, holders of senior debt may receive more, ratably, and holders of the junior subordinated debt securities having a claim pursuant to those securities may receive less, ratably, than our other creditors. This type of subordination will not prevent an event of default from occurring under the junior subordinated indenture in connection with the junior subordinated debt securities.

We may modify or amend the junior subordinated indenture as provided under “—Modification of Junior Subordinated Indenture” above. However, the modification or amendment may not, without the consent of the holders of all senior debt outstanding, modify any of the provisions of the junior subordinated indenture relating to the subordination of the junior subordinated debt securities in a manner that would adversely affect the holders of senior debt.

The junior subordinated indenture places no limitation on the amount of senior debt that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting senior debt.

Governing Law

The junior subordinated indenture and the junior subordinated debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

The Trustee

The junior subordinated trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Other than its duties in a case of default, the trustee is under no obligation to exercise any of the powers under the junior subordinated indenture at the request, order or direction of any holders of junior subordinated debt securities unless offered reasonable indemnification.

DESCRIPTION OF LLC DEBT SECURITIES AND RELATED M&I GUARANTEES

This section describes the general terms and provisions of the debt securities that may be offered by one or more of our LLCs and our related guarantees of those debt securities. The applicable prospectus supplement will describe the specific terms of the series of debt securities, which are sometimes referred to in this section as “LLC debt securities,” and related guarantees offered through that prospectus supplement and any general terms outlined in this section that will not apply to those LLC debt securities and related guarantees. The LLC debt securities and our related guarantees will be issued under an indenture, which is sometimes referred to in this section as the “indenture,” among the applicable LLC, us and the trustee named in the applicable prospectus supplement.

We have summarized the material terms and provisions of the indenture in this section. We have also filed the form of the indenture as an exhibit to the registration statement of which this prospectus is a part. You should read the form of indenture for provisions that may be important to you.

The indenture under which the LLC debt securities will be issued does not limit the amount of debt which we or our subsidiaries may incur or guarantee.

General

Unless specified otherwise in the applicable prospectus supplement, the LLC debt securities will be senior unsecured obligations of the applicable LLC. The indenture does not limit the principal amount of LLC debt securities that the LLCs may issue. The indenture permits the LLCs to issue LLC debt securities from time to time and LLC debt securities issued under such indenture will be issued as part of a series that has been established by an LLC under such indenture.

Unless otherwise specified in the applicable prospectus supplement, an LLC’s only assets will be common or preferred stock of M&I. As a result, an LLC’s ability to make payments on the LLC debt securities depends on its receipt of dividends from M&I.

A prospectus supplement relating to a series of LLC debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title and type of the LLC debt securities;

•	any limit on the total principal amount of the LLC debt securities of that series;

•	the price at which the LLC debt securities will be issued;

•	the date or dates on which the principal of and any premium on the LLC debt securities will be payable;

•	the maturity date or dates of the LLC debt securities or the method by which those dates can be determined;

•	if the LLC debt securities will bear interest:

–	the interest rate on the LLC debt securities or the method by which the interest rate may be determined;

–	whether payment of interest will be contingent in any respect and/or the interest rate reset;

–	the date from which interest will accrue;

–	the record and interest payment dates for the LLC debt securities;

–	the first interest payment date; and

–	any circumstances under which an LLC may defer interest payments;

•	any remarketing or extension features of the LLC debt securities;

•	the place or places where:

–	an LLC can make payments on the LLC debt securities and we can make payments on our related guarantees;

–	the LLC debt securities and the related guarantees endorsed thereon can be surrendered for registration of transfer or exchange; and

–	notices and demands can be given to an LLC relating to the LLC debt securities and to us with respect to our related guarantees and under the indenture;

•	any optional redemption provisions that would permit an LLC or the holders of LLC debt securities to elect redemption of the LLC debt securities before their final maturity;

•	any sinking fund provisions that would obligate the issuing LLC to redeem its LLC debt securities before their final maturity;

•

whether the LLC debt securities will be convertible into or exchangeable for shares of our common stock, shares of preferred stock or our depositary shares and, if so, the terms and conditions of any such conversion or exchange, and, if convertible into or exchangeable for shares of preferred stock or depositary shares, the terms of such preferred stock or depositary shares;

•	if the LLC debt securities will be issued in bearer form, the terms and provisions contained in the bearer securities and in the indenture specifically relating to the bearer securities;

•	the currency or currencies in which the LLC debt securities will be denominated and payable, if other than U.S. dollars and, if a composite currency, any special provisions relating thereto;

•	any circumstances under which the LLC debt securities may be paid in a currency other than the currency in which the LLC debt securities are denominated and any provisions relating thereto;

•	whether the provisions described below under the heading “—Defeasance and Discharge” apply to the LLC debt securities;

•

any events of default which will apply to the LLC debt securities in addition to those contained in the indenture and any events of default contained in the indenture which will not apply to the LLC debt securities;

•	any additions or changes to or deletions of the covenants contained in the indenture and the ability, if any, of the holders to waive an LLC’s compliance with those additional or changed covenants;

•

whether all or part of the LLC debt securities will be issued in whole or in part as temporary or permanent global securities and, if so, the depositary for those global securities and a description of any book-entry procedures relating to the global securities—a “global security” is a LLC debt security that an LLC issues in accordance with the indenture to represent all or part of a series of LLC debt securities;

•

if an LLC issues temporary global securities, any special provisions dealing with the payment of interest and any terms relating to the ability to exchange interests in a temporary global security for interests in a permanent global security or for definitive LLC debt securities;

•	the identity of the security registrar and paying agent for the LLC debt securities if other than the trustee;

•	any special tax implications of the LLC debt securities;

•	any special provisions relating to the payment of any additional amounts on the LLC debt securities;

•	the terms of any securities being offered together with or separately from the LLC debt securities;

•	the terms and conditions of any obligation or right of an LLC or a holder to convert or exchange the LLC debt securities into trust preferred securities or other securities of M&I; and

•	any other terms of the LLC debt securities and related guarantees.

When we use the term “holder” in this prospectus with respect to a registered debt security, we mean the person in whose name such debt security is registered in the security register.

Additional Interest

If the LLC debt securities are owned by a trust and the trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then the issuing LLC or M&I will be required to pay additional interest on the related LLC debt securities. The amount of any additional interest will be an amount sufficient so that the net amounts received and retained by such trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts that such trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the trust will be in the same position it would have been in if it did not have to pay such taxes, duties, assessments or other charges.

The Related M&I Guarantees

Unless specified otherwise in the applicable prospectus supplement, under the indenture we will unconditionally guarantee on a junior subordinated basis the payment by the related LLC of principal and interest when due (in the case of interest, subject to the LLC’s deferral right, with our guarantee applying only at the end of the related extension period) on the LLC debt securities. Our guarantee of LLC debt securities will rank pari passu with our other guarantees of LLC debt securities, our trust preferred securities guarantees and our junior subordinated debt securities as described under “Description of M&I Junior Subordinated Debt Securities—Subordination,” and the term “senior debt” has the same meaning in this section as in that section.

Payment; Exchange; Transfer

The issuing LLC or M&I will designate a place of payment where holders can receive payment of the principal of and any premium and interest on the LLC debt securities. Even though an LLC or M&I will designate a place of payment, the LLC may elect to pay any interest on the LLC debt securities by mailing a check to the person listed as the owner of the LLC debt securities in the security register or by wire transfer to an account designated by that person in writing not less than ten days before the date of the interest payment. One of our affiliates may serve as the paying agent under the indenture. Unless stated otherwise in the applicable prospectus supplement, such LLC will pay interest on an LLC debt security:

•	on an interest payment date, to the person in whose name that LLC debt security is registered at the close of business on the record date relating to that interest payment date; and

•	on the date of maturity or earlier redemption or repayment, to the person who surrenders such debt security at the office of our appointed paying agent.

Any money that is paid to a paying agent for the purpose of making payments on the LLC debt securities and that remains unclaimed two years after the payments were due will, at such LLC’s or M&I’s request, be returned to such LLC or M&I and after that time any holder of such debt security can only look to an LLC or M&I for the payments on such debt security.

Any LLC debt securities of a series can be exchanged for other LLC debt securities of that series issued by the same LLC so long as such other debt securities are denominated in authorized denominations and have the same aggregate principal amount and same terms as the LLC debt securities that were surrendered for exchange. The LLC debt securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by the issuing LLC for that purpose in a place of payment. There will be no service charge for any registration of transfer or exchange of the LLC debt securities, but the issuing LLC may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the LLC debt securities. If the applicable prospectus supplement refers to any office or agency, in addition to the security registrar, initially designated by an LLC where holders can surrender the LLC debt securities for registration of transfer or exchange, such LLC may at any time rescind the designation of any such office or agency or approve a change in the location. However, an LLC will be required to maintain an office or agency in each place of payment for that series.

In the event of any redemption, neither the issuing LLC nor the trustee will be required to:

•

issue, register the transfer of, or exchange, LLC debt securities of any series during a period beginning at the opening of business 15 days before the day of publication or mailing of the notice of redemption and ending at the close of business on the day of such publication or the mailing of such notice; or

•	transfer or exchange any LLC debt securities so selected for redemption, except, in the case of any LLC debt securities being redeemed in part, any portion thereof not to be redeemed.

Denominations

Unless stated otherwise in the applicable prospectus supplement, the LLC debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000.

Bearer Debt Securities

If an LLC ever issues bearer debt securities, the applicable prospectus supplement will describe all of the special terms and provisions of LLC debt securities in bearer form, and the extent to which those special terms and provisions are different from the terms and provisions which are described in this prospectus, which generally apply to LLC debt securities in registered form, and will summarize provisions of the indenture that relate specifically to bearer debt securities.

Original Issue Discount

LLC debt securities may be issued under the indenture as original issue discount securities and sold at a substantial discount below their stated principal amount. If a LLC debt security is an original issue discount security, that means that an amount less than the principal amount of such debt security will be due and payable upon a declaration of acceleration of the maturity of such debt security under the indenture. The applicable prospectus supplement will describe the federal income tax consequences and other special factors you should consider before purchasing any original issue discount securities.

Option to Defer Interest Payments

If provided in the applicable prospectus supplement, the issuing LLC will have the right from time to time to defer payment of interest on a series of its LLC debt securities for up to such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in such prospectus supplement. Such deferral, however, may not extend beyond the stated maturity of such LLC debt securities. Certain United States federal income tax consequences and special considerations applicable to any such debt securities will be described in the applicable prospectus supplement.

Restrictions on Certain Payments, Including on Deferral of Interest

Unless otherwise specified in the applicable prospectus supplement, if:

•

there shall have occurred and be continuing any event that, with the giving of notice or the lapse of time, or both, would be an event of default with respect to a series of LLC debt securities of which we have actual knowledge and which we have not taken reasonable steps to cure;

•	the LLC debt securities of a series are held by a trust and we shall be in default relating to its payment of any obligations under the corresponding guarantee; or

•

the issuing LLC shall have given notice of its election to defer payments of interest on a series of its LLC debt securities by extending the interest payment period and such period, or any extension of such period, shall be continuing;

then:

•	we shall not declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock;

•

we shall not make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank equally with or junior to our related guarantees described above under “—The Related M&I Guarantees”; and

•	we shall not make any payment under any guarantee that ranks equally with or junior to our related guarantees.

The restrictions listed above do not apply to:

•

any repurchase, redemption or other acquisition of shares of our capital stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (2) a dividend reinvestment or stockholder purchase plan, or (3) our issuance of capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable event of default, default or extension period, as the case may be;

•

any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

•	any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•	any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto;

•	payments by us under any guarantee agreement executed for the benefit of the holders of the trust preferred securities; or

•

any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock.

Redemption

Unless otherwise specified in the applicable prospectus supplement, the LLC debt securities will not be subject to any sinking fund and will not be redeemable at the option of the holder.

Unless otherwise specified in the applicable prospectus supplement, the issuing LLC may, at its option and subject to receipt of prior approval by the Federal Reserve, if required, redeem its LLC debt securities of any series in whole at any time or in part from time to time. If LLC debt securities of any series are redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify such date or describe such conditions. Except as otherwise specified in the applicable prospectus supplement, the redemption price for any LLC debt security so redeemed will equal 100% of the principal amount of such LLC debt security plus accrued and unpaid interest (including additional interest) to the redemption date.

Except as otherwise specified in the applicable prospectus supplement, the issuing LLC may, at its option and subject to receipt of prior approval by the Federal Reserve, if required, redeem a series of its LLC debt securities in whole, but not in part, at any time within 90 days after the occurrence of a tax event, investment company event or capital treatment event, each as defined below, at a redemption price equal to 100% of the principal amount of such LLC debt securities then outstanding plus accrued and unpaid interest (including additional interest) to the redemption date.

Unless otherwise specified in the applicable prospectus supplement, the term “tax event” means the receipt by a trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change in, including any announced proposed change in, the laws or regulations of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of the prospectus supplement relating to issuance of trust preferred securities by such trust, there is more than an insubstantial risk that:

•

such trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of LLC debt securities;

•

interest payable by an LLC on such series of corresponding LLC debt securities is not, or within 90 days of the date of such opinion, will not be, deductible by M&I, in whole or in part, for United States federal income tax purposes in its consolidated federal income tax return; or

•	such trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

Unless otherwise specified in the applicable prospectus supplement, the term “investment company event” means the receipt by a trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change, including any announced prospective change, in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that such trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the prospectus supplement relating to the issuance of the trust preferred securities.

Unless otherwise specified in the applicable prospectus supplement, the term “capital treatment event” means our reasonable determination that, as a result of any amendment to, or change in, including any announced prospective change in, the laws or regulations of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of the prospectus supplement relating to issuance of trust preferred securities by such trust, there is more than an insubstantial risk that M&I will not be entitled to treat an amount equal to the liquidation amount of such trust preferred securities as Tier I capital, or the then-equivalent thereof, for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to M&I.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of LLC debt securities to be redeemed at its registered address. However, if the debt securities are held by a trust, notice shall be mailed at least 45 days but not more than 75 days before the redemption date. Unless an LLC defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on such LLC debt securities or portions thereof called for redemption.

Limitation on Mergers and Sales of Assets

The indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:

•

the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including our guarantee of the LLC debt securities;

•	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and

•	certain other conditions as prescribed in the indenture are met.

If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in such indenture with the same effect as if it had been an original party to the indenture. As a result, such successor entity may exercise our rights and powers under the indenture, in our name and, except in the case of a lease of all or substantially all of our properties and assets, we will be released from all our liabilities and obligations under such indenture.

An LLC may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to us or any other person, except as described below or as otherwise described in the applicable prospectus supplement. Such LLC may, at our request, with the consent of M&I but without the consent of the holders of the LLC debt securities or the trustee, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, an LLC or trust organized as such under the laws of any state if:

•	such successor entity either:

–	expressly assumes all of the obligations of such LLC with respect to the LLC debt securities, or

–

substitutes for the LLC debt securities other securities having substantially the same terms as the LLC debt securities, or the “successor securities,” so long as the successor securities rank the same as the LLC debt securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•

the successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the LLC debt securities are then listed, if any;

•

such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the LLC debt securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

•

such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the LLC debt securities, including any successor securities, in any material respect;

•	such successor entity has a purpose substantially identical to that of such LLC;

•

prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel to such LLC experienced in such matters to the effect that:

–	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the LLC debt securities, including any successor securities, in any material respect, and

–	following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither such LLC nor such successor entity will be required to register as an investment company under the Investment Company Act; and

•

we or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the applicable guarantee.

Notwithstanding the foregoing, an LLC may not, except with the consent of holders of 100% of the LLC debt securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the LLC or the successor entity to be classified as other than a disregarded entity or grantor trust for United States federal income tax purposes.

Events of Default, Waiver and Notice

Unless otherwise specified in the applicable prospectus supplement, an “event of default” when used in the indenture with respect to any series of LLC debt securities, means any of the following:

•

failure to pay interest (including any additional interest) on an LLC debt security of that series for 30 days after the payment is due (subject to the deferral of any due date in the case of an extension period);

•	failure to pay the principal of or any premium on any LLC debt security of that series when due whether at maturity, upon redemption or otherwise;

•	certain events in bankruptcy, insolvency or reorganization of M&I or an LLC; or

•	any other event of default that may be specified for the LLC debt securities of that series when that series is created.

If an event of default under the indenture occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding LLC debt securities of that series may declare the entire principal and all accrued but unpaid interest of all debt securities of that series to be due and payable immediately. If the trustee or the holders of LLC debt securities do not make such declaration and the LLC debt securities of that series are held by a trust or trustee of such trust, the property trustee or the holders of at least 25% in aggregate liquidation amount of the related trust preferred securities shall have such right.

If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding LLC debt securities of that series can, subject to certain conditions (including, if the LLC debt securities of that series are held by a trust or a trustee of such trust, the consent of the holders of at least a majority in aggregate liquidation amount of the related trust preferred securities), rescind the declaration. If the holders of such LLC debt securities do not rescind such declaration and such LLC debt securities are held by a trust or trustee of such trust, the holders of at least a majority in aggregate liquidation amount of the related trust preferred securities shall have such right.

The holders of a majority in aggregate principal amount of the outstanding LLC debt securities of any series may, on behalf of all holders of that series, waive any past default, except:

•	a default in payment of principal of or any premium or interest; or

•	a default under any provision of the indenture which itself cannot be modified or amended without the consent of the holder of each outstanding LLC debt security of that series.

If the LLC debt securities of that series are held by a trust or a trustee of such trust, any such waiver shall require a consent of the holders of at least a majority in aggregate liquidation amount of the related trust preferred securities. If the holders of LLC debt securities do not waive such default, the holders of a majority in aggregate liquidation amount of the related trust preferred securities shall have such right.

The holders of a majority in principal amount of the LLC debt securities of any series affected shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture.

The applicable LLC and M&I are each required to file an officers’ certificate with the trustee each year that states, to the knowledge of the certifying officer, whether or not any defaults exist under the terms of the indenture.

If the LLC debt securities of any series are held by a trust or a trustee of such trust, a holder of the related trust preferred securities may institute a direct action if the issuing LLC fails to make interest or other payments on the corresponding LLC debt securities when due, taking account of any extension period. A direct action may be brought without first:

•	directing the property trustee to enforce the terms of the corresponding LLC debt securities or our related guarantees, or

•	suing such LLC or us to enforce the property trustee’s rights under such LLC debt securities or our related guarantees.

This right of direct action cannot be amended in a manner that would impair the rights of the holders of trust preferred securities thereunder without the consent of all holders of affected trust preferred securities.

Covenants Contained in Indenture

The indenture does not contain restrictions on our ability to:

•	incur, assume or become liable for any type of debt or other obligation;

•	create liens on our property for any purpose; or

•

pay dividends or make distributions on our capital stock or repurchase or redeem our capital stock, except as set forth under “—Restrictions on Certain Payments, Including on Deferral of Interest” above.

The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the indenture does not contain any provisions which would require an issuing LLC or us to repurchase or redeem or modify the terms of any of the LLC debt securities upon a change of control or other event involving us which may adversely affect the creditworthiness of such LLC debt securities taking into account our related guarantee.

No Protection in the Event of a Highly Leveraged Transaction

The indenture does not protect holders from a sudden and dramatic decline in our credit quality resulting from takeovers, recapitalizations, or similar restructurings or other highly leveraged transactions.

Distribution of the LLC Debt Securities

If a series of LLC debt securities is owned by a trust, under circumstances involving the dissolution of the trust, which will be discussed more fully in the applicable prospectus supplement, the LLC debt securities may be distributed to the holders of the trust securities in liquidation of that trust, provided that any required regulatory approval is obtained. See “Description of Trust Preferred Securities—Liquidation Distribution upon Dissolution.”

Modification of Indenture

Under the indenture, certain rights and obligations of the issuing LLC and us with respect to our related guarantees and certain of the rights of holders of the LLC debt securities may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding LLC debt securities of all series of such debt securities affected by the modification or amendment, acting as one class. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest, including any additional interest (other than to the extent set forth in the applicable LLC debt security);

•	a reduction in payments due on the LLC debt securities;

•	a change in the place of payment or currency in which any payment on the LLC debt securities is payable;

•	a limitation of a holder’s right to sue such LLC for the enforcement of payments due on the LLC debt securities;

•

a reduction in the percentage of outstanding LLC debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of such indenture or certain defaults under such indenture;

•	a reduction in the requirements contained in the indenture for quorum or voting;

•	a limitation of a holder’s right, if any, to repayment of LLC debt securities at the holder’s option;

•	a release of or change in our obligations as guarantor on a junior subordinated basis of the LLC debt securities other than in accordance with the terms of the indenture;

•	in the case of LLC debt securities convertible into common stock, a limitation of any right to convert such debt securities; and

•	a modification of any of the foregoing requirements contained in the indenture.

Under the indenture, the holders of at least a majority of the aggregate principal amount of the outstanding LLC debt securities of all series affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of such series of debt securities, waive compliance with any covenant or condition contained in the indenture unless it is specified that such covenant or condition cannot be so waived at the time the series is established.

If the LLC debt securities are held by a trust or the trustee of such trust, no modification may be made that adversely affects the holders of the related trust preferred securities in any material respect, and no termination of the indenture may occur, and no waiver of any compliance with any covenant will be effective without the prior consent of a majority in liquidation amount of trust preferred securities of such trust. If the consent of the holder of each outstanding LLC debt security is required for such modification or waiver, no such modification or waiver shall be effective without the prior consent of each holder of related trust preferred securities.

The issuing LLC and the trustee may execute, without the consent of any holder of LLC debt securities, any supplemental indenture for the purposes of:

•	creating any new series of LLC debt securities;

•	evidencing the succession of another corporation to the LLC or us, as guarantor, and the assumption by such successor of the LLC’s covenants contained in the indenture and the LLC debt securities;

•

adding covenants of the LLC or us for the benefit of the holders of all or any series of LLC debt securities, transferring any property to or with the trustee or surrendering any of the LLC’s or our rights or powers under the indenture;

•	adding any additional events of default for all or any series of LLC debt securities;

•

changing or eliminating any restrictions on the payment of principal or premium, if any, on LLC debt securities in registered form, permitting and facilitating the issuance of LLC debt securities in uncertificated form and modifying certain provisions with respect to bearer securities, provided any such action shall not adversely affect the interests of the holders of the LLC debt securities of any series in any material respect;

•

changing or eliminating any of the provisions of the indenture, provided that any such change or elimination shall become effective only when there is no LLC debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provisions or shall not apply to any LLC debt security outstanding;

•

evidencing and providing for the acceptance of appointment under the indenture by a successor trustee with respect to the LLC debt securities of one or more series and adding to or changing any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee in accordance with the indenture;

•

curing any ambiguity, correcting or supplementing any provision in the indenture which may be defective or inconsistent with any other provision therein or making any other provisions with respect to matters or questions arising under the indenture which shall not be inconsistent with any provision therein, provided such other provisions shall not adversely affect the interests of the holders of the LLC debt securities of any series in any material respect or, in the case of the LLC debt securities of a series issued to a trust and for so long as any of the corresponding series of trust preferred securities issued by such trust shall remain outstanding, the holders of such trust preferred securities; or

•

adding to, changing or eliminating any provision of the indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act, provided such action shall not adversely affect the interest of the holders of LLC debt securities of any series in any material respect.

Defeasance and Discharge

Defeasance and Discharge. At the time a series of LLC debt securities is established under the indenture, the issuing LLC can provide that such debt securities of that series are subject to the defeasance and discharge provisions of that indenture. If so provided, an LLC will be discharged from its obligations on such debt securities of that series if:

•

such LLC deposits with the trustee, in trust, sufficient money or, if the LLC debt securities of that series are denominated and payable in U.S. dollars only, “eligible instruments,” to pay the principal, any interest, any premium and any other sums due on such debt securities of that series, such as sinking fund payments, on the dates the payments are due under the indenture and the terms of such debt securities;

•

such LLC delivers to the trustee an opinion of counsel that states that the holders of the LLC debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if no deposit had been made;

•	if the LLC debt securities of that series are listed on any domestic or foreign securities exchange, such debt securities will not be delisted as a result of the deposit; and

•	such LLC complies with certain other conditions specified in the indenture.

When we use the term “eligible instruments” in this section, we mean monetary assets, money market instruments and securities that are payable in dollars only and essentially risk free as to collection of principal and interest, including:

•	direct obligations of the United States backed by the full faith and credit of the United States; or

•

any obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the timely payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States.

In the event that an LLC deposits money and/or eligible instruments in trust and discharges its obligations under a series of its LLC debt securities as described above, then:

•

the indenture will no longer apply to the LLC debt securities of that series; however, certain obligations to compensate, reimburse and indemnify the trustee, to register the transfer and exchange of LLC debt securities, to replace lost, stolen or mutilated LLC debt securities, to maintain paying agencies and the trust funds and to pay additional amounts, if any, required as a result of U.S. withholding taxes imposed on payments to non-U.S. persons will continue to apply; and

•	holders of LLC debt securities of that series can only look to the trust fund for payment of principal, any premium and any interest on such debt securities of that series.

Defeasance of Certain Covenants and Certain Events of Default.    At the time a series of LLC debt securities is established under the indenture, the issuing LLC can provide that such debt securities of that series are subject to the covenant defeasance provisions of such indenture. If so provided and such LLC makes the deposit and delivers the opinion of counsel described above in this section under the heading “—Defeasance and Discharge” it will not have to comply with any covenant it designates when it establishes the series of debt securities. In the event of a covenant defeasance, an LLC’s obligations under the indenture and the LLC debt securities, other than with respect to the covenants specifically referred to above, will remain in effect.

If an LLC exercises its option not to comply with the covenants listed above and such LLC debt securities of the series become immediately due and payable because an event of default under the indenture has occurred, other than as a result of an event of default specifically referred to above, the amount of money and/or eligible instruments on deposit with the trustee will be sufficient to pay the principal, any interest, any premium and any other sums, due on such debt securities of that series, such as sinking fund payments, on the date the payments are due under the indenture and the terms of the LLC debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, an LLC would remain liable for the balance of the payments.

Conversion or Exchange

The LLC debt securities may be convertible or exchangeable into our preferred or common stock, LLC debt securities of another series or into trust preferred securities, on the terms provided in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at an LLC’s option, in which case the number of shares of trust preferred securities or other securities to be received by the holders of LLC debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Governing Law

The indenture and the LLC debt securities and our related guarantees will be governed by, and construed in accordance with, the internal laws of the State of New York.

The Trustee

The trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Other than its duties in a case of default, the trustee is under no obligation to exercise any of the powers under the indenture at the request, order or direction of any holders of LLC debt securities unless offered reasonable indemnification.

DESCRIPTION OF COMMON STOCK

We have summarized the material terms and provisions of the common stock in this section. We have also filed our articles of incorporation and our by-laws, each as amended, as exhibits to the registration statement of which this prospectus is a part. You should read our articles of incorporation and our bylaws for additional information before you buy any securities which may be exercised or exchangeable for or converted into common stock.

General

Authorized and Outstanding Shares.    As of June 30, 2005, our authorized common stock, par value $1.00 per share, was 700,000,000 shares. From these authorized shares, we had issued 244,432,222 shares, of which 229,650,014 shares were outstanding and 14,782,208 shares were held as treasury shares. Shares of our common stock, when issued against full payment of their purchase price, and shares of our common stock issuable upon conversion, exchange or exercise of any of the other securities offered by this prospectus, will be validly issued, fully paid and non-assessable, except to the extent provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law. Under Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, holders of our common stock are liable up to an amount equal to the par value of the shares owned by them for all debts owing our employees for services performed for us, but not exceeding six months’ service in any one case. Certain Wisconsin courts have interpreted “par value” to mean the full amount paid upon the purchase of the shares of common stock.

Voting Rights.    The holders of our common stock are entitled to one vote per share on all matters to be voted on by shareholders, except to the extent that the voting power of shares held by any person in excess of 20% of the voting power in the election of directors may be limited (in voting on any matter) to one-tenth of the full voting power of those shares under Section 180.1150 of the Wisconsin Business Corporation Law. The holders of common stock are not entitled to cumulative voting rights. The Wisconsin Business Corporation Law and our by-laws require a plurality of all votes cast at a meeting at which a quorum is present to elect directors. For most other shareholder votes, the Wisconsin Business Corporation Law and our by-laws provide that an action is approved if the votes cast in favor of the action exceed the votes cast opposing the action at a meeting at which a quorum is present, unless our articles of incorporation, our by-laws or the Wisconsin Business Corporation Law provide otherwise.

Dividends.    Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for payment of dividends, subject to any preferential rights of any outstanding preferred stock.

Liquidation.    In the event of our liquidation or dissolution, the holders of our common stock will be entitled to share ratably in all assets remaining for distribution to shareholders, subject to any preferential rights of any outstanding preferred stock.

Other Rights.    Holders of our common stock have no preemptive or other subscription rights, and the shares of common stock are not subject to further calls or assessment by us. There are no conversion rights or sinking fund provisions applicable to the shares of our common stock.

Listing.    The outstanding shares of our common stock are listed on the New York Stock Exchange under the symbol “MI.” The transfer agent for our common stock is Continental Stock Transfer & Trust Company.

Wisconsin Law and Certain Articles and By-Laws Provision; Anti-Takeover Measures

Certain provisions of our articles of incorporation and our by-laws and the Wisconsin Business Corporation Law may delay or make more difficult acquisitions or changes of control of M&I not approved by our board of directors. These provisions may also make it more difficult for third parties to replace our current management without the concurrence of our board of directors. In addition, Federal Reserve Board approval is required for certain acquisitions of our common stock or other voting stock. All of these provisions could have the effect of discouraging third parties from making proposals that shareholders may otherwise consider to be in their best interests, including tender offers or attempts that might allow shareholders to receive premiums over the market price of their common stock.

Required Vote.    Pursuant to Section 180.1706(l) of the Wisconsin Business Corporation Law, except as otherwise provided in a corporation’s articles of incorporation or by-laws, any amendment to the articles of incorporation, merger or certain other events involving a corporation organized before January 1, 1973, which did not expressly elect before January 1, 1991 to be governed by a majority or greater voting requirement, must be approved by the affirmative vote of two-thirds of the shares entitled to vote at a meeting called for that purpose. Our articles of incorporation were amended prior to January 1, 1991 to reduce the vote required for a merger, consolidation or certain other extraordinary events to a majority vote of our capital stock entitled to vote, provided that three-quarters of our board shall have approved the transaction. Our articles of incorporation were not amended prior to January 1, 1991 to reduce the vote required to amend the articles of incorporation. Consequently, any amendment to our articles of incorporation requires the affirmative vote of two-thirds of the outstanding shares of our capital stock entitled to vote at a meeting called for that purpose. The requirement that two-thirds of the outstanding shares of our capital stock entitled to vote at a meeting to approve any amendment to our articles of incorporation could make it more difficult for any party seeking to take control of M&I through a merger, tender offer or proxy contest, or otherwise to amend our articles of incorporation in furtherance of any such action, such as the repeal of provisions classifying our board or permitting the removal of directors other than for “cause.”

Size and Classification of Board of Directors.    Our articles of incorporation and by-laws provide that our board will consist of not less than three directors (exclusive of directors, if any, elected by the holders of one or more classes or series of preferred stock pursuant to the articles of incorporation applicable thereto), the number of which may be established within such limits by resolution adopted by the affirmative vote of a majority of the entire board of directors then in office; provided, that, the board of directors may not decrease the number if the term of any incumbent director would thereby be affected. Our board of directors is classified into three classes, with directors serving staggered three-year terms. The classification of our board could render more difficult or discourage attempts to obtain control of M&I through the election of directors to the board. A party seeking to obtain control of M&I through the election of directors could not elect a majority of the directors of our board at a single meeting held for the purpose of electing directors. A minimum of two meetings held for the purpose of electing directors would be necessary for any such party to elect a majority of our board.

Removal of Directors for “Cause.”    Exclusive of directors, if any, elected by holders of one or more classes of preferred stock, holders of common stock may remove a director only for “cause” and then only by a vote of two-thirds of the outstanding shares of our capital stock entitled to vote at a meeting of shareholders called for that purpose. “Cause” is defined solely as malfeasance arising from the performance of a director’s duties which has a materially adverse effect on the business of M&I. This provision could deter or discourage a party seeking to obtain control of M&I by removing one or more directors from our board.

Advance Notice of Proposals to be Brought at the Annual Meeting.    Pursuant to Section 2.5 of our by-laws, any shareholder who intends to bring business before an annual meeting of shareholders must provide M&I with notice of such intention, the nature of such proposal, the reasons for conducting such business at the annual meeting and certain information regarding the shareholder bringing the proposal not less than 90 days prior to the anniversary date of the annual meeting of shareholders in the immediately preceding year. This provision could render more difficult or discourage an attempt to obtain control of M&I through a proposal brought before an annual meeting of shareholders. M&I would have to be given advance notice of any such proposal in accordance with our by-laws which notice to M&I may discourage the making of such proposal.

Advance Notice of Nominations of Directors.    Pursuant to Article VI of our articles of incorporation and Section 2.6 of our by-laws, any shareholder who intends to nominate directors for election at a meeting called for that purpose must provide M&I with notice of such intention, a written consent of the nominee to serve as a director, certain information regarding the proposed nominee and certain information regarding the nominating shareholder not less than 90 days prior to the anniversary date of the annual meeting of shareholders in the immediately preceding year. This provision could deter or discourage a party seeking to obtain control of M&I by electing directors to our board. Any such party would be required to comply with our articles of incorporation and by-laws in nominating directors to our board and such compliance could deter or discourage such party from nominating directors to our board.

Authorized and Unissued Stock.    As of June 30, 2005, our authorized capital consisted of 5,000,000 shares of preferred stock, of which 2,000,000 shares relate to a previous series of preferred stock, and 700,000,000 shares of common stock, of which 455,567,778 shares were unissued. Our board of directors has the right to cause us to issue authorized and unissued shares from time to time, without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public or private offerings to raise additional capital or to facilitate corporate acquisitions. The board’s power to approve the issuance of preferred stock could, depending on the terms of such stock, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. Similarly, the board’s existing ability to issue additional shares of our common stock could, depending upon the circumstances of their issue, either impede or facilitate the completion of a merger, tender offer or other takeover attempt, and thereby protect the continuity of our management and possibly deprive the shareholders of opportunities to sell their shares of common stock at higher than prevailing market prices. For example, the issuance of new shares might impede a business combination if they were issued in connection with a rights plan or if the terms of those shares include series voting rights which would enable the holder to block business combinations. Alternatively, the issuance of new shares might facilitate a business combination if those shares have general voting rights sufficient to cause an applicable percentage vote requirement to be satisfied. The board will make any determination regarding issuance of additional shares based on its judgment as to the best interests of us and our stockholders.

Certain Business Combinations.    Article XI of our articles of incorporation provides that an affirmative vote of 80% of our outstanding capital stock entitled to vote in the election of directors voting together as a single class, or two-thirds of the shares entitled to so vote excluding shares of our capital stock held by an “interested stockholder,” is required to approve a merger or other “business combination” involving M&I or any subsidiary and any interested stockholder or an affiliate or associate of an interested stockholder (excluding M&I or any subsidiary thereof or employee benefit plan for the benefit of employees of M&I or its subsidiaries).

For purposes of Article XI, an interested stockholder refers to (a) the beneficial owner of more than 10% of our outstanding capital stock entitled to vote in the election of directors, (b) an affiliate or associate of M&I that at any time within the two-year period preceding the business combination was a beneficial owner of 10% or more of our outstanding capital stock entitled to vote in the election of directors or (c) an assignee of or successor to any M&I capital stock entitled to vote in the election of directors previously beneficially owned within the two year period preceding the combination by another interested stockholder, if such assignment or succession occurred involved a transaction not involving a public offering within the meaning of the Securities Act. For purposes of Article XI, a business combination refers to (a) a merger or consolidation, (b) a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of M&I with an aggregate market value of $25 million or more, (c) the adoption of any plan for liquidation or dissolution and (d) other enumerated transactions involving an interested stockholder.

These provisions of the M&I Articles do not apply if (a) the consideration offered in connection with such transaction satisfies certain “fair price” requirements or (b) a majority of the “disinterested directors” (defined as a director who is not affiliated with the interested stockholder and who either was (i) a member of the our board prior to the date that the interested stockholder became such or (ii) elected or recommended for election by a majority of the disinterested directors in office at the time such director was nominated for election) approves the transaction. The supermajority voting provisions could deter or discourage an “interested stockholder” from proposing or pursuing a business combination with M&I.

Constituency or Stakeholder Provision.    Under Section 180.0827 of the Wisconsin Business Corporation Law, in discharging his or her duties to M&I and in determining what he or she believes to be in the best interests of M&I, a director or officer may, in addition to considering the effects of any action on shareholders, consider the effects of the action on employees, suppliers, customers, the communities in which we operate and any other factors that the director or officer considers pertinent. This provision may have anti-takeover effects in situations where the interests of our stakeholders, other than shareholders, conflict with the short-term maximization of shareholder value.

Wisconsin Anti-Takeover Statutes.    Sections 180.1140 to 180.1144 of the Wisconsin Business Corporation Law, which are referred to as the Wisconsin business combination statutes, prohibit a Wisconsin corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless prior to such date the board of directors approved the business combination or the transaction in which the person became an interested stockholder. Under specified circumstances, a Wisconsin corporation may engage in a business combination with an interested stockholder more than three years after the stock acquisition date. For purposes of the Wisconsin business combination statutes, a “business combination” includes (a) a merger or share exchange, (b) a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets equal to at least 5% of the aggregate market value of the assets or outstanding stock of the corporation or 10% of the corporation’s earning power or income on a consolidated basis, (c) the issuance of stock or rights to purchase stock having an aggregate market value equal to at least 5% of the outstanding stock, (d) the adoption of a plan of liquidation or dissolution and (e) other enumerated transactions involving an interested stockholder. Under the Wisconsin business combination statutes, an “interested stockholder” is a person who beneficially owns 10% of the voting power of the outstanding voting stock of the corporation, or who is an affiliate or associate of the corporation and beneficially owned 10% of the voting power of the then outstanding voting stock within three years prior to the date in question.

Sections 180.1130 to 180.1133 of the Wisconsin Business Corporation Law, which are referred to as the Wisconsin fair price statutes, require that “business combinations” involving a “significant shareholder” and a Wisconsin corporation be approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by the outstanding voting shares of the corporation, and (2) two-thirds of the votes entitled to be cast by the holders of the voting shares that are not beneficially owned by a “significant shareholder” or an affiliate or associate of a significant shareholder who is a party to the transaction, unless the fair price conditions specified in the statute have been satisfied. This requirement is in addition to any vote that may be required by law or our articles of incorporation. For purposes of the Wisconsin fair price statutes, a “business combination” generally includes a merger or share exchange, or a sale, lease, exchange or other disposition, other than a mortgage or pledge if not made to the avoid the fair price statutes and the defensive action restrictions statute (as described below). Under the Wisconsin fair price statutes, a “significant shareholder” is a person who beneficially owns, directly or indirectly, 10% or more of the voting power of the outstanding stock of the corporation, or who is an affiliate of the corporation and beneficially owned, directly or indirectly, 10% or more of the voting power of the outstanding stock of the corporation within two years prior to the date in question. The Wisconsin fair price statutes may discourage any attempt by a shareholder to squeeze out other shareholders without offering an appropriate premium purchase price.

Under Section 180.1150(2) of the Wisconsin Business Corporation Law, the voting power of shares of a Wisconsin corporation that are held by any person in excess of 20% of the voting power are limited (in voting on any matter) to 10% of the full voting power of those excess shares, unless otherwise provided in the articles of incorporation or unless full voting rights have been restored at a special meeting of the shareholders called for that purpose. This statute is designed to protect corporations against uninvited takeover bids by reducing to one-tenth of their normal voting power all shares in excess of 20% owned by an acquiring person. This provision may deter any shareholder from acquiring in excess of 20% of our outstanding voting stock. Section 180.1150(3) excludes shares held or acquired under certain circumstances from the application of Section 180.1150(2), including, among others, shares acquired directly from M&I and shares acquired in a merger or share exchange to which M&I is a party.

Section 180.1134 of the Wisconsin Business Corporation Law, which is referred to as the Wisconsin defensive action restrictions statute, provides that, in addition to the vote otherwise required by law or the articles of incorporation, a Wisconsin corporation must receive approval of the holders of a majority of the shares entitled to vote before the corporation can take the actions discussed below while a takeover offer is being made or after a takeover offer has been publicly announced and before it is concluded. Under the Wisconsin defensive action restrictions statute, shareholder approval is required for the corporation to acquire more than 5% of the corporation’s outstanding voting shares at a price above the market price from any individual who or organization which owns more than 3% of the outstanding voting shares and has held the shares for less than two years, unless a similar offer is made to acquire all voting shares and all securities which may be converted into voting shares. This restriction may deter a shareholder from acquiring shares of our common stock if the shareholder’s goal is to have M&I repurchase the shareholder’s shares at a premium over the market price. Shareholder approval is also required under the Wisconsin defensive action restrictions statute for the corporation to sell or option assets of the corporation which amount to at least 10% of the market value of the corporation, unless the corporation has at least three independent directors and a majority of the independent directors vote not to be governed by this restriction.

Indemnification; Limitation on Liability.    Section 180.0851 of the Wisconsin Business Corporation Law requires a corporation to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding, if such person was a party to such proceeding because he or she was a director or officer of the corporation. In cases where a director or officer is not successful on the merits or otherwise in the defense of a proceeding, a corporation is required to indemnify a director or officer against liability incurred by the director or officer in a proceeding if such person was a party to such proceeding because he or she is a director or officer of the corporation, unless it is determined that he or she breached or failed to perform a duty owed to the corporation and such breach or failure to perform constitutes:

•	a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest;

•	a violation of criminal law, unless the person has reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

•	a transaction from which the person derived an improper personal profit; or

•	willful misconduct.

Our by-laws provide that we will indemnify our directors, officers, designated employees and designated agents to the fullest extent permitted by the Wisconsin Business Corporation Law, unless it is proven by final judicial adjudication that indemnification is prohibited. Our by-laws provide that upon the written request of a director, officer, designated employee or designated agent who is a party to a proceeding, the corporation must pay or reimburse such person’s expenses as incurred if such person provides a written affirmation of his or her good faith belief that he or she is entitled to indemnification and a written undertaking to repay all amounts advanced if it is ultimately determined that indemnification is prohibited. Our by-laws also provide that we may purchase insurance on behalf of any director, officer, designated employee or designated agent against certain liabilities, losses and expenses, whether or not we would have the power to indemnify these persons against these liabilities, losses and expenses.

Section 180.0859 of the Wisconsin Business Corporation Law provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance for any liability incurred in connection with any proceeding involving securities regulation. In accordance with this provision, our by-laws provide for mandatory indemnification and allowance of expenses for officers, directors, designated employees and designated agents for proceedings involving securities-related matters.

Under Section 180.0828 of the Wisconsin Business Corporation Law, a director of the corporation is not personally liable to the corporation or its shareholders for a breach of or failure to perform any duty resulting solely from his or her status as a director, unless it is proven that the director’s conduct falls into one of the categories described above.

Federal Law Restrictions.    The Change in Bank Control Act of 1978 prohibits a person or group of persons from acquiring “control” of a bank holding company unless:

•	the Federal Reserve Board has been given 60 days’ prior written notice of the proposed acquisition and

•

within that time period, the Federal Reserve Board has not issued a notice disapproving the proposed acquisition or extending for up to another 30 days the period during which such a disapproval may be issued or unless the acquisition otherwise requires Federal Reserve Board approval. An acquisition may be made before expiration of the disapproval period if the Federal Reserve Board issues written notice that it intends not to disapprove the action. It is generally assumed that the acquisition of more than 10% of a class of voting stock of a bank holding company with publicly held securities, such as M&I, would constitute the acquisition of control.

In addition, any “company” would be required to obtain Federal Reserve Board approval before acquiring 25% or more of our outstanding voting stock. If the acquiror is a bank holding company, this approval is required before acquiring 5% of our outstanding common stock. Obtaining “control” over M&I would also require Federal Reserve Board prior approval. “Control” generally means:

•	the ownership or control of 25% or more of a bank holding company voting securities class;

•	the ability to elect a majority of the bank holding company’s directors; or

•	the ability otherwise to exercise a controlling influence over the bank holding company’s management and policies.

DESCRIPTION OF PREFERRED STOCK

The following information describes the general terms and provisions of our preferred stock. This information may not be complete in all respects and is qualified entirely by reference to our articles of incorporation with respect to each series of preferred stock. Our articles of incorporation are, and any amendments to the articles will be, incorporated by reference in the registration statement of which this prospectus is a part for the issuance of any series of preferred stock. This information relates to terms and conditions that apply to the preferred stock as a class. The specific terms of any series of preferred stock will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms of that series may differ from the general description of the terms described below.

Authorized Preferred Stock

Our authorized preferred stock consists of 5,000,000 shares of preferred stock, par value $1.00 per share, of which 2,000,000 relate to a previous series of preferred stock. As of June 30, 2005, no shares of preferred stock were issued and outstanding.

General

Under our articles of incorporation, the preferred stock may be issued from time to time in one or more series, upon board authorization and without stockholder approval. Within certain legal limits, the board is authorized to determine the terms of any series of preferred stock, including:

•	designation;

•	number of shares;

•	voting rights;

•	dividend rights;

•	liquidation preferences;

•	any redemption, sinking fund or conversion provisions; and

•	any other terms, limitations and relative rights and preferences.

Thus, the board, without stockholder approval, could authorize preferred stock to be issued with voting, conversion and other rights that could adversely affect the voting power and other rights of common stockholders or other outstanding series of preferred stock.

Each series of preferred stock will have the dividend, liquidation, redemption and voting rights described below unless otherwise described in a prospectus supplement pertaining to a specific series of preferred stock. The applicable prospectus supplement will describe the following terms of the series of preferred stock in respect of which this prospectus is being delivered:

•	the designation of that series and the number of shares offered;

•	the amount of the liquidation preference, if any, per share or the method of calculating that amount;

•	the initial public offering price at which shares of that series will be issued;

•	the dividend rate, if any, or the method of calculating that rate, the dates on which dividends will be paid and the dates from which dividends will begin to cumulate, if applicable;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights;

•	any additional voting and other rights, preferences, privileges, qualifications, limitations and restrictions;

•	any securities exchange listing;

•	the relative ranking and preferences of that series as to dividend rights and rights upon any liquidation, dissolution or winding up of M&I; and

•	any other terms of that series.

Shares of our preferred stock, when issued against full payment of their purchase price, will be validly issued, fully paid and non-assessable, except to the extent provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law. Under Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, holders of our preferred stock are liable up to an amount equal to the par value of the shares owned by them for all debts owing our employees for services performed for us, but not exceeding six months’ service in any one case. Certain Wisconsin courts have interpreted “par value” to mean the full amount paid upon the purchase of the shares of preferred stock.

Where appropriate, the applicable prospectus supplement will describe the United States federal income tax considerations relevant to the preferred stock.

Rank

Each series of preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank prior to common stock. The rank of each separate series of preferred stock will be described in the applicable prospectus supplement, but all shares of each series will be of equal rank with each other.

Dividends

Holders of each series of preferred stock will be entitled to receive, when, as and if our board declares, cash dividends, payable at the dates and at the rates per share as described in the applicable prospectus supplement. Those rates may be fixed, variable or both.

Dividends may be cumulative or noncumulative, as described in the applicable prospectus supplement. If dividends on a series of preferred stock are noncumulative and if our board fails to declare a dividend for a dividend period for that series, then holders of that preferred stock will have no right to receive a dividend for that dividend period, and we will have no obligation to pay the dividend for that period, whether or not dividends are declared for any future dividend payment dates. If dividends on a series of preferred stock are cumulative, the dividends on those shares will accrue from and after the date mentioned in the applicable prospectus supplement.

Redemption

The terms on which any series of preferred stock may be redeemed will be in the applicable prospectus supplement. All shares of preferred stock which we redeem, purchase or acquire, including shares surrendered for conversion or exchange, shall be retired and restored to the status of authorized but unissued shares, but may be reissued only as a part of the preferred stock other than the series of which they were originally a part.

Liquidation

In the event of our voluntary or involuntary liquidation, dissolution or winding up, preferred stockholders of any particular series will be entitled, subject to creditors’ rights and holders of any series of preferred stock ranking senior as to liquidation rights, but before any distribution to common stockholders or holders of any series of preferred stock ranking junior as to liquidation rights, to receive a liquidating distribution in the amount of the liquidation preference, if any, per share as mentioned in the applicable prospectus supplement, plus accrued and unpaid dividends for the current dividend period. This would include any accumulation of unpaid dividends for prior dividend periods, if dividends on that series of preferred stock are cumulative. If the amounts available for distribution upon our liquidation, dissolution or winding up are not sufficient to satisfy the full liquidation rights of all the outstanding preferred stock of that series and all stock ranking equal to that series of preferred stock, then the holders of each series of that stock will share ratably in any distribution of assets in proportion to the full respective preferential amount, which may include accumulated dividends, to which they are entitled. After the full amount of the liquidation preference is paid, the holders of preferred stock will not be entitled to any further participation in any distribution of our assets.

Voting

The voting rights of preferred stock of any series will be described in the applicable prospectus supplement.

Under Wisconsin law, regardless of whether a class or a series of shares is granted voting rights by the terms of our articles of incorporation, the shareholders of that class or series are entitled to vote as a separate voting group, or together with other similarly affected series, on certain amendments to our articles of incorporation and certain other fundamental changes that directly affect that class or series.

Under regulations of the Federal Reserve Board, if the holders of any series of preferred stock become entitled to vote for the election of directors because dividends on that series are in arrears, that series may then be deemed a “class of voting securities,” and a holder of 25% or more of that series (or a holder of 5% or more if it otherwise exercises a “controlling influence” over M&I) may then be subject to regulation as a bank holding company. In addition, in that event:

•

any bank holding company may be required to obtain Federal Reserve Board approval, and any foreign bank, and any company that controls a foreign bank, that has certain types of U.S. banking operations may be required to obtain Federal Reserve Board approval under the International Banking Act of 1978, to acquire 5% or more of that series of preferred stock; and

•

any person other than a bank holding company may be required to obtain Federal Reserve Board approval under the Change in Bank Control Act of 1978 to acquire 10% or more of that series of preferred stock.

Conversion or Exchange

The terms on which preferred stock of any series may be converted into or exchanged for another class or series of securities will be described in the applicable prospectus supplement.

Other Rights

The shares of a series of preferred stock may have the preferences, voting powers or relative, participating, optional or other special rights as may be described in the applicable prospectus supplement, our articles of incorporation, or as otherwise required by law. The holders of preferred stock will not have any preemptive rights to subscribe to any of our securities.

Title

M&I, the transfer agent and registrar for a series of preferred stock, and any of their agents may treat the registered owner of that preferred stock as the absolute owner of that stock, whether or not any payment for that preferred stock shall be overdue and despite any notice to the contrary, for any purpose. See also “Global Securities.”

Transfer Agent and Registrar

Unless the applicable prospectus supplement specifies otherwise, the transfer agent, registrar and dividend disbursement agent for each series of preferred stock will be Continental Stock Transfer & Trust Company.

DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms and provisions of the depositary shares. The prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement. The specific terms may differ from the general description of terms described below.

We have summarized the material terms and provisions of the deposit agreement, the depositary shares and the depositary receipts in this section. We have also filed the form of deposit agreement, including the form of depositary receipt, as an exhibit to the registration statement of which this prospectus is a part. You should read the forms of deposit agreement and depositary receipt relating to a series of preferred stock for additional information before you buy any depositary shares that represent preferred stock of that series.

General

We may offer fractional interests in preferred stock, rather than full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million, which we refer to in this prospectus as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion, exchange and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

Unless we specify otherwise in the applicable prospectus supplement, you will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.

Where appropriate, the applicable prospectus supplement will describe the United States federal income tax considerations relevant to the depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary shares representing the shares of preferred stock in proportion to the number of depositary shares owned by the holders on the relevant record date. The depositary will not distribute amounts less than one cent. The depositary will distribute any balance with the next sum received for distribution to record holders of depositary shares.

If there is a distribution other than in cash, the depositary will distribute property to the holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary shares.

Conversion and Exchange

If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Redemption of Depositary Shares

If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The depositary will mail notice of redemption between 30 to 60 days prior to the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary’s records. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

Voting the Preferred Stock

When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to the preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder’s depositary shares should be voted.

The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions received. We will agree to take all action requested by and deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in that manner. The depositary will not vote any preferred stock for which it does not receive specific instructions from the holders of the depositary shares relating to such preferred stock, unless otherwise indicated in the applicable prospectus supplement.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless approved by the record holders of at least a majority of the depositary shares then outstanding. A deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares relating to the deposit agreement have been redeemed or reacquired by us;

•	all preferred stock of the relevant series has been withdrawn; or

•

there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up of our business and the distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.

Miscellaneous

We will forward to the depositary, for distribution to the holders of depositary shares, all reports and communications that we must furnish to the holders of the preferred stock.

Neither the depositary nor we will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of duties set forth in the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished to us and/or the depositary. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of:

•	our debt securities, preferred stock, depositary shares or common stock;

•	securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above;

•	currencies; or

•	commodities.

The price of our debt securities or price per share of common stock, preferred stock or depositary shares, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•

whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	United States federal income tax considerations relevant to the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	United States federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

DESCRIPTION OF WARRANTS

This section describes the general terms and provisions of the warrants. The prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those warrants.

We may issue warrants for the purchase of debt securities, preferred stock, depositary shares or common stock. Warrants may be issued alone or together with securities offered by any prospectus supplement and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not act as an agent or trustee for any holders of warrants.

We have summarized the material terms and provisions of the warrant agreements and warrants in this section. We have also filed the forms of warrant agreements and the certificates representing the warrants as exhibits to the registration statement of which this prospectus is a part. You should read the applicable forms of warrant agreement and warrant certificate for additional information before you buy any warrants.

General

If warrants for the purchase of debt securities are offered, the applicable prospectus supplement will describe the terms of those warrants, including the following if applicable:

•	the offering price;

•	the currencies in which the warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of the debt securities that can be purchased if a holder exercises the warrants;

•

the designation and terms of any series of debt securities, preferred stock, depositary shares or other securities with which the warrants are being offered and the number of warrants offered with each debt security, share of preferred stock, depositary share or other security;

•	the date on and after which the holder of the warrants can transfer them separately from the related securities;

•

the principal amount of the series of debt securities that can be purchased if a holder exercises the warrant and the price at which and currencies in which the principal amount may be purchased upon exercise;

•	the date on which the right to exercise the warrants begins and the date on which the right expires;

•	whether the warrants will be in registered or bearer form;

•	United States federal income tax consequences; and

•	any other terms of the warrants.

If warrants for the purchase of preferred stock, depositary shares or common stock are offered, the applicable prospectus supplement will describe the terms of those warrants, including the following where applicable:

•	the offering price;

•

the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock or depositary shares, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise or that are underlying the depositary shares that can be purchased upon exercise;

•

the designation and terms of the series of debt securities, preferred stock, depositary shares or other securities with which the warrants are being offered and the number of warrants being offered with each debt security, share of preferred stock, depositary share or other security;

•	the date on and after which the holder of the warrants can transfer them separately from the related securities;

•

the number of shares of preferred stock, depositary shares or shares of common stock that can be purchased if a holder exercises the warrant and the price at which the preferred stock, depositary shares or common stock may be purchased upon each exercise;

•	the date on which the right to exercise the warrants begins and the date on which the right expires;

•	United States federal income tax consequences; and

•	any other terms of the warrants.

Unless we state otherwise in the applicable prospectus supplement, the warrants will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

Until any warrants to purchase debt securities are exercised, the holder of such warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any right to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase preferred stock, depositary shares, common stock or other securities are exercised, holders of such warrants will not have any rights of holders of the underlying preferred stock, depositary shares, common stock or other securities, including any right to receive dividends or to exercise any voting rights.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of shares of preferred stock, depositary shares or shares of common stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates, or a later date if we extend the time for exercise, unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

•	delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•

delivering the warrant certificate representing the warrants to the warrant agent, or other office indicated in the applicable prospectus supplement, within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price. After you have completed those procedures, we will, as soon as practicable, issue and deliver to you the debt securities, preferred stock, depositary shares or common stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, the warrant agent will issue to you a new warrant certificate for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants if the changes are not inconsistent with the provisions of the warrants and do not materially adversely affect the interests of the holders of the warrants. We, along with the warrant agent, may also modify or amend a warrant agreement and the terms of the warrants if a majority of the then outstanding unexercised warrants affected by the modification or amendment consent. However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the warrants may be made without the consent of each holder affected by the modification or amendment.

Common Stock Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of common stock covered by, a warrant for common stock will be adjusted in the manner set forth in the applicable prospectus supplement if certain events occur, including:

•	if we issue capital stock as a dividend or distribution on the common stock;

•	if we subdivide, reclassify or combine the common stock;

•

if we issue rights or warrants to all holders of common stock entitling them to purchase common stock at less than the current market price, as defined in the warrant agreement for such series of common stock warrants;

•	if we distribute to all holders of common stock evidences of our indebtedness or our assets, excluding certain cash dividends and distributions referred to above; or

•	any other event described in the applicable prospectus supplement.

Except as stated above, the exercise price and number of shares of common stock covered by a common stock warrant will not be adjusted if we issue common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase common stock or securities convertible into or exchangeable for common stock.

Holders of common stock warrants may have additional rights under the following circumstances:

•	a reclassification or change of the common stock;

•	a consolidation, merger or share exchange involving our company; or

•	a sale or conveyance to another corporation of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock are entitled to receive stock, securities, other property or assets, including cash, with respect to or in exchange for common stock, the holders of the common stock warrants then outstanding will be entitled to receive upon exercise of their common stock warrants the kind and amount of shares of stock and other securities or property that they would have received upon the reclassification, change, consolidation, merger, share exchange, sale or conveyance if they had exercised their common stock warrants immediately before the transaction.

DESCRIPTION OF TRUST PREFERRED SECURITIES

The trust preferred securities will be issued by a trust under the terms of a trust agreement. Each trust agreement will be qualified as an indenture under the Trust Indenture Act. Each trust may issue only one series of trust preferred securities. The property trustee will act as trustee for each series of trust preferred securities under the applicable trust agreement for purposes of compliance with the provisions of the Trust Indenture Act. The terms of each series of trust preferred securities will include those stated in the applicable trust agreement and those made part of such trust agreement by the Trust Indenture Act.

We have summarized material terms and provisions of the trust preferred securities in this section. This summary is not intended to be complete and is qualified by the trust agreement, the form of which we filed as an exhibit to the registration statement of which this prospectus is a part, the Delaware Statutory Trust Act and the Trust Indenture Act.

Each trust agreement authorizes the trustees of the applicable trust to issue trust securities on behalf of such trust. The trust securities represent undivided beneficial interests in the assets of such trust. We will own, directly or indirectly, including through any intermediate LLC, all of a trust’s common securities. The common securities rank equally, and payments will be made on a pro rata basis, with the trust preferred securities except as set forth below under “—Ranking of Common Securities.”

Each trust agreement does not permit a trust to issue any securities other than the trust securities or to incur any indebtedness. Under each trust agreement, the property trustee will hold title to the debt securities purchased by such trust for the benefit of the holders of the trust securities. The debt securities will either be junior subordinated debt securities issued by us or debt securities issued by one of the LLCs and guaranteed by us on a junior subordinated basis. In either case, the debt securities will be issued under an indenture. See “Description of

M&I Junior Subordinated Debt Securities,” and “Description of LLC Debt Securities and Related M&I Guarantees.”

We may guarantee the trust preferred securities to the extent provided in an applicable prospectus supplement. The trust preferred securities guarantee agreement we execute for the benefit of the holders of trust preferred securities will be a guarantee on a junior subordinated basis with respect to the related trust securities. However, such guarantee will not guarantee payment of distributions or amounts payable on redemption or liquidation of such trust securities when a trust does not have funds on hand available to make such payments. See “Description of Trust Preferred Securities Guarantees.”

Where the applicable prospectus supplement so provides, the trust preferred securities will be convertible into or exchangeable for common stock or preferred stock of M&I to the same extent and on the same terms as the underlying debt securities held by the trust.

The applicable prospectus supplement will set forth any remarketing or extension features of the trust preferred securities.

Distributions

Distributions on each series of trust preferred securities:

•	will be cumulative;

•	will accumulate from the date of original issuance; and

•	will be payable on such dates as specified in the applicable prospectus supplement.

In the event that any date on which distributions are payable on the trust preferred securities is not a business day, then payment of the distribution will be made on the next succeeding business day, and without any interest or other payment in respect to any such delay. Each date on which distributions are payable in accordance with the foregoing is referred to as a “distribution date.” The term “distribution” includes any interest payable on unpaid distributions unless otherwise stated. Unless otherwise specified in the applicable prospectus supplement, a “business day” is a day other than a Saturday, a Sunday, or any other day on which banking institutions in New York, New York, Milwaukee, Wisconsin or Wilmington, Delaware are authorized or required by law or executive order to remain closed.

The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of distributions payable for any period shorter than a full distribution period will be computed on the basis of a 360-day year of twelve 30-day months. Distributions to which holders of trust preferred securities are entitled but are not paid will accumulate additional distributions at the annual rate if and as specified in the applicable prospectus supplement.

If provided in the applicable prospectus supplement, we will have the right under the indenture and the corresponding debt securities to defer the payment of interest on any series of the corresponding debt securities held by the trust for up to a number of consecutive interest payment periods that will be specified in the prospectus supplement relating to such series. We refer to this period as an “extension period.” No extension period may extend beyond the stated maturity of the corresponding debt securities. As a consequence of any such deferral, distributions on the related trust preferred securities would be deferred by the applicable trust during any extension period, but would continue to accumulate additional distributions at the annual rate set forth in the prospectus supplement for such trust preferred securities. See “Description of M&I Junior Subordinated Debt Securities—Restrictions on Certain Payments, Including on Deferral of Interest” and “Description of LLC Debt Securities and Related M&I Guarantees—Restrictions on Certain Payments, Including on Deferral of Interest” for a description of the consequences of our exercise of our deferral right.

The funds available to each trust for distribution to holders of its trust preferred securities will be limited to payments under the corresponding debt securities in which such trust invests the proceeds from the issuance and sale of its trust securities. If M&I or our LLC does not make interest payments on such corresponding debt securities, the property trustee will not have funds available to pay distributions on the related trust preferred securities. To the extent a trust has funds legally available for the payment of such distributions and cash sufficient to make such payments, the payment of distributions is guaranteed by us on the basis set forth under “Description of Trust Preferred Securities Guarantees.”

Distributions on applicable trust preferred securities will be payable to the holders of such securities as they appear on the register of the applicable trust on the relevant record dates, which shall be the 15th calendar day, whether or not a business day, before the distribution date.

Redemption or Exchange

Mandatory Redemption

Upon the repayment or redemption, in whole or in part, of any corresponding debt securities, whether at stated maturity or upon earlier redemption as provided in the indenture, the property trustee will apply the proceeds from such repayment or redemption to redeem a like amount, as defined below, of the related trust securities, upon not less than 30 nor more than 60 days’ notice. The redemption price will equal the aggregate liquidation amount of such trust securities, as defined below, plus accumulated but unpaid distributions to the date of redemption and the related amount of the premium, if any, paid by us or our LLC upon the concurrent redemption of such corresponding debt securities. If less than all of any series of corresponding debt securities are to be repaid or redeemed on a redemption date, then the proceeds from such repayment or redemption will be allocated pro rata to the redemption of the related trust preferred securities and the common securities, except as set forth below under “—Ranking of Common Securities.” The amount of premium, if any, paid by us or our LLC upon the redemption of all or any part of any series of any corresponding debt securities to be repaid or redeemed on a redemption date will be allocated pro rata to the redemption of the related trust preferred securities and common securities, except as set forth below under “—Ranking of Common Securities.”

Unless otherwise specified in the applicable prospectus supplement, we will have the right to redeem any series of corresponding debt securities:

•	on or after such date as may be specified in the applicable prospectus supplement, in whole at any time or in part from time to time; or

•

at any time, in whole, but not in part, upon the occurrence of a tax event, investment company event or capital treatment event, in any case subject to receipt of any required prior approval by the Federal Reserve.

Within 90 days after any tax event, investment company event or capital treatment event in respect of a series of trust preferred securities and common securities that occurs and continues, we will have the right to redeem the corresponding debt securities in whole, but not in part, and thereby cause a mandatory redemption of the related trust preferred securities and common securities in whole, but not in part, at the redemption price. In the event,

•	a tax event, investment company event or capital treatment event in respect of a series of trust preferred securities and common securities occurs and continues, and

•

we do not elect to redeem the corresponding debt securities and thereby cause a mandatory redemption of the related trust preferred securities and common securities or to dissolve the related trust and cause the corresponding debt securities to be distributed to holders of such trust preferred securities and common securities in exchange therefor upon liquidation of the trust as described below, the related trust preferred securities will remain outstanding.

The term “like amount” means:

•

with respect to a redemption of any series of trust securities, trust securities of such series having a liquidation amount equal to that portion of the principal amount of corresponding debt securities to be contemporaneously redeemed in accordance with the indenture, the proceeds of which will be used to pay the redemption price of such trust securities; and

•

with respect to a distribution of corresponding debt securities to holders of any series of trust securities in exchange therefor in connection with a dissolution or liquidation of a trust, corresponding debt securities having a principal amount equal to the liquidation amount of the trust securities of the holder to whom such corresponding debt securities would be distributed.

The term “liquidation amount” means the stated amount per trust security as set forth in the applicable prospectus supplement.

Distribution of Corresponding Debt Securities

We will have the right at any time to liquidate a trust and cause the debt securities to be distributed to the holders of the related trust securities. This may require the prior approval of the Federal Reserve. Upon liquidation of the trust and after satisfaction of the liabilities of creditors of such trust as provided by applicable law, the corresponding debt securities in respect of the related trust securities issued by such trust will be distributed to the holders of such related trust securities in exchange therefor.

After the liquidation date fixed for any distribution of corresponding debt securities for any series of related trust preferred securities:

•	such series of trust preferred securities will no longer be deemed to be outstanding;

•

the depositary or its nominee, as the record holder of such series of trust preferred securities, will receive a registered global certificate or certificates representing the corresponding debt securities to be delivered upon such distribution;

•

any certificates representing such series of trust preferred securities not held by The Depository Trust Company, or DTC, or its nominee or surrendered to the exchange agent will be deemed to represent the corresponding debt securities having a principal amount equal to the stated liquidation amount of such series of trust preferred securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on such series of trust preferred securities until such certificates are so surrendered for transfer or reissuance; and

•	all rights of the holders of such trust preferred securities will cease, except the right to receive corresponding debt securities upon such surrender.

Redemption Procedures

Trust preferred securities redeemed on each redemption date will be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding debt securities. Redemptions of trust preferred securities shall be made and the redemption price shall be payable on each redemption date only to the extent that the applicable trust has funds on hand available for the payment of such redemption price. See also “—Ranking of Common Securities” below. Redemptions of trust preferred securities may require prior approval of the Federal Reserve.

If a trust gives a notice of redemption of its trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of such trust preferred securities. If such trust preferred securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such trust preferred securities funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing such trust preferred securities.

Notwithstanding the foregoing, distributions payable on or before the redemption date for any trust preferred securities called for redemption will be payable to the holders of such trust preferred securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit:

•

all rights of the holders of such trust preferred securities will cease, except the right of the holders of such trust preferred securities to receive the redemption price on the redemption date, but without interest on such redemption price; and

•	such trust preferred securities will cease to be outstanding.

In the event that any date fixed for redemption of trust preferred securities is not a business day, then payment of the redemption price will be made on the next succeeding business day, without any interest or any other payment in respect of any such delay. In the event that payment of the redemption price in respect of trust preferred securities called for redemption is improperly withheld or refused and not paid either by the applicable trust or by us pursuant to the guarantee as described under “Description of Trust Preferred Securities Guarantees,” distributions on such trust preferred securities will continue to accrue at the then-applicable rate, from the redemption date originally established by such trust for such trust preferred securities to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

If less than all of the trust securities issued by a trust are to be redeemed on a redemption date, then the aggregate liquidation amount of such trust securities to be redeemed shall be allocated pro rata to the trust preferred securities and the common securities based upon the relative liquidation amounts of such classes, except as set forth below under “—Ranking of Common Securities.” The property trustee will select the particular trust preferred securities to be redeemed on a pro rata basis not more than 60 days before the redemption date from the outstanding trust preferred securities not previously called for redemption by any method the property trustee deems fair and appropriate, or, if the trust preferred securities are in book-entry only form, in accordance with the procedures of the depositary. The property trustee shall promptly notify the securities registrar in writing of the trust preferred securities selected for redemption and the liquidation amount to be redeemed. For all purposes of the applicable trust agreement, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities shall relate, in the case of any trust preferred securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of trust preferred securities which has been or is to be redeemed.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to the registered address of each holder of trust securities to be redeemed.

Subject to applicable law, including, without limitation, United States federal securities laws, we or our affiliates may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

Ranking of Common Securities

Payment of distributions on, and the redemption price of and the liquidation distribution in respect of, trust preferred securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of such trust preferred securities and common securities, except that upon certain events of default under the applicable trust agreement relating to payment defaults on the corresponding debt securities, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities.

In the case of any event of default under a trust agreement resulting from an event of default under the indenture, we, as holder of a trust’s common securities, will be deemed to have waived any right to act with respect to any such event of default under such trust agreement until the effect of all such events of default with respect to such trust preferred securities have been cured, waived or otherwise eliminated. Until all events of default under such trust agreement with respect to such trust preferred securities have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of such trust preferred securities and not on our behalf, and only the holders of such trust preferred securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

Pursuant to a trust agreement, a trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of:

•	certain events of bankruptcy, dissolution or liquidation of M&I;

•

the written direction from us, as holder of the trust’s common securities, to the property trustee to dissolve the trust and distribute a like amount of the corresponding debt securities to the holders of its trust securities, subject to our having received any required prior approval of the Federal Reserve;

•	redemption of all of its trust preferred securities as described under “—Redemption or Exchange—Mandatory Redemption;” and

•	the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

Except as set forth in the next sentence, if an early dissolution occurs as described above, the property trustee will liquidate the trust as expeditiously as possible by distributing, after satisfaction of liabilities to creditors of such trust as provided by applicable law, to the holders of such trust securities a like amount of the corresponding debt securities. If the property trustee determines that such distribution is not practical or if the early dissolution occurs as a result of the redemption of trust preferred securities, then the holders will be entitled to receive out of the assets of such trust available for distribution to holders and after satisfaction of liabilities to creditors of such trust as provided by applicable law, an amount equal to the aggregate liquidation amount plus accrued and unpaid distributions to the date of payment. If such trust has insufficient assets available to pay in full such aggregate liquidation distribution, then the amounts payable directly by such trust on its trust securities shall be paid on a pro rata basis, except as set forth above under “—Ranking of Common Securities.”

Events of Default; Notice

Any one of the following events constitutes an event of default under the applicable trust agreement, or a “trust event of default,” regardless of the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•	the occurrence of an event of default under the indenture with respect to the corresponding debt securities held by such trust;

•	the default by the trust in the payment of any distribution on any trust security of such trust when such becomes due and payable, and continuation of such default for a period of 30 days;

•	the default by the trust in the payment of any redemption price of any trust security of such trust when such becomes due and payable;

•

the failure to perform or the breach, in any material respect, of any other covenant or warranty of the trustees in the applicable trust agreement for 90 days after the defaulting trustee or trustees have received written notice of the failure to perform or breach in the manner specified in such trust agreement; or

•	the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 90 days.

Within 30 days after any event of default actually known to the property trustee occurs, the property trustee will transmit notice of such event of default to the holders of the trust securities and to the administrative trustees, unless such event of default shall have been cured or waived. We, as sponsor, we or our LLC, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we or they are in compliance with all the conditions and covenants applicable to us and to them under the trust agreement.

The existence of an event of default under the trust agreement, in and of itself, with respect to the corresponding debt securities does not entitle the holders of the related trust preferred securities to accelerate the maturity of such debt securities.

Removal of Trustees

Unless an event of default under the indenture has occurred and is continuing, the property trustee and/or the Delaware trustee may be removed at any time by the holder of the common securities. The property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding related trust preferred securities for cause or if an event of default under the indenture has occurred and is continuing. In no event will the holders of such trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in us, as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

Co-Trustees and Separate Property Trustee

Unless an event of default under the indenture shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, we, as the holder of the common securities, and the administrative trustees shall have the power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of such trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of such trust agreement. If an event of default under the indenture has occurred and is continuing, the property trustee alone shall have power to make such appointment.

Merger or Consolidation of Trustees

Any person into which the property trustee or the Delaware trustee if not a natural person, may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under the trust agreement, provided such person shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trusts

A trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to us or any other person, except as described below or as otherwise described in the applicable trust agreement. Such trust may, at our request, with the consent of the administrative trustees but without the consent of the holders of the applicable trust preferred securities, the property trustee or the Delaware trustee, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any state if:

•	such successor entity either:

–	expressly assumes all of the obligations of such trust with respect to the trust preferred securities, or

–	substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities, or the “successor securities,” so long as the successor securities rank the same as the trust preferred securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	a trustee of such successor entity possessing the same powers and duties as the property trustee is appointed to hold the corresponding debt securities;

•

the successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the trust preferred securities are then listed, if any;

•

such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

•

such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect;

•	such successor entity has a purpose substantially identical to that of such trust;

•

prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the property trustee has received an opinion from counsel to such trust experienced in such matters to the effect that:

–	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect, and

–	following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither such trust nor such successor entity will be required to register as an investment company under the Investment Company Act; and

•

we or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the applicable guarantee.

Notwithstanding the foregoing, a trust may not, except with the consent of holders of 100% in liquidation amount of its trust preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of the Trust Agreement

Except as provided below and under “Description of Trust Preferred Securities Guarantees—Amendments and Assignment” and as otherwise required by law and the applicable trust agreement, the holders of trust preferred securities will have no voting rights.

We and the administrative trustees may amend a trust agreement without the consent of the holders of its trust preferred securities, unless such amendment will materially and adversely affect the interests of any holder of trust preferred securities, to:

•

cure any ambiguity, correct or supplement any provisions in such trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such trust agreement, which may not be inconsistent with the other provisions of such trust agreement; or

•

modify, eliminate or add to any provisions of such trust agreement to such extent as shall be necessary to ensure that such trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding, to ensure that such trust will not be required to register as an “investment company” under the Investment Company Act or to ensure the treatment of the trust preferred securities as Tier 1 regulatory capital under prevailing Federal Reserve rules and regulations.

Any such amendment shall become effective when notice thereof is given to the holders of the trust preferred securities.

We, the administrative trustees and the property trustee may generally amend a trust agreement with:

•	the consent of holders representing not less than a majority, based upon liquidation amounts, of the outstanding trust preferred securities; and

•

receipt by the trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees in accordance with such amendment will not affect such trust’s status as a grantor trust for United States federal income tax purposes or the trust’s exemption from status as an “investment company” under the Investment Company Act.

However, without the consent of each holder of trust securities, a trust agreement may not be amended to:

•	change the amount or timing of any distribution required to be made in respect of such trust securities as of a specified date; or

•	restrict the right of a holder of such trust securities to institute a suit for the enforcement of any such payment on or after such date.

So long as the property trustee holds any corresponding debt securities, the trustees may not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding trust preferred securities:

•

direct the time, method and place of conducting any proceeding for any remedy available to the trustee for the debt securities, or executing any trust or power conferred on the trustee with respect to such corresponding debt securities;

•	waive any past default that is waivable under the indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the corresponding debt securities is due and payable; or

•	consent to any amendment, modification or termination of the indenture or such corresponding debt securities, where such consent shall be required.

If a consent under the indenture would require the consent of each holder of corresponding debt securities affected thereby, no such consent may be given by the property trustee without the prior consent of each holder of the corresponding trust preferred securities.

The property trustee will notify each holder of the trust preferred securities of any notice of default with respect to the corresponding debt securities. In addition to obtaining the foregoing approvals of the holders of the trust preferred securities, before taking any of the foregoing actions, the trustees will obtain an opinion of counsel experienced in such matters to the effect that such action would not cause such trust to be classified as other than a grantor trust for United States federal income tax purposes. The property trustee may not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except by subsequent vote of the holders of the trust preferred securities.

Any required approval of holders of trust preferred securities may be given at a meeting of holders of trust preferred securities convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of trust preferred securities in the manner set forth in the applicable trust agreement.

No vote or consent of the holders of trust preferred securities will be required for a trust to redeem and cancel its trust preferred securities in accordance with the applicable trust agreement.

Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that are owned by us or our affiliates or the trustees or any of their affiliates, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Payment and Paying Agent

Payments on the trust preferred securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates. If any trust preferred securities are not held by the depositary, such payments shall be made by check mailed to the address of the holder as such address shall appear on the register.

Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be M&I Marshall & Ilsley Bank and any co-paying agent chosen by the property trustee and acceptable to us and to the administrative trustees. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to the administrative trustees and to the property trustee. In the event that M&I Marshall & Ilsley Bank shall no longer be the paying agent, the property trustee will appoint a successor to act as paying agent, which will be a bank or trust company acceptable to the administrative trustees and to us.

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement, M&I Marshall & Ilsley Bank will act as registrar and transfer agent for the trust preferred securities.

Registration of transfers of trust preferred securities will be effected without charge by or on behalf of the applicable trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. A trust will not be required to register or cause to be registered the transfer of its trust preferred securities after such trust preferred securities have been called for redemption.

Information Concerning the Property Trustee

Other than during the occurrence and continuance of an event of default under the trust agreement, the property trustee undertakes to perform only the duties that are specifically set forth in the applicable trust agreement. After an event of default under the trust agreement, the property trustee must exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of trust preferred securities unless it is offered indemnity satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred. If no event of default under the trust agreement has occurred and is continuing and the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in such trust agreement or is unsure of the application of any provision of such trust agreement, and the matter is not one upon which holders of trust preferred securities are entitled under the applicable trust agreement to vote, then the property trustee will take any action that we direct. If we do not provide direction, the property trustee may take any action that it deems advisable and in the interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

We and our affiliates may maintain certain accounts and other banking relationships with the property trustee and its affiliates in the ordinary course of business.

Trust Expenses

Pursuant to the applicable trust agreement, we, as sponsor, agree to pay:

•	all debts and other obligations of the applicable trust (other than with respect to the trust preferred securities);

•

all costs and expenses of such trust, including costs and expenses relating to the organization of such trust, the fees and expenses of the trustees and the cost and expenses relating to the operation of such trust; and

•	any and all taxes and costs and expenses with respect thereto, other than United States withholding taxes, to which such trust might become subject.

Governing Law

The trust agreements will be governed by and construed in accordance with the laws of Delaware.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the applicable trust in such a way that it will not be required to register as an “investment company” under the Investment Company Act or characterized as other than a grantor trust for United States federal income tax purposes. The administrative trustees are authorized and directed to conduct their affairs so that the corresponding debt securities will be treated as indebtedness of M&I for United States federal income tax purposes.

In this regard, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the applicable trust or the applicable trust agreement, that we and the administrative trustees determine to be necessary or desirable to achieve such end, as long as such action does not materially and adversely affect the interests of the holders of the applicable trust preferred securities.

Holders of the trust preferred securities have no preemptive or similar rights.

No trust may borrow money or issue debt or mortgage or pledge any of its assets.

DESCRIPTION OF TRUST COMMON SECURITIES

In connection with the issuance of trust preferred securities, the applicable trust will issue one series of common securities. The prospectus supplement relating to such issuance will specify the terms of such common securities, including distributions, redemption, voting and liquidation rights. Except for voting rights, the terms of the common securities will be substantially identical to the terms of the trust preferred securities. The common securities will rank equally, and payments will be made on the common securities pro rata, with the trust preferred securities, except as set forth under “Description of Trust Preferred Securities—Ranking of Common Securities.” Except in limited circumstances, the common securities of a trust carry the right to vote to appoint, remove or replace any of the trustees of that trust. We will own, directly or indirectly (including through an intermediate LLC), all of the common securities of the trusts.

DESCRIPTION OF TRUST PREFERRED SECURITIES GUARANTEES

Set forth below is a summary of information concerning the guarantee that we will execute and deliver for the benefit of the holders of trust preferred securities when a trust issues trust securities, unless specified otherwise in the applicable prospectus supplement. Each trust preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. The guarantee trustee for purposes of the Trust Indenture Act will be named in the applicable prospectus supplement. The guarantee trustee will hold the trust preferred securities guarantee for the benefit of the holders of the trust preferred securities. We have filed the form of the trust preferred securities guarantee as an exhibit to the registration statement of which this prospectus is a part. You should read the trust preferred securities guarantee for additional information before you purchase any trust preferred securities.

When we refer in this section to the “debt securities” owned by a trust, we mean the junior subordinated debt securities issued by us or the debt securities issued by one of the LLCs and guaranteed by us on a junior subordinated basis, as specified in the applicable prospectus supplement.

General

Under a trust preferred securities guarantee, we will irrevocably and unconditionally agree to pay in full to the holders of the trust securities, except to the extent paid by the applicable trust, as and when due, regardless of any defense, right of set-off or counterclaim which such trust may have or assert, the following payments, which are referred to as “guarantee payments,” without duplication:

•	any accrued and unpaid distributions that are required to be paid on the trust preferred securities, to the extent such trust has funds available for distributions;

•

the redemption price, plus all accrued and unpaid distributions relating to any trust preferred securities called for redemption by such trust, to the extent such trust has funds available for redemptions; and

•

upon a voluntary or involuntary dissolution, winding-up or termination of such trust, other than in connection with the distribution of debt securities to the holders of trust preferred securities or the redemption of all of the trust preferred securities, the lesser of:

–	the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities to the date of payment to the extent such trust has funds available; and

–	the amount of assets of such trust remaining for distribution to holders of the trust preferred securities in liquidation of such trust.

The redemption price and liquidation amount will be fixed at the time the trust preferred securities are issued.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts to the holders of trust preferred securities or by causing the applicable trust to pay such amounts to such holders.

A trust preferred securities guarantee will not apply to any payment of distributions except to the extent a trust shall have funds available for such payments. If we do not make interest payments on the junior subordinated debt securities purchased by a trust, or an LLC does not make interest payments on the debt issued by it and purchased by a trust, such trust will not pay distributions on the trust preferred securities and will not have funds available for such payments. See “—Status of the Guarantees” below. Because we are a holding company, our rights to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. Except as otherwise described in the applicable prospectus supplement, the trust preferred securities guarantees do not limit the incurrence or issuance by us of other secured or unsecured debt.

A trust preferred securities guarantee, when taken together with our obligations under the indenture under which the related debt securities are issued and the applicable trust agreement, including in each case our obligations to pay costs, expenses, debts and liabilities of the applicable trust, other than those relating to trust securities, will provide a full and unconditional guarantee on a subordinated basis of payments due on the trust preferred securities.

Unless otherwise specified in the applicable prospectus supplement, we will also agree separately to irrevocably and unconditionally guarantee the obligations of each trust with respect to the common securities to the same extent as the trust preferred securities guarantees.

Status of the Guarantees

A guarantee will be unsecured and will rank:

•	subordinate and junior in right of payment to all our other liabilities in the same manner as our junior subordinated debt securities as set forth in the junior subordinated indenture; and

•

equally with all other trust preferred security guarantees that we issue, all other LLC debt security guarantees that we issue, our junior subordinated debt securities and any of our other obligations that rank equally with such guarantee.

A guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may sue the guarantor to enforce its rights under the guarantee without suing any other person or entity. A guarantee will be held for the benefit of the holders of the related trust securities. A guarantee will be discharged only by payment of the guarantee payments in full to the extent not paid by the trust or upon the distribution of the debt securities.

Amendments and Assignment

A trust preferred securities guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding relevant trust preferred securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of such trust preferred securities in any material respect. All guarantees and agreements contained in a trust preferred securities guarantee will bind our successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the trust preferred securities then outstanding.

Termination of the Guarantees

A trust preferred securities guarantee will terminate (1) upon full payment of the redemption price of all related trust preferred securities, (2) upon distribution of the corresponding debt securities to the holders of the related trust securities or (3) upon full payment of the amounts payable in accordance with the applicable trust agreement upon liquidation of the trust. A trust preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of related trust preferred securities must restore payment of any sums paid under the related trust preferred securities or the trust preferred securities guarantee.

Events of Default

An event of default under a trust preferred securities guarantee will occur if we fail to perform any payment obligation or if we fail to perform any other obligation under such guarantee and such default remains unremedied for 30 days.

The holders of a majority in liquidation amount of the related trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the applicable trust preferred securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. Any holder of related trust preferred securities may institute a legal proceeding directly against us to enforce the guarantee trustee’s rights and our obligations under the applicable trust preferred securities guarantee, without first instituting a legal proceeding against such trust, the guarantee trustee or any other person or entity.

As guarantor, we are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all applicable conditions and covenants under the trust preferred securities guarantee.

Information Concerning the Guarantee Trustee

Prior to the occurrence of an event of default relating to a trust preferred securities guarantee, the guarantee trustee is required to perform only the duties that are specifically set forth in such trust preferred securities guarantee. Following the occurrence of an event of default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the trust preferred securities guarantee at the request of any holder of trust preferred securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

We and our affiliates may maintain certain accounts and other banking relationships with the guarantee trustee and its affiliates in the ordinary course of business.

Governing Law

The trust preferred securities guarantees will be governed by and construed in accordance with the internal laws of the state of New York.

RELATIONSHIP AMONG TRUST PREFERRED SECURITIES, CORRESPONDING

DEBT SECURITIES AND M&I GUARANTEES

As set forth in the applicable trust agreement, the sole purpose of a trust is to issue the trust securities and to invest the proceeds in the corresponding junior subordinated debt securities issued by us or debt securities by one of the LLCs and guaranteed by us on a junior subordinated basis. When we refer in this section to the “debt securities” owned by a trust, we mean the junior subordinated debt securities issued by us or the debt securities issued by one of the LLCs and guaranteed by us on a junior subordinated basis, as specified in the applicable prospectus supplement.

As long as payments of interest and other payments are made when due on the applicable series of debt securities, those payments will be sufficient to cover the distributions and payments due on the related trust securities. This is due to the following factors:

•	the aggregate principal amount of such debt securities will be equal to the sum of the aggregate stated liquidation amount of such trust securities;

•	the interest rate and the interest and other payment dates on such debt securities will match the distribution rate and distribution and other payment dates for such trust securities;

•

under the indenture, we will pay, and the applicable trust will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of such trust, other than those relating to such trust securities; and

•	the applicable trust agreement further provides that the trustees may not cause or permit the trust to engage in any activity that is not consistent with the purposes of the trust.

To the extent that funds are available, we guarantee payments of distributions and other payments due on trust preferred securities to the extent described in this prospectus. If M&I or the LLC does not make interest payments on the applicable series of debt securities, the related trust will not have sufficient funds to pay distributions on the trust preferred securities. A trust preferred securities guarantee is a subordinated guarantee in relation to the trust preferred securities. A trust preferred securities guarantee does not apply to any payment of distributions unless and until such trust has sufficient funds for the payment of such distributions. See “Description of Trust Preferred Securities Guarantees.”

We have the right to set off any payment that we are otherwise required to make under the junior subordinated indenture or with respect to any guarantee of LLC debt with any payment that we have previously made or are concurrently on the date of such payment making under a related trust preferred securities guarantee.

A trust preferred securities guarantee covers the payment of distributions and other payments on the trust preferred securities only if and to the extent that M&I or the LLC has made a payment of interest or principal or other payments on the corresponding debt securities. A trust preferred securities guarantee, when taken together with our obligations under the corresponding junior subordinated debt securities and the junior subordinated indenture and our obligations under the applicable trust agreement, or our obligations with respect to our guarantee of the LLC debt securities, as the case may be, will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the related trust preferred securities.

If M&I or the LLC fails to make interest or other payments on the debt securities when due, taking account of any extension period, the applicable trust agreement allows the holders of the related trust preferred securities to direct the property trustee to enforce its rights under the debt securities. If the property trustee fails to enforce these rights, any holder of such trust preferred securities may directly sue us to enforce such rights without first suing the property trustee or any other person or entity. See “Description of Trust Preferred Securities—Voting Rights; Amendment of the Trust Agreement.”

A holder of trust preferred securities may institute a direct action if M&I or the LLC fails to make interest or other payments on the debt securities when due, taking account of any extension period. A direct action may be brought without first:

•	directing the property trustee to enforce the terms of the corresponding debt securities; or

•	suing us to enforce the property trustee’s rights under such debt securities.

In connection with such direct action, we will be subrogated to the rights of such holder of trust preferred securities under the applicable trust agreement to the extent of any payment made by us to such holder of trust preferred securities. Consequently, we will be entitled to payment of amounts that a holder of trust preferred securities receives in respect of an unpaid distribution to the extent that such holder receives or has already received full payment relating to such unpaid distribution from such trust.

We acknowledge that the guarantee trustee will enforce the trust preferred securities guarantees on behalf of the holders of the trust preferred securities. If we fail to make payments under the trust preferred securities guarantee, the holders of the related trust preferred securities may direct the guarantee trustee to enforce its rights under such guarantee. If the guarantee trustee fails to enforce the trust preferred securities guarantee, any holder of trust preferred securities may directly sue us to enforce the guarantee trustee’s rights under the trust preferred securities guarantee. Such holder need not first sue the applicable trust, the guarantee trustee, or any other person or entity. A holder of trust preferred securities may also directly sue us to enforce such holder’s right to receive payment under the trust preferred securities guarantees. Such holder need not first direct the guarantee trustee to enforce the terms of the trust preferred securities guarantee or sue such trust or any other person or entity.

We and each trust believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by us of payments due on the trust preferred securities. See “Description of Trust Preferred Securities Guarantees—General.”

Limited Purpose of Trust

Each trust’s preferred securities evidence a beneficial interest in the assets of such trust, and such trust exists for the sole purpose of issuing its trust preferred securities and common securities and investing the proceeds in corresponding junior subordinated debt securities issued by M&I or debt securities issued by one of the LLCs. A principal difference between the rights of a holder of a trust preferred security and a holder of a corresponding debt security is that a holder of a corresponding debt security is entitled to receive from the issuer the principal amount of and interest accrued on such corresponding debt securities held, while a holder of trust preferred securities is entitled to receive distributions from such trust, or from us under the related guarantee, if and to the extent such trust has funds available for the payment of such distributions.

Rights Upon Dissolution

Upon any voluntary or involuntary dissolution, winding up or liquidation of a trust involving the liquidation of the corresponding debt securities, after satisfaction of liabilities to creditors of such trust, the holders of the related trust preferred securities will be entitled to receive, out of the assets held by such trust, the liquidation distribution in cash. See “Description of Trust Preferred Securities—Liquidation Distribution Upon Dissolution.” In the case of our junior subordinated debt held by a trust, upon any voluntary or involuntary liquidation or bankruptcy of M&I, the property trustee, as holder of the corresponding junior subordinated debt securities, would be a subordinated creditor of M&I, subordinated in right of payment to all senior debt as set forth in the junior subordinated indenture, but entitled to receive payment in full of principal and interest before any of our stockholders receive distributions. Since we are the guarantor under the guarantee and have agreed to pay for all costs, expenses and liabilities of each trust, other than such trust’s obligations to the holders of its trust preferred securities, the positions of a holder of such trust preferred securities and a holder of such corresponding junior subordinated debt securities relative to other creditors and to our stockholders in the event of liquidation or bankruptcy are expected to be substantially the same. Similarly, in the case of LLC debt securities held by a trust, the debt securities are guaranteed by us on a subordinated basis. As a result, a holder of the LLC debt would be expected to have substantially the same position as a holder of the trust preferred securities in the event of our liquidation or bankruptcy.

CERTAIN ERISA CONSIDERATIONS

The discussion of ERISA set forth below is general in nature and is not intended to be all-inclusive. Fiduciaries of ERISA plans, governmental plans, church plans or other entities whose assets include plan assets subject to ERISA, Section 4975 of the Internal Revenue Code or substantially similar federal, state or local laws should consult with their legal advisors regarding the consequences of an investment in the securities.

General

A fiduciary of an employee benefit plan, or any entity deemed to hold “plan assets” of such a plan, subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, which we refer to as “ERISA,” should consider fiduciary standards under ERISA in the context of the particular circumstances of such plan before authorizing an investment in the securities. Such fiduciary should consider ERISA’s diversification and prudence requirements and whether the investment is in accordance with the documents and instruments governing the plan and the fiduciary. In addition, ERISA and the Internal Revenue Code of 1986, as amended, prohibit a wide range of transactions involving, on the one hand, the assets of an employee benefit plan subject to ERISA or the assets of a plan subject to Section 4975 of the Internal Revenue Code (including individual retirement accounts, individual retirement annuities and Keogh plans) or any entity in which such plan invests whose assets are deemed “plan assets” (referred to as “ERISA plan”) and, on the other hand, persons who have certain specified relationships to the ERISA plan (“parties in interest,” within the meaning of ERISA, and “disqualified persons,” within the meaning of the Internal Revenue Code). We refer to these transactions as “prohibited transactions.” If not covered by a statutory or administrative exemption, prohibited transactions may require “correction” and may cause the ERISA plan fiduciary to incur certain liabilities and the parties in interest or disqualified persons to be subject to civil penalties and excise taxes.

Governmental plans and certain church plans (each as defined under ERISA) are not subject to the prohibited transaction rules. Such plans may, however, be subject to substantially similar federal, state or local laws or regulations. Any fiduciary of a governmental or church plan considering an investment in the securities should determine the need for, and the availability, if necessary, of any exemptive relief under such laws or regulations.

Prohibited Transactions

We may be a party in interest or a disqualified person with respect to an ERISA plan investing in the securities as a result of various financial services (including trustee, custodian, investment management or other services) our affiliates may provide to ERISA plans. Therefore, an investment by an ERISA plan may give rise to a prohibited transaction in the form of a sale of property by us to the investing ERISA plan or an extension of credit by the investing ERISA plan to us. Consequently, before investing in the securities, any person who is, or who is acquiring the securities for, or on behalf of an ERISA plan must determine that the acquisition and holding of the securities will not result in a prohibited transaction or that a statutory or administrative exemption from the prohibited transaction rules is applicable to the investment in the securities.

The statutory or administrative exemptions from the prohibited transaction rules under ERISA and the Internal Revenue Code which may be available to an ERISA plan which is investing in the securities (collectively referred to as the “ERISA investor exemptions”) include:

•	Prohibited Transaction Class Exemption (“PTCE”) 90-1, regarding investments by insurance company pooled separate accounts;

•	PTCE 91-38, regarding investments by bank collective investment funds;

•	PTCE 84-14, regarding transactions effected by qualified professional asset managers;

•	PTCE 96-23, regarding transactions effected by in-house asset managers; and

•	PTCE 95-60, regarding investments by insurance company general accounts.

The securities may not be acquired by any person who is, or who in acquiring the securities is using the assets of, an ERISA plan unless the purchase and holding of securities by such ERISA plan is eligible for, and satisfies all requirements of one of the ERISA investor exemptions or another applicable exemption. The acquisition of the securities by any person or entity who is, or who in acquiring such securities is using the assets of, an ERISA plan shall be deemed to constitute a representation by such person or entity that it is eligible for and satisfies all requirements required for, exemptive relief pursuant to the ERISA investor exemptions or another applicable exemption with respect to the acquisition and holding of the securities. The acquisition of the securities by any person or entity who is, or who in acquiring such securities is using the assets of, a governmental or church plan shall be deemed to constitute a representation by such person or entity to us that the acquisition and holding of the securities are not prohibited by any federal, state or local laws or regulations applicable to such plan.

GLOBAL SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, securities other than common stock will be issued in the form of one or more global certificates, or “global securities,” registered in the name of a depositary or its nominee. Unless otherwise indicated in the applicable prospectus supplement, the depositary will be The Depository Trust Company, commonly referred to as DTC. DTC has informed us that its nominee will be Cede & Co. Accordingly, we expect Cede & Co. to be the initial registered holder of all securities that are issued in global form. No person that acquires a beneficial interest in those securities will be entitled to receive a certificate representing that person’s interest in the securities except as described herein or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders of securities issued in global form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of these securities.

DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, LLC and the National Association of Securities Dealers, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Persons that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through participants and indirect participants. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by our designated agent to Cede & Co., as nominee for DTC. DTC will forward such payments to its participants, who will then forward them to indirect participants or holders. Holders will not be recognized by the relevant registrar, transfer agent, trustee, depositary or warrant agent as registered holders of the securities entitled to the benefits of our articles of incorporation or the applicable indenture, deposit agreement, warrant agreement, trust agreement or guarantee. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations as currently in effect, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. DTC rules require participants and indirect participants with which beneficial securities owners have accounts to make book-entry transfers and receive and transmit payments on behalf of their respective account holders.

Because DTC can act only on behalf of

•	participants, who in turn act only on behalf of participants or indirect participants, and

•	certain banks, trust companies and other persons approved by it,

the ability of a beneficial owner of securities issued in global form to pledge such securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for these securities.

DTC has advised us that DTC will take any action permitted to be taken by a registered holder of any securities under our articles of incorporation or the relevant indenture, deposit agreement, warrant agreement, trust agreement or guarantee only at the direction of one or more participants to whose accounts with DTC such securities are credited.

Unless otherwise indicated in the applicable prospectus supplement, a global security will be exchangeable for the relevant definitive securities registered in the names of persons other than DTC or its nominee only if:

•

DTC notifies us that it is unwilling or unable to continue as depositary for that global security or if DTC ceases to be a clearing agency registered under the Exchange Act when DTC is required to be so registered;

•

we execute and deliver to the relevant registrar, transfer agent, trustee, depositary and/or warrant agent an order complying with the requirements of the applicable indenture, deposit agreement or warrant agreement that the global security will be exchangeable for definitive securities in registered form; or

•

there has occurred and is continuing a default in the payment of any amount due in respect of the securities or, in the case of debt securities, an event of default or an event that, with the giving of notice or lapse of time, or both, would constitute an event of default with respect to these debt securities.

Any global security that is exchangeable under the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

Upon the occurrence of any event described in the above paragraph, DTC is generally required to notify all participants of the availability of definitive securities. Upon DTC surrendering the global security representing the securities and delivery of instructions for re-registration, the registrar, transfer agent, trustee, depositary or warrant agent, as the case may be, will reissue the securities as definitive securities, and then such persons will recognize the holders of such definitive securities as registered holders of securities entitled to the benefits of our articles or the relevant indenture, deposit agreement and/or warrant agreement.

Redemption notices will be sent to Cede & Co. as the registered holder of the global securities. If less than all of a series of debt securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Except as described above, the global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depositary we appoint. Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a global security evidencing all or part of any securities unless the beneficial interest is in an amount equal to an authorized denomination for these securities.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we, the trusts and the LLCs believe to be accurate, but we assume no responsibility for the accuracy thereof. None of M&I, the trusts, the LLCs, the trustees, any registrar and transfer agent, any warrant agent or any depositary, or any agent of any of them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a global security, in some cases, may trade in the DTC’s same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by DTC to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global security upon the original issuance of this security may be required to be made in immediately available funds.

PLAN OF DISTRIBUTION

We, the trusts and the LLCs may sell the securities offered by this prospectus to or through underwriters or dealers, through agents, directly to one or more purchasers or through a combination of methods. No commission will be payable and no discount will be allowed on any sales we or our affiliates make directly. We may also offer the securities in exchange for our other securities.

Underwriters, dealers and agents that participate in the distribution of the securities offered under this prospectus may be underwriters as defined in the Securities Act of 1933 and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation, including any underwriting discount or commission, will be described in the applicable prospectus supplement. The prospectus supplement will also describe other terms of the offering, including the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed. The maximum discount or commission that may be received by any member of the National Association of Securities Dealers, Inc. (commonly referred to as the “NASD”) for sales of securities pursuant to this prospectus will not exceed 8.00%.

The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

In connection with an offering of securities, underwriters may purchase and sell these securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by underwriters with respect to the offering. Stabilizing transactions consist of certain bids or purchases for preventing or retarding a decline in the market price of the securities; and short positions created by underwriters involve the sale by underwriters of a greater number of securities than they are required to purchase from us in the offering. Underwriters also may impose a penalty bid, by which selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by underwriters if such securities are repurchased by underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued without notice at any time.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.

We may sell our common stock in “at the market offerings” in accordance with Rule 415(a)(4) under the Securities Act. Such sales may be made at other than a fixed price directly on or through the facilities of the New York Stock Exchange or through a market maker other than on an exchange. We intend to use RBC Capital Markets Corporation and/or Robert W. Baird & Co., Inc. for such sales.

If the securities offered under this prospectus are issued in exchange for our outstanding securities, the applicable prospectus supplement will set forth the terms of the exchange, the identity of and the terms of sale of the securities offered under this prospectus by the selling security holders.

If the applicable prospectus supplement indicates, we, a trust or an LLC will authorize dealers or our agents to solicit offers by institutions to purchase offered securities from us under contracts that provide for payment and delivery on a future date. We, a trust or an LLC must approve all institutions, but they may include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

The institutional purchaser’s obligations under the contract are only subject to the condition that the purchase of the offered securities at the time of delivery is allowed by the laws that govern the purchaser. The dealers and our agents will not be responsible for the validity or performance of the contracts.

We, the trusts and the LLCs may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.

If we offer bearer debt securities under this prospectus, each underwriter, dealer and agent that participates in the distribution of any original issuance of bearer debt securities will agree not to offer, sell or deliver bearer debt securities to a United States citizen or to any person within the United States, unless federal law permits otherwise.

When we, a trust or an LLC issue the securities offered by this prospectus, except for shares of common stock or debt securities issued upon a reopening of an existing series of debt securities, they may be new securities without an established trading market. The securities may or may not be listed on a national securities exchange or the Nasdaq National Market. If we, trust or an LLC sell a security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

Underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses. In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

LEGAL MATTERS

The validity of the securities offered by us and the LLCs pursuant to this prospectus will be passed upon for us by Godfrey & Kahn, S.C., Milwaukee, Wisconsin. Godfrey & Kahn, S.C. will rely upon the opinion of Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois, as to matters involving the law of the State of New York. Richards, Layton & Finger, P.A., special Delaware counsel for the trusts, will pass upon certain legal matters for the trusts. Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriters or agents by Mayer, Brown, Rowe & Maw LLP.

EXPERTS

The consolidated financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from our annual report on Form 10-K for the year ended December 31, 2004, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.